EXHIBIT 13.3

 .

Combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023,

and Independent auditor’s report

1

2

Report of Independent Auditors

To

The Board of Directors and Shareholders of

Raízen S.A.

Opinion

We have audited the combined consolidated financial statements of Raízen S.A. (the Company), which comprise the consolidated statements of financial position as of March 31, 2023 and 2022, and the related combined consolidated statements of income, comprehensive income, changes in equity and cash flows for the three years in the period ended March 31, 2023, and the related notes (collectively referred to as the “combined consolidated financial statements”).

In our opinion, the accompanying combined consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three-year period ended March 31, 2023 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the combined consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined consolidated financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the combined consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

3

Auditor’s Responsibilities for the Audit of the Combined Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined consolidated financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/Ernst & Young Auditores Independentes S/S Ltda.

São Paulo, Brazil

June 29, 2023

4

 RAÍZEN S.A.

Consolidated statements of financial position

as of March 31, 2023, and 2022

In thousands of Reais - R$

	Note	2023	2022
Assets
Current assets
Cash and cash equivalents	3	8,733,396	8,234,568
Securities	4.a	8,751	87,529
Restricted cash	4.b	1,274,610	2,279,632
Derivative financial instruments	27	6,452,593	5,409,266
Trade accounts receivable	5.a	8,423,769	6,271,015
Inventories	6	10,230,124	9,931,945
Advances to suppliers	14.b	392,647	4,215,961
Biological assets	7	4,140,465	3,913,957
Recoverable income tax and social contribution	17.b	744,795	605,854
Recoverable taxes	8	4,336,386	3,325,080
Dividends receivable		5,182	4,287
Related parties	9.a	1,020,519	975,556
Contract assets	10	577,133	555,612
Other receivables		1,142,061	1,235,078
Total current assets		47,482,431	47,045,340

Non-current assets
Trade accounts receivable	5.a	496,579	366,823
Securities	4.a	167,778	-
Derivative financial instruments	27	2,826,733	2,082,299
Recoverable taxes	8	6,258,711	2,091,851
Related parties	9.a	1,159,965	1,110,082
Advances to suppliers	14.b	220,342	190,506
Contract assets	10	2,654,134	2,530,981
Recoverable income tax and social contribution	17.b	532,188	71,818
Deferred income tax and social contribution	17.d	3,636,927	3,163,593
Judicial deposits	18	744,880	723,460
Other receivables		445,050	547,826
Investments	11	1,378,851	1,354,419
Property, plant and equipment	12	27,119,384	22,264,852
Intangible assets	13	6,151,437	6,020,859
Rights of use asset	15.a	10,276,073	10,779,635
Total non-current assets		64,069,032	53,299,004
Total assets		111,551,463	100,344,344

Notes are an integral part of the combined consolidated financial statements.

5

RAÍZEN S.A.

Consolidated statements of financial position

as of March 31, 2023, and 2022

In thousands of Reais - R$

	Note	2023	2022
Liabilities
Current liabilities
Suppliers	14	21,452,338	19,059,514
Lease liabilities	15.b	2,658,519	2,417,813
Loans and financing	16	4,855,395	1,565,260
Related parties	9.a	2,363,289	1,746,606
Derivative financial instruments	27	6,269,699	7,174,053
Payroll and related charges payable		1,278,828	1,090,396
Income tax and social contribution payable	17.c	41,179	160,666
Taxes payable		678,743	775,748
Dividends and interest on own capital payable	20.b	154,177	269,662
Deferred revenues		66,006	114,699
Bonuses payable		87,115	84,230
Advances from clients	5.b	2,153,912	4,796,239
Other liabilities		2,771,485	1,160,321
Total current liabilities		44,830,685	40,415,207

Non-current liabilities
Lease liabilities	15.b	8,155,990	8,006,891
Loans and financing	16	24,599,543	20,709,616
Related parties	9.a	3,174,168	3,271,094
Advances from clients	5.b	1,393,073	-
Derivative financial instruments	27	1,968,102	1,278,472
Taxes payable		202,283	210,140
Provision for legal disputes	18	1,924,010	1,835,953
Deferred income tax and social contribution	17.d	1,163,830	1,373,942
Bonuses payable		346,349	267,681
Other liabilities		889,269	716,440
Total non-current liabilities		43,816,617	37,670,229
Total liabilities		88,647,302	78,085,436

Equity	20
Share capital		6,859,670	6,859,670
Treasury shares		(194,236)	(40,082)
Additional paid-in capital		10,297,351	10,285,353
Accumulated other comprehensive		2,537,367	1,939,039
Retained earnings		2,751,597	2,604,433
Equity attributable to:
Owners of the Raízen		22,251,749	21,648,413
Interest of non-controlling shareholders		652,412	610,495
Total shareholders’ equity		22,904,161	22,258,908
Total shareholders’ equity and liabilities		111,551,463	100,344,344

Notes are an integral part of the combined consolidated financial statements.

6

RAÍZEN S.A.

Combined consolidated statements of income

Years ended March 31, 2023, 2022 and 2021

In thousands of Reais - R$

	Note	2023	2022	2021
Net operating revenue	22	245,831,790	194,767,318	114,601,988
Cost of products sold, and services provided	24	(230,564,083)	(182,653,455)	(106,608,028)
Gross income		15,267,707	12,113,863	7,993,960

Operating (expenses) revenue
Selling	24	(5,234,882)	(4,195,624)	(3,345,443)
General and administrative	24	(2,553,864)	(2,083,287)	(1,330,703)
Other operating revenue, net	25	737,472	556,405	386,717
Equity accounting result	11	(130,092)	(68,589)	(81,687)
		(7,181,366)	(5,791,095)	(4,371,116)
Income before financial results and income tax and social contribution		8,086,341	6,322,768	3,622,844

Financial results	26
Financial expenses		(3,938,084)	(2,032,662)	(1,699,980)
Financial income		819,660	617,521	533,137
Net exchange variation		(672,473)	2,051,267	(1,432,041)
Net effect of derivatives		(1,031,864)	(2,707,542)	1,182,683
		(4,822,761)	(2,071,416)	(1,416,201)
Income before income tax and social contribution		3,263,580	4,251,352	2,206,643

Income tax and social contribution	17.a
Current		(1,676,607)	(1,419,259)	(1,464,604)
Deferred		916,353	446,539	804,802
		(760,254)	(972,720)	(659,802)
Net income for the year		2,503,326	3,278,632	1,546,841

Attributable to:
Raízen’s controlling shareholders		2,441,126	3,235,755	1,524,474
Raízen’s non-controlling shareholders		62,200	42,877	22,367
		2,503,326	3,278,632	1,546,841

Earnings per share (common and preferred) in R$	20.f
Basic		0.24	0.37	0.17
Diluted		0.24	0.37	0.17

Notes are an integral part of the combined consolidated financial statements.

7

RAÍZEN S.A.

Combined consolidated statements of comprehensive income

Years ended March 31, 2023, 2022 and 2021

In thousands of Reais - R$

	2023	2022	2021
Net income for the year	2,503,326	3,278,632	1,546,841
Comprehensive income
Items that will not be reclassified to statement of income
Actuarial (loss) gain, net	(22,095)	2,603	3,207
Deferred taxes on actuarial gain (loss), net	7,402	(885)	(982)
	(14,693)	1,718	2,225
Items that are or may be reclassified to statement of income
Income (loss) from financial instruments designated as hedge accounting	393,553	1,806,902	(1,895,844)
Other	(4,394)	-	-
Deferred taxes on adjustments	(132,314)	(614,347)	644,587
Effect of foreign currency translation	364,456	(1,021,725)	650,345
	621,301	170,830	(600,912)
Total comprehensive income for the year	606,608	172,548	(598,687)
Comprehensive income for the year	3,109,934	3,451,180	948,154
Attributable to:
Raízen’s controlling shareholders	3,039,454	3,448,344	925,787
Raízen’s non-controlling shareholders	70,480	2,836	22,367
	3,109,934	3,451,180	948,154

Notes are an integral part of the combined consolidated financial statements.

8

RAÍZEN S.A.

Consolidated statements of changes in equity

Years ended March 31, 2023, 2022 and 2021

In thousands of Reais - R$

	Attributable to controlling shareholders
			Additional paid-in capital				Retained earnings
	Share capital	Treasury shares	Transactions with shareholders	Capital reserve	Special reserve - Law No. 8,200/91	Accumulated other comprehensive income	Legal reserve	Tax incentive reserve	Retained profits	Retained earnings	Total	Interest of non-controlling shareholders	Total equity
As of March 31, 2022	6,859,670	(40,082)	42,305	10,242,954	94	1,939,039	197,097	375,803	2,031,533	-	21,648,413	610,495	22,258,908
Comprehensive income for the year
Net income for the year	-	-	-	-	-	-	-	-	-	2,441,126	2,441,126	62,200	2,503,326
Share of equity of investees	-	-	-	-	-	263,899	-	-	-	-	263,899	-	263,899
Net gain with financial instruments designated as hedge accounting	-	-	-	-	-	11,029	-	-	-	-	11,029	-	11,029
Effect of foreign currency translation	-	-	-	-	-	323,400	-	-	-	-	323,400	8,280	331,680
Total comprehensive income for the year	-	-	-	-	-	598,328	-	-	-	2,441,126	3,039,454	70,480	3,109,934
Contributions from shareholders, net
Repurchase of shares (Note 20.d)	-	(185,077)	-	-	-	-	-	-	-	-	(185,077)	-	(185,077)
Exercise of share-based payment (Note 21)	-	30,923	(30,923)	-	-	-	-	-	-	-	-	-	-
Share-based payment (Note 21)	-	-	46,112	-	-	-	-	-	-	-	46,112	-	46,112
Business combination (Note 30.(i))	-	-	-	-	-	-	-	-	-	-	-	1,453	1,453
Dividends and interest on own capital (Note 20.b)	-	-	-	-	-	-	-	-	(2,163,800)	(130,162)	(2,293,962)	(28,232)	(2,322,194)
Others	-	-	-	(3,191)	-	-	-	-	-	-	(3,191)	(1,784)	(4,975)
Recognition of reserves and other	-	-	-	-	-	-	-	358,063	1,952,901	(2,310,964)	-	-	-
Total distributions to shareholders, net	-	(154,154)	15,189	(3,191)	-	-	-	358,063	(210,899)	(2,441,126)	(2,436,118)	(28,563)	(2,464,681)
As of March 31, 2023	6,859,670	(194,236)	57,494	10,239,763	94	2,537,367	197,097	733,866	1,820,634	-	22,251,749	652,412	22,904,161

Notes are an integral part of the combined consolidated financial statements.

9

RAÍZEN S.A.

Consolidated statements of changes in equity

Years ended March 31, 2023, 2022 and 2021

In thousands of Reais - R$

	Attributable to controlling shareholders
			Additional paid-in capital				Retained earnings
	Share capital	Treasury shares	Transactions with shareholders	Capital reserve	Special reserve - Law No. 8,200/91	Accumulated other comprehensive income	Legal reserve	Tax incentive reserve	Retained profits	Retained earnings	Net parent investment	Total	Interest of non-controlling shareholders	Total equity
As of March 31, 2021	-	-	-	-	-	-	-	-	-	-	12,129,956	12,129,956	368,436	12,498,392
Net income for the year	-	-	-	-	-	-	-	-	-	-	419,164	419,164	320,586	739,750
Net gain with financial instruments designated as hedge accounting	-	-	-	-	-	-	-	-	-	-	(391,911)	(391,911)	-	(391,911)
Effect of foreign currency translation	-	-	-	-	-	-	-	-	-	-	(395,851)	(395,851)	-	(395,851)
Dividends	-	-	-	-	-	-	-	-	-	-	(738,433)	(738,433)	-	(738,433)
	-	-	-	-	-	-	-	-	-	-	(1,107,031)	(1,107,031)	320,586	(786,445)
As of May 31, 2021	-	-	-	-	-	-	-	-	-	-	11,022,925	11,022,925	689,022	11,711,947
Comprehensive income for the year
Net income for the year	-	-	-	-	-	-	-	-	-	2,816,591	-	2,816,591	(277,709)	2,538,882
Actuarial gain, net	-	-	-	-	-	1,713	-	-	-	-	-	1,713	-	1,713
Net gain with financial instruments designated as hedge accounting	-	-	-	-	-	1,584,466	-	-	-	-	-	1,584,466	-	1,584,466
Effect of foreign currency translation	-	-	-	-	-	(585,869)	-	-	-	-	-	(585,869)	(40,041)	(625,910)
Total comprehensive income for the year	-	-	-	-	-	1,000,310	-	-	-	2,816,591	-	3,816,901	(317,750)	3,499,151
Contributions from shareholders, net
Capital increase (20.a)	3,859,669	-	-	5,197,282	-	-	-	-	-	-	-	9,056,951	-	9,056,951
Repurchase of shares (Note 20.e)	-	(40,082)	-	-	-	-	-	-	-	-	-	(40,082)	-	(40,082)
Share-based payment (Note 21)	-	-	42,305	-	-	-	-	-	-	-	-	42,305	-	42,305
Share issuance expenses, net (Note 20.a)	-	-	-	(109,684)	-	-	-	-	-	-	-	(109,684)	-	(109,684)
Business combination (Notes 30.(i).b and 30.(i).c)	-	-	-	-	-	-	-	-	-	-	-	-	272,982	272,982
Dividends and interest on own capital (Note 20.b)	-	-	-	-	-	-	-	-	(1,394,018)	(741,682)	-	(2,135,700)	(39,255)	(2,174,955)
Effect of transaction between shareholders at subsidiary	-	-	-	(7,423)	-	-	-	-	-	-	-	(7,423)	2,423	(5,000)
Effect of redemption of preferred shares at subsidiary	-	-	-	2,220	-	-	-	-	-	-	-	2,220	-	2,220
Recognition of reserves and other	-	-	-	-	-	-	-	375,803	2,031,533	(2,407,336)	-	-	3,073	3,073
Total	3,859,669	(40,082)	42,305	5,082,395	-	-	-	375,803	637,515	(3,149,018)	-	6,808,587	239,223	7,047,810
Reorganization adjustments	3,000,001	-	-	5,160,559	94	938,729	197,097	-	1,394,018	332,427	(11,022,925)	-	-	-
As of March 31, 2022	6,859,670	(40,082)	42,305	10,242,954	94	1,939,039	197,097	375,803	2,031,533	-	-	21,648,413	610,495	22,258,908

Notes are an integral part of the combined consolidated financial statements.

10

RAÍZEN S.A.

Consolidated statements of changes in equity

Years ended March 31, 2023, 2022 and 2021

In thousands of Reais - R$

	Net parent investments	Interest of non-controlling shareholders	Total equity
As of March 31, 2020	11,364,386	365,717	11,730,103
Comprehensive income for the year
Net income for the year	1,524,474	22,367	1,546,841
Actuarial gain, net	2,225	-	2,225
Net loss with financial instruments designated as hedge accounting	(1,251,257)	-	(1,251,257)
Effect of foreign currency translation	650,345	-	650,345
Total comprehensive income for the year	925,787	22,367	948,154
Distributions from shareholders, net
Dividends allocated to holders of preferred shares	(5,266)	-	(5,266)
Dividends and interest on own capital	(156,256)	(19,648)	(175,904)
Others	1,305	-	1,305
Total distributions to shareholders, net	(160,217)	(19,648)	(179,865)
As of March 31, 2021	12,129,956	368,436	12,498,392

Notes are an integral part of the combined consolidated financial statements.

11

RAÍZEN S.A.

Combined consolidated statements of cash flows – Indirect method

Years ended March 31

In thousands of Reais - R$

	2023	2022	2021
Cash flows from operating activities
Income before income tax and social contribution	3,263,580	4,251,352	2,206,643
Adjustments:
Depreciation and amortization (Note 24)	8,653,478	6,870,621	4,733,468
Amortization of contract assets (Notes 10 and 22)	615,494	579,822	502,468
Change in the fair value and realization of loss or gain of biological assets fair value (Note 7)	188,809	(1,340,766)	(441,222)
Bargain purchase gain (Notes 30.(i).d and 30.(ii).a)	(266,593)	-	11,447
Equity accounting result (Note 11)	130,092	68,589	81,687
Net interest, inflation adjustments and exchange variation	4,228,936	(92,128)	2,707,328
Change in fair value of liabilities financial instruments (Notes 9.a,16 and 26)	(625,041)	(582,191)	(63,163)
Loss with derivative financial instruments, net	1,687,589	5,961,685	502,613
Gains on sales of property, plant and equipment (Note 25)	(26,560)	16,844	(82,188)
Gain on PIS and COFINS tax credits on fuel, net (Note 8)	(3,765,456)	-	-
Recognition of extemporaneous tax credits and other losses (gains), net	407,567	(332,845)	(277,167)
Government grants (Note 17.a)	(516,144)	-	-
Change in inventories’ fair value hedge (Note 6)	(5,145)	55,876	(244,942)
Others	120,330	31,040	165,228
Changes in assets and liabilities:
Trade accounts receivable and advances from clients	(2,272,054)	788,523	(145,953)
Inventories	224,630	(3,482,749)	239,876
Restricted cash	1,096,490	(1,243,422)	(889,250)
Contract assets	(769,194)	(1,006,665)	(978,498)
Derivative financial instruments	(1,855,460)	(1,093,090)	(1,181,057)
Related parties	651,959	(282,922)	(172,882)
Suppliers and advances to suppliers	5,752,546	5,715,719	256,911
Recoverable and payable taxes, net	(1,794,205)	(1,253,514)	(567,250)
Payroll and related charges payable	169,749	339,612	23,269
Other assets and liabilities, net	(1,108,099)	(281,067)	(348,792)
Payment of income tax and social contribution	(1,131,024)	(903,769)	(333,088)
Net cash generated by operating activities	13,056,274	12,784,555	5,705,486

Cash flows from investing activities
(Investments in) redemption of securities, net	(76,140)	42,847	(95,795)
Advance for future capital increase in joint venture (Note 9.a.)	(45,000)	-	-
Additions to investments (Note 11)	(120,094)	-	-
Acquisition of additional interest in subsidiary	(5,121)	-	-
Payments for business combinations, net of cash acquired and investment additions (Notes 30.(i).a and 30.(i).e)	(803,196)	(4,693,426)	(50,100)
Additions to biological assets (Notes 7 and 31.b)	(1,942,697)	(1,294,348)	(752,810)
Additions to property, plant and equipment and intangible assets (Notes 12, 13 and 31.b)	(8,714,579)	(5,379,613)	(2,635,215)
Cash received on disposal of equity interest	123,299	48,791	19,599
Cash received on disposal of property, plant and equipment	157,292	88,641	193,280
Dividends received from associated companies	7,197	51,505	-
Net cash flows used investing activities	(11,419,039)	(11,135,603)	(3,321,041)

Cash flows from financing activities
Capital increase (Note 20.a)	-	6,709,671	-
Share issue expenses (Note 20.a)	-	(149,347)	-
Repurchase of shares (Note 20.e)	(185,077)	(40,082)	-
Payments of dividends and interest on own capital (Note 20.b)	(2,437,316)	(2,741,001)	(47,979)
Proceeds from loans and financing, net of issuance costs	19,756,495	7,257,482	3,584,510
Payments of principal of loans and financing	(13,822,024)	(6,803,450)	(5,897,175)
Payment of interest on loans and financing	(1,620,252)	(775,042)	(854,601)
Payments of third-party lease liabilities (Note 15.b)	(2,737,691)	(2,512,155)	(1,388,175)
Payments of related parties lease liabilities (Note 9.a)	(281,622)	(240,030)	(171,358)
Related parties and other	(5,145)	1,800	56,233
Net cash (used in) generated by financing activities	(1,332,632)	707,846	(4,718,545)

Increase (decrease) in cash and cash equivalents, net	304,603	2,356,798	(2,334,100)
Cash and cash equivalents at beginning of year	8,234,568	6,512,805	8,601,660
Effect of exchange rate change on cash and cash equivalents	194,225	(635,035)	245,245
Cash and cash equivalents at the end of the year	8,733,396	8,234,568	6,512,805

Notes are an integral part of the combined consolidated financial statements.

12

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

1.Operations

Raízen S.A., formerly Raízen Combustíveis S.A., (“Raízen” or “Raízen Combustíveis” and together with its subsidiaries, the “Company”) is a publicly-held corporation with shares traded on B3 S.A. – Brasil, Bolsa, Balcão (“B3”), under ticker “RAIZ4”, in the listing segment named Level 2 of corporate governance. Raízen is a corporation established for an indefinite term, under Brazilian laws, headquartered and under the jurisdiction at Avenida Almirante Barroso, 81, 36th floor, room 32B109, in the city and state of Rio de Janeiro, Brazil. The Company is jointly controlled by Shell PLC (“Shell”), and Cosan S.A. (“Cosan”).

On June 1, 2021, the shareholders of Cosan and Shell approved a corporate reorganization (the “Corporate Reorganization”), pursuant to which they contributed all their shares in Raízen Energia S.A. (“RESA”) to Raízen Combustíveis. As a result of the Corporate Reorganization, RESA became a wholly owned subsidiary of Raízen Combustíveis.

In the Special General Meeting held on June 2, 2021, Raízen Combustíveis shareholders approved the change of the corporate name to Raízen S.A.

On August 5, 2021, the Company completed an initial public offering of its preferred shares that begun trading in B3. See Note 20.a.

The Company’s main activities are: (i) distribution and sale of fossil and renewable fuels; (ii) production and sale of automotive and industrial lubricants; (iii) oil refining; (iv) operations related to convenience stores; (v) development of technology on a global scale relating to the production of sugar, ethanol and new energy sources; (vi) production, trading and sale of sugar, ethanol and bioenergy; (vii) development of projects for the generation of electric energy from renewable sources; and (viii) equity interest in other companies.

The planting of sugarcane (main source of raw material to produce sugar, ethanol and bioenergy) requires a period from 12 to 18 months for maturation and the harvest period usually begins between the months of April and May every year and ends, in general, between the months of November and December, period in which sugar and ethanol production also takes place.

The sale of production takes place throughout the year and is not subject to changes due to seasonality, but to changes in the regular market conditions of supply and demand. Due to its production cycle, the Company’s fiscal year begins on April 1 and ends on March 31 of each year.

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RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

The main transactions in the year ended March 31, 2023, were:

1.1Acquisition of lubricant business from Shell Brasil Petróleo Ltda. (“SBPL”) in Brazil by Raízen

On May 1, 2022, the Company completed the acquisition of the lubricant business of SBPL through the acquisition of all the shares representing the capital stock of Neolubes Indústria de Lubrificantes Ltda. (“Neolubes”), through its subsidiary Blueway Trading Importação e Exportação S.A. (“Blueway”), in the amount of R$ 726,451 fully paid in cash on May 1, 2022.

The acquisition agreement provided for certain price adjustments after the transaction, which were agreed upon by the Company and the sellers on September 13, 2022, totaling R$ 5,345 in favor of the SBPL.

The details of this business combination are presented in Note 30.(i).d.

1.2Share buyback program

On August 11, 2022, Raízen's Board of Directors approved a new share buyback program for up to one hundred million preferred shares, representing 0.97% of total outstanding shares and 8.29% of floating shares, whose term for conducting the operation is 18 months, ending on February 12, 2024. See Note 20.e. The purpose of this program is to repurchase shares to meet obligations that may arise from the Company’s share-based compensation plans and maximize the generation of value for shareholders through efficient capital management. At management’s discretion the repurchased shares may be later delivered to the beneficiaries of share-based compensation programs, canceled, sold, or held in treasury.

1.3Acquisition of Payly Holding S.A. and Payly Soluções S.A. by Raízen

On December 1, 2022, the Company completed the acquisition of all shares of Payly Holding Ltda. and its subsidiary Payly Instituições de Pagamento S.A. (jointly “Payly”), in the amount of R$ 87,200. The acquisition agreement provides for possible post-closing price adjustments, pursuant to mechanisms usual in transactions of this nature.

The details of this business combination are presented in Note 30.(i).e.

14

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

2. Presentation of the financial statements and significant accounting polices

2.1. Basis of preparation

The combined consolidated financial statements were prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

These combined consolidated financial statements were authorized for issue by the Board of Directors of Raízen on June 29, 2023.

Corporate reorganization – Predecessor method

As described in Note 1, On June 1, 2021, the shareholders of Cosan and Shell approved the Corporate Reorganization.

IFRS provides no guidelines for the accounting of corporate reorganizations among entities under common control, as such, based on the guidance of International Accounting Standards (“IAS”) 8, Accounting Polices, Changes in Accounting Estimates and Errors, paragraphs 10 through 12, the Company developed and applied an accounting policy, considering the most recent pronouncements of other standard-setting bodies that use a similar conceptual framework to develop accounting standards other accounting literature and industry practices.

As a result, the Company accounted for the corporate reorganization using the predecessor method of accounting, and the consolidated financial statements are presented “as if” Raízen Energia S.A. and Raízen S.A. combined (the “Raízen Group”) are the predecessor of the Company prior to the corporate reorganization. Under the predecessor method, the historical operations of Raízen Energia S.A. and Raízen S.A. are deemed to be those of the Company. Thus, those combined consolidated financial statements reflect:

(i)	the historical combined consolidated operating results of the Raízen Group prior to the Corporate Reorganization;
(ii)	the consolidated results and financial positions of Raízen S.A. following the Corporate Reorganization;
(iii)	the assets and liabilities of the Raízen Group at their historical cost;
(iv)	the net investment for the periods prior to the Corporate Reorganization;
(v)	Raìzen’s earnings per share for all period presented. The number of shares issued by the Raìzen, as a result of the Corporate Reorganization is reflected retrospectively at the beginning of the earliest period presented, for purposes of calculating earnings per share. See note 20. f.

(a)Basis of measurement

The combined consolidated financial statements were prepared on a historical cost basis, except, when applicable, for the valuation of certain assets and liabilities, such as short-term investments, inventories, biological assets and financial instruments (including derivative instruments), and loans and financing, which are measured at fair value.

(b)Functional and presentation currency

These combined consolidated financial statements are presented in Brazilian reais, which is also the Company’s functional currency. The functional currency of subsidiaries operating in the international economic environment is the U.S. dollar, except for subsidiary Raízen Paraguay acquired by the Company on November 1, 2021, which has the Paraguayan Guarani as its functional currency. All balances were rounded to the nearest thousand, unless otherwise stated. The financial statements of each subsidiary included in the Company’s consolidation and combination, as well as those used as a basis for investments measured by the equity method, are prepared based on the functional currency of each entity. For subsidiaries based abroad, their assets and liabilities were converted into Reais at the exchange rate at the end of the year and the results were calculated at the average monthly rate during the year. The translation effects are stated in equity from these subsidiaries.

15

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(c) Significant accounting judgments, estimates and assumptions

The preparation of the combined consolidated financial statements requires that management make judgments and estimates and adopt assumptions that affect the amounts disclosed referring to revenues, expenses, assets and liabilities as of the financial statements reporting date.

These estimates and assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the year in which the estimates are reviewed and in any subsequent years affected.

If there is a meaningful change in the facts and circumstances on which the assumptions and estimates are based, the statement of income and the financial position of the Company and its subsidiaries could be significantly impacted.

Significant accounting estimates and assumptions that require a higher level of judgment or complexity in their application are as follows:

•	Income tax, social contribution, and other taxes payable

The Company is subject to income tax and social contribution in all countries in which it operates. Accordingly, a significant judgment is required to determine the provision for these taxes.

In certain transactions, the final determination of the tax is uncertain. The Company also recognizes provisions to cover certain situations in which it is probable that additional tax amounts will be due. When the result of these matters is different from the amounts initially estimated and recorded, these differences affect current and deferred tax assets and liabilities and income or comprehensive income for the year in which the definitive amount is determined. For further details, see Note 17.

•	Deferred income tax and social contribution

Deferred income tax and social contribution asset are recognized for all unused tax losses to the extent that it is probable that taxable profit will be available against which losses can be used in the future. Additionally, the Company recognizes deferred taxes based on temporary differences determined from the tax base and the carrying amount of certain assets and liabilities, using the rates in force. Management’s significant professional judgment is required to determine the deferred income tax and social contribution tax assets to be recognized based on reasonable timing and future taxable profit level, jointly with future tax planning strategies. (Note 17. d.).

•	Biological assets

Biological assets are measured at fair value on each statement of financial position date and the effects of changes in fair value between periods are allocated directly to the cost of products sold. For further details, see Note 7.

•	Property, plant and equipment and intangible assets, including goodwill

The accounting treatment of property, plant and equipment and intangible assets includes making estimates to determine the useful life for depreciation and amortization purposes, in addition to the fair value on the acquisition date, especially regarding assets acquired in business combinations.

16

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

The Company has estimated obligations, recognized at present value, related to the expected expenses with the removal of fuel storage tanks, recorded as part of the cost of property, plant and equipment. The calculation of these estimates involves significant judgment, considering mainly risk-free discount rates adjusted for Raízen's credit risk and historical spending on services of this nature.

The Company annually assesses the impairment indicators of goodwill and intangible assets with indefinite useful lives. Property, plant and equipment and intangible assets with finite lives, subject to depreciation and amortization, are assessed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recovered. Determination of the recoverable amount of the cash-generating unit to which goodwill was attributed also includes the use of estimates and requires significant judgment by management. For more details, see Notes 12 and 13.

•	Provision for legal disputes

The Company and its subsidiaries recognize the provision for tax, civil, labor and environmental disputes. Determination of the likelihood of loss includes determination of evidence available, hierarchy of laws, jurisprudence available, more recent court decisions and relevance thereof in legal system, as well as evaluation of internal and external attorneys. Such provisions are reviewed and adjusted to take into account changes in circumstances, such as statute of limitations applicable, tax inspection conclusions or additional exposures identified based on new matters or court decisions. For further details, see Note 18.

•	Fair value of financial instruments

When the fair value of financial assets and liabilities presented in the statement of financial position may not be obtained from active markets, it is determined using valuation techniques, including the discounted cash flow method. The data for these methods are based on those adopted in the market, whenever possible. However, when this is not possible, a certain level of judgment is required to establish the fair value. Judgment includes considerations of the inputs used, such as liquidity risk, credit risk and volatility. Changes in the assumptions relating to these factors could affect the reported fair value of financial instruments. For further details, see Note 27.

•	Lease liabilities

Management exercises significant judgment in determining the assumptions used to measure lease liabilities, such as determining the term of the various lease agreements, discount rates, the agreements that are within the scope of the standard, and the impacts of any changes in the assumptions associated with the judgments and estimates adopted by the Company and its subsidiaries. For further details, see Note 15.

•	Share-based payment

The management exercises judgment in determining the assumptions used in measuring and recognizing the fair value of share-based payment on the date of grant and in determining the impacts of any changes on the assumptions associated with the judgments and estimates adopted by the Company and its subsidiaries. For further details, see Note 21.

2.2.Basis of consolidation/combination

As of March 31, 2023 and 2022, the combined consolidated financial statements include financial information of Raízen and its subsidiaries, and boutique investment funds, which are listed below:

17

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

		2023		2022
	Direct	Indirect	Direct	Indirect
Blueway Trading Importação e Exportação S.A.	100%	-	100%	-
Petróleo Sabbá S.A.	80%	-	80%	-
Raízen Argentina S.A. (1)	100%	-	100%	-
Raízen Energina S.A. (1)	95%	5%	95%	5%
Deheza S.A. (1)	-	100%	-	100%
Estación Lima S.A. (1)	-	100%	-	100%
Raízen Mime Combustíveis S.A. (“Raízen Mime”)	76%	-	76%	-
Raízen Serviços e Participações S.A.	100%	-	100%	-
Sabor Raíz Alimentação S.A.	69%	-	69%	-
Saturno Investimentos Imobiliários Ltda.	100%	-	100%	-
Raízen Paraguay S.A.	50%	-	50%	-
Raízen Energia S.A. (2)	100%	-	100%	-
Agrícola Ponte Alta Ltda. (2)	-	100%	-	100%
Benálcool Açúcar e Álcool Ltda. (2)	-	100%	-	100%
Bioenergia Araraquara Ltda. (2)	-	100%	-	100%
Bioenergia Barra Ltda. (“Bio Barra”) (2)	-	100%	-	100%
Bioenergia Caarapó Ltda. (2)	-	100%	-	100%
Bioenergia Costa Pinto Ltda. (2)	-	100%	-	100%
Bioenergia Jataí Ltda. (2)	-	100%	-	100%
Bioenergia Maracaí Ltda. (2)	-	100%	-	100%
Bioenergia Rafard Ltda.	-	100%	-	100%
Bioenergia Serra Ltda. (2)	-	100%	-	100%
Bioenergia Tarumã Ltda. (2)	-	100%	-	100%
Bioenergia Univalem Ltda. (2)	-	100%	-	100%
Raízen Araraquara Açúcar e Álcool Ltda. (2 and 4)	-	-	-	100%
Raízen Ásia PT Ltd. (2)	-	100%	-	100%
Raízen Biomassa S.A. (“Raízen Biomassa”) (2)	-	82%	-	82%
Raízen Biotecnologia S.A. (2)	-	100%	-	100%
Raízen Caarapó Açúcar e Álcool Ltda. (“Caarapó”) (2 and 5)	-	100%	-	100%
Raízen Centroeste Açúcar e Álcool Ltda. (2 and 4)	-	-	-	100%
Raízen Energy Finance Ltd. (“Raízen Energy”) (2 and 7)	-	-	-	100%
Raízen Fuels Finance S.A. ("Raízen Fuels") (2)	-	100%	-	100%
Raízen GD Ltda. (2)	-	100%	-	100%
Raízen International Universal Corp. (2)	-	100%	-	100%
Raízen North América, Inc. (2)	-	100%	-	100%
Raízen Paraguaçú Ltda. (“Paraguaçú”) (2 and 5)	-	-	-	100%
Raízen Trading Colombia S.A.S. (2)	-	100%	-	100%
Raízen Trading LLP (2)	-	100%	-	100%
Raízen Trading Netherlands BV (2)	-	100%	-	100%
Raízen Trading S.A. (2)	-	100%	-	100%
Raízen-Geo Biogás S.A. (2)	-	85%	-	85%
Raízen-Geo Biogás Barra Ltda. (2)	-	100%	-	-
Raízen-Geo Biogás Univalem Ltda. (2)	-	100%	-	-
Raízen Comercializadora de Gás Ltda. (2)	-	100%	-	-
RWXE Participações S.A. (2)	-	100%	-	100%
RZ Agrícola Caarapó Ltda. (2)	-	100%	-	100%
Unimodal Ltda. (2) (6)	-	-	-	73%
WX Energy Comercializadora de Energia Ltda. (2)	-	100%	-	100%

18

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

				Continuation
		2023		2022
	Direct	Indirect	Direct	Indirect
Raízen-Geo Biogás Paraguaçu Ltda.	-	100%	-	100%
Raízen-Geo Biogás Rafard Ltda.	-	100%	-	100%
Raízen-Geo Biogás Costa Pinto Ltda.	-	100%	-	100%
Raízen Centro-Sul S.A. (formerly Biosev S.A.) (2)	-	100%	100%	-
Raízen Centro-Sul Paulista S.A. (formerly Biosev Bioenergia S.A.) (2)	-	100%	-	100%
Raízen Centro-Sul Comercializadora S.A. (formerly Biosev Comercializadora S.A.) (2)	-	100%	-	100%
Biosev Bioenergia International S.A. (2)	-	100%	-	100%
Gera Next Participações S.A. (2)	-	100%	-	100%
Gera Energia Rio S.A. (2)	-	100%	-	100%
Bio Gera Energia S.A. (2)	-	100%	-	100%
Gera Serviços de O&M Ltda. (2)	-	100%	-	100%
Bio Gera Locações de Máquinas e Equipamentos Industriais Ltda. (2)	-	100%	-	100%
Bio Gera Consultoria em Engenharia Elétrica Ltda. (2)	-	100%	-	100%
CGB Santos Energia Ltda. (2)	-	100%	-	100%
Gera Microgeração Solar Ltda. (2)	-	100%	-	100%
CGS Piancó Ltda. (2)	-	100%	-	100%
Raízen Gera Desenvolvedora S.A. (2)	-	51%	-	51%
Neolubes Indústria de Lubrificantes Ltda. (3)	-	100%	-	-
Payly Holding Ltda. (8)	100%	-	-	-
Payly Instituições de Pagamentos S.A. (8)	-	100%	-	-

(1)	Jointly called Raízen Argentina, all based in Argentina;
(2)	Jointly called Raízen Energia and subsidiaries;
(3)	Acquired on May 1, 2022, by direct subsidiary Blueway (Note 30.(i).d);
(4)	On May 2, 2022, these indirect subsidiaries were merged into subsidiary RESA;
(5)	On May 2, 2022, Paraguaçu was merged into Caarapó;
(6)	On July 25, 2022, Unimodal Ltda. discontinued its activities;
(7)	On August 11, 2022, Raízen Energy discontinued its activities; and
(8)	Acquired on December 1, 2022, by Raízen (Note 30.(i).e).

19

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Boutique investment funds (“FI”)	Total interest
	2023	2022
FI renda fixa crédito privado RJ – Banco Santander S.A.	100%	100%
FI renda fixa crédito privado RAÍZEN I – Banco BNP PARIBAS BRASIL S.A.	100%	100%
Otto Energy – BTG Pactual S.A. (1)	-	100%

(1)	Investment fund redeemed in full during the year ended March 31, 2023

As of March 31, 2021, the combined consolidated financial statements include information on RESA and its subsidiaries, Raízen and its subsidiaries, and boutique investment funds, whose direct and direct interests are listed below:

RESA`s subsidiaries, before the Corporate Reorganization (Note 20.a)	2021
Agrícola Ponte Alta.	100%
Benálcool Açúcar e Álcool Ltda.	100%
Bioenergia Araraquara Ltda.	100%
Bioenergia Barra Ltda.	100%
Bioenergia Caarapó Ltda.	100%
Bioenergia Costa Pinto Ltda.	100%
Bioenergia Gasa Ltda.	100%
Bioenergia Jataí Ltda.	100%
Bioenergia Maracaí Ltda.	100%
Bioenergia Rafard Ltda.	100%
Bioenergia Serra Ltda.	100%
Bioenergia Tarumã Ltda.	100%
Bioenergia Univalem Ltda.	100%
Raízen Araraquara Açúcar e Álcool Ltda.	100%
Raízen Ásia PT Ltd.	100%
RZ Agrícola Caarapó Ltda.	100%
Raízen Biogás SPE Ltda.	100%
Raízen Biotecnologia S.A.	100%
Raízen Biomassa S.A.	82%
Raízen Caarapó Açúcar e Álcool Ltda.	100%
Raízen Centroeste Açúcar e Álcool Ltda.	100%
Raízen GD Ltda.	100%
Raízen Energy Finance Ltd.	100%
Raízen Fuels Finance S.A.	100%
Raízen-Geo Biogás S.A.	85%
Raízen International Universal Corp.	100%
Raízen North América, Inc.	100%
Raízen Paraguaçú Ltda.	100%
Raízen Trading LLP.	100%
Raízen Trading Netherlands BV	100%
Raízen Trading AS	100%
Raízen Trading Colombia S.A.S.	100%
RWXE Participações S.A.	70%
Unimodal Ltda.	73%
WX Energy Comercializadora de Energia Ltda.	70%

20

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Raízen`s subsidiaries	2021
Blueway Trading Importação e Exportação Ltda.	100%
Petróleo Sabbá S.A.	80%
Raízen Argentina S.A.	100%
Raízen Energia S.A.	100%
Deheza S.A.	100%
Estación Lima S.A.	100%
Raízen Serviços e Participações S.A. (formerly Raízen S.A.)	100%
Raízen Mime Combustíveis S.A.	76%
Sabor Raíz Alimentação S.A.	69%
Saturno Investimentos Imobiliários Ltda.	100%

Boutique investment funds (“FI”)	2021
FI renda fixa crédito privado RJ – Banco Santander S.A.	100%
FI renda fixa crédito privado RAÍZEN I – Banco BNP PARIBAS BRASIL S.A.	100%

Investments in subsidiaries are fully consolidated from the date of acquisition of control and continue to be consolidated until the date that control ceases to exist. The financial statements of the subsidiaries are prepared on the same reporting date as Raízen, except for Gera Next Participações S.A. and its subsidiaries (“Grupo Gera”) (Note 2.3.i). Accounting policies are used consistently and, when necessary, adjustments are made to align accounting policies with those adopted by the Company.

Balances and transactions arising from transactions between consolidated companies, such as revenues, expenses, and unrealized results, are fully eliminated.

2.3.Summary of significant accounting policies

The main accounting policies applied in the preparation of these financial statements are defined below. Those accounting policies have been applied consistently to all the years presented, unless otherwise stated.

(a)Revenue recognition

Revenues from sales of products are recognized on the delivery to the client. Delivery is considered to be the moment when the client accepts the products and the risks and benefits from the ownership are transferred. Revenue is recognized at this time as long as revenue and costs can be reliably measured, receipt of the consideration is likely and there is no continuous involvement of management with the products. Sales prices are established based on purchase orders or contracts.

Storage and lease revenue comprises rental of gas stations and storage of fuels at the Raízen and its subsidiaries’ terminals and is recognized based on the effective rendering of services, under “other operating revenue (expenses), net”.

Revenue from the sale of cogeneration of power of the Raízen’s subsidiaries is recorded based on the power available on the network and at rates specified under the terms of the supply agreements or the market price in force, as applicable. The calculation of the volume of energy delivered to the buyer occurs monthly. Clients gain control of electricity from the moment they consume it. Due to the flow of billing of certain agreements, the electric power produced and sold through auction is initially recorded as anticipated revenue, recognized in the statement of income for the year only when available for use by clients.

21

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Energy operations are traded on an active market, and, for accounting purposes, they meet the definition of financial instruments at fair value. Raízen recognizes revenue when the energy is delivered to the client at the fair value of the consideration. In addition, unrealized net gains resulting from mark-to-market – difference between contracted and market prices – from open net contracted operations on the date of the annual financial statements are recognized as revenue.

Revenue is stated net of taxes: State VAT (“ICMS”), Contribution Tax on Gross Revenue for Social Integration Program (“PIS”), Contribution Tax on Gross Revenue for Social Security Financing (“COFINS”), Tax on Industrialized Products (“IPI”), Social Contribution Tax for Intervention in the Economic Order (“CIDE”), Fuel Transfer Tax (“ITC”), Value Added Tax (“IVA”); and Tax on Gross Income (“IIB”)), returns, rebates and discounts, amortization referring to exclusive supply rights.

(b)Transactions in foreign currency

Foreign currency transactions are initially recognized by the Company’s entities at the functional currency in effect on the transaction date or on the valuation dates when the items are remeasured.

Monetary assets and liabilities denominated in foreign currency are translated into reais using the exchange rate in effect on the date of the respective statement of financial position, and foreign exchange gains and losses resulting from settlement of these transactions and from translation using the exchange rates at the year-end are recognized in the statement of income under “Financial results”, except when qualified as hedge accounting and, therefore, recognized in statement of comprehensive income.

Nonmonetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate as at the initial transaction date. Nonmonetary items measured at fair value in a foreign currency, if any, are translated using the exchange rates prevailing on the date when the fair value was determined.

Goodwill and fair value adjustments arising from the acquisition of an entity abroad (entities with a functional currency different from the parent company Raízen) are treated as assets and liabilities of the entity abroad and translated at the closing rate, and the adjustments resulting from the translation are also recognized in equity as cumulative translation adjustments as a result of the effect of foreign currency translation.

(c)Financial instruments - initial recognition and subsequent measurement

(i)Financial assets

Measurement

Upon initial recognition, a financial asset is classified as measured: (i) at amortized cost; (ii) at fair value through other comprehensive income; or (iii) at fair value through profit or loss. Reclassification between classes occurs when there is a change in the business model for the management of financial assets and liabilities.

A financial asset is measured at amortized cost if it meets both of the following conditions: (i) the objective is to maintain financial assets to receive contractual cash flows; and (ii) its contractual terms generate, on specific dates, cash flows that are related to the payment of principal and interest on the principal amount outstanding.

A financial asset is measured at fair value through other comprehensive income if it meets both of the following conditions: (i) the objective is both the receipt of contractual cash flows and the sale of financial assets; and (ii) the contractual terms give rise, at specified dates, to cash flows that are Solely Payment of Principal and Interest (SPPI) on the principal amount outstanding.

All financial assets not classified as measured at amortized cost or at fair value through other comprehensive income, as described above, are classified as at fair value through profit or loss. Financial assets held for trading or managed with performance assessed based on fair value are measured at fair value through profit or loss.

22

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Business model evaluation

The Company assesses the business model applied in the management of its financial assets to obtain the contractual cash flows. The information considered includes: (i) the policies and objectives set for the portfolio, that is, identifying whether management’s strategy focuses on obtaining contractual interest income, maintaining a certain interest rate profile, the correspondence between the duration of financial assets and the duration of related liabilities or expected cash outflows, or the realization of cash flows through the sale of assets; (ii) how the portfolio’s performance is assessed and reported to the Company management; (iii) the risks that affect the performance of the business model (and the financial asset held in that business model) and the way those risks are managed; (iv) how the business executives are compensated - for example, if the compensation is based on the fair value of the assets managed or on the contractual cash flows obtained; and (v) the frequency, volume and timing of sales of financial assets in previous years, the reasons for such sales and expectations about future sales.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales, in a manner consistent with the continuous recognition of the Company’s assets.

Evaluation whether contractual cash flows are solely payments of principal and interest

The Company considers the contractual terms of the instrument to assess whether the contractual cash flows are solely payments of principal and interest.

This includes the analysis of a contractual term that could change the timing or the value of the contractual cash flows so that it would not meet this condition.  When making this analysis, the Company considers: (i) contingent events that change the amount or timing of cash flows; (ii) terms that can adjust the contractual rate, including variable rates; (iii) prepayment and extension of the term; and (iv) the terms that limit the Company’s access to cash flows from specific assets (for example, based on the performance of an asset).

For purposes of assessment of contractual cash flows, “principal” is defined as the fair value of the financial asset at initial recognition. “Interest” is substantially defined as a consideration for the time value of money and the credit risk associated with the principal outstanding over a given period of time and the other basic risks and costs of borrowing (for example, liquidity risk and administrative costs), as well as a profit margin.

Impairment of financial assets

For the evaluation and measurement of the allowance for expected credit losses, an expected loss matrix is adopted as a practical expedient that considers the grouping of clients with similar default characteristics, sales channel and rating (client risk rating, measured internally).

The Company applies the expected credit loss model to financial assets measured at amortized cost, contract assets and debt instruments measured at fair value through other comprehensive income.

(ii)Financial liabilities

These are measured at amortized cost and fair value through profit or loss, comprising, in the case of the Company, mostly loans and financing, balances payable to suppliers and related parties, and derivative financial instruments.

Interest payments on loans and financing, from third parties and related parties, are classified as cash flow from financing activities.

(iii)Offset of financial instruments - net presentation

Financial assets and liabilities are presented net in the statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts, and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

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RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(iv)Derecognition (write-off)

A financial asset is derecognized when: (i) the rights to receive cash flows from the asset expire; and (ii) the Company transfers its rights to receive cash flows from the asset or assumes an obligation to fully pay the cash flows received to a third party under a “pass-through” agreement.

The effective transfer of the rights to receive cash flows from an asset is achieved when: (a) the Company transfers substantially all the risks and rewards of the asset, or (b) the Company neither transfers nor retains substantially all the risks and rewards relating to the asset but transfers control thereover.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales. For these cases, the recognition of the transferred asset is conducted to the extent of the Company's continuous involvement with these instruments.

A financial liability is written off when the obligation under the liability is extinguished, which means when the obligation specified in the contract is settled, canceled or expires. In addition, if an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective book values is recognized in the statement of income.

(v)Derivative financial instruments and hedge accounting

Initial recognition and subsequent measurement

The Company uses derivative financial instruments, such as currency forward contracts, commodity forward contracts, options and swaps to hedge against the risk of changes in exchange rates and commodity prices. These financial instruments are initially recognized at fair value on the date when the instrument is executed and are subsequently also revalued at fair value. Derivatives are stated as financial assets when the instrument’s fair value is positive and as financial liabilities when negative.

Any gains or losses resulting from changes in the fair value of derivatives not designated as hedge accounting during the year are recognized directly in profit or loss in the case of instruments related to operating transactions, in operating accounts (for example: revenue, cost, expenses) and, in the case of instruments related to financial operations, as financial income (expenses). For instruments designated as cash flow hedge, gains and losses arising from changes in the fair value of derivatives are recognized directly in equity, under “Equity adjustments”.

The following classifications apply for hedge accounting purposes: (i) fair value hedge by hedging against exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, as well as the component of any of these items that is attributable to a specific risk and may affect profit or loss; (ii) cash flow hedge by hedging against changes in cash flows that are attributable to a specific risk associated with a recognized asset or liability or a highly probable forecast transaction that may affect profit or loss; or (iii) net investment hedge in a foreign operation in a foreign operating unit.

Upon designation, the Company formally classifies and documents the hedge relationship. The documentation substantially includes: (i) identification of the hedging instrument; (ii) the hedged item or hedged transaction; (iii) the nature of the hedged risk; (iv) statement confirming that the transaction is within management's policies and practices; (v) statement confirming the correlation of the hedging instrument for the purpose of offsetting the exposure to the change in the fair value of the hedged item or cash flows related to the hedged risk; (vi) the highly probable nature of the forecast hedged transaction as well as the forecast  periods of transfer of gains or losses arising from hedging instruments from equity to profit or loss and the management's risk management objective and strategy; and (vii) forecast that there are no over hedge relationships.

The Company has formal designations for hedge accounting for the following structures:

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RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Cash flow hedge

The effective portion of the gain or loss of the hedging instrument is recognized directly in equity, under “Accumulated other comprehensive income”, while the ineffective portion is recognized immediately in profit or loss for the year.

The amounts recorded in other comprehensive income are transferred to profit or loss when the hedged transaction affects profit or loss, for example, when the hedged income or expense is recognized or when a forecasted sale occurs. When the hedged item is the cost of a nonfinancial asset or liability, the amounts recorded in equity are transferred to the initial carrying amount of such asset or liability.  If occurrence of the forecast transaction or firm commitment is no longer expected, the amounts previously recognized in equity are transferred to profit or loss. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its classification as hedge is revoked, gains or losses previously recognized in comprehensive income remain in equity until the forecast transaction or firm commitment affects profit or loss.

The cash flow hedging relationships of highly probable future exports or imports are considered to be continuous hedging relationships and qualify for hedge accounting.

Net investment hedge in foreign entities

Hedge of net investment in foreign operations is accounted for similarly to cash flow hedge. Any gain or loss on the hedging instrument related to the effective hedge portion is recognized under equity, in “Accumulated other comprehensive income”. The gain or loss related to the ineffective portion is immediately recognized in profit or loss. Accumulated gains and losses in equity are included in profit or loss for the year, when the foreign investment is sold.

Fair value hedge of certain financial liabilities

The Company designates certain debts mainly related to certain pre-export financing (“PPEs”), Agribusiness Receivables Certificate (“CRA”), Debentures and Senior Notes Due 2027 as liabilities measured at fair value through profit or loss, to eliminate or significantly reduce inconsistencies in measurement that would otherwise result in the recognition of gains and losses on the loans and derivatives on different bases. As a result, fluctuations in the fair value of loans are recognized under “Financial income (expenses)”, as “Fair value of financial instruments payable”, classified in the “Financial expenses” group.

Fair value hedge - inventories

Raízen designates inventories of by-products with pegged derivatives at fair value, as detailed in Notes 6 and 27.d.

Qualitative evaluation of effectiveness tests

There is an economic relationship between the hedged items and the hedging instruments, since the instruments are contracted with the same characteristics as the operations designated as the hedged items. The Company established a 1:1 coverage ratio for the relationships designated for hedge accounting. This parameter was defined considering that the underlying risk of the hedging instruments is similar to the hedged risks.

To evaluate the effectiveness of the hedge, the Company uses the hypothetical derivative method and compares changes in fair value of hedging instruments with changes in fair value of hedged items attributable to hedged risks.

The sources of hedge ineffectiveness can be from: (i) Differences in timing of cash flows from hedged items and from hedging instruments; (ii) Different indices (and consequently different curves) associated with the hedged risk of hedged items and hedging instruments; (iii) Changes in expected amount of cash flows from hedged items and from hedging instruments.

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RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(d)Decarbonization credits (“CBIO”)

The Company is a fossil fuel distributor and has carbon offsetting goals into the atmosphere through acquisition, and subsequent definitive withdrawal of the CBIO (retirement), according to established norms by Brazil’s National Petroleum Agency (“ANP”) and the Ministry of Mines and Energy (MME) under the terms of the new Brazil’s National Biofuels Policy.  Carbon credit is an asset that must be converted into cash through a transaction conducted by B3.

The Company classifies the carbon credits purchased as a financial asset measured at fair value through profit or loss, including those issued for the certification of biofuel production to RESA and its subsidiaries. They are recognized under “Other Receivables", in current assets, and initially measured based on the carbon credit acquisition price and/or certification (in the case of producers), matched against operating income. The goals established and published by the ANP remain in force until December of each year and are recorded by the Company as provision in "Other liabilities", in current liabilities, matched against operating income.

Payments for the purchase of CBIO credits are classified as cash flows from operating activities, in changes in assets and liabilities, as “Others, net”.

In June 2022, Decree 11,141/2022 was published, which exceptionally established the CBIO retirement period, to prove the target for the year 2022, until September 2023.

(e)Inventories

In general, inventories are valued at the average cost of acquisition or formation of finished products, net of recoverable taxes, except for certain products that are measured at fair value based on observable market prices, if and when available, not exceeding net realizable value.

The costs of finished products and work in process comprise raw materials, direct labor, other direct costs and respective direct production expenses (based on normal operating capacity) and non-recoverable taxes, which are related to the processes necessary to put the products in conditions of sale.

Loss allowances, such as: (i) adjustments to net realizable value, (ii) impaired items; and (iii) slow-moving and/or obsolete inventories are recorded when necessary. Normal production losses are part of the production cost for the respective period, while other losses, if any, are recognized directly in profit or loss for the year, without transiting through inventories, under the line item “Cost of goods sold, and services provided”.

(f)Biological assets

The Company’s biological assets refer to unharvested cane cultivated in sugarcane crops, which will be used as a raw material source in the production of sugar, ethanol and bioenergy upon harvesting. The fair value measurement method is the cash flow discounted to present value. The valuation model considers the present value of expected cash flows to be generated, including projections of up to two years, considering the estimates of the effective date for cutting the unharvested cane.

Changes in fair values between the periods, as well as their amortization, are allocated to the profit or loss (P&L) under Cost of products sold and services provided.

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RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(g)Related parties

Raízen and its subsidiaries have a fully integrated management of the cash flow, the main instruments used for cash management are described below:

•	Funds Management Contract (“GRF”) - operation used between companies domiciled in Brazil

The subsidiary RESA, which centralizes the corporate activities of the Company and its subsidiaries, is responsible for cash management, based on the mentioned contract.

Such transactions are presented in the statement of cash flows, on a net basis, under cash flows from financing activities.

•	PPE contracts - transaction conducted between companies domiciled in Brazil and abroad

In certain situations, the Raízen’s subsidiaries domiciled abroad raise funds in the international financial market and subsequently transfer them to Raízen companies domiciled in Brazil, in the form of PPE contracts. These contracts are formalized pegged to exported volumes of products sufficient to settle the contracts.

Such transactions are presented under cash flows from investing activities when granted (outflow of funds) and under cash flows from financing activities when received (inflow of funds).

Operational and financial transactions with related parties are conducted on an arm’s length basis, in line with those prevailing in the market or with conditions the Company would contract with third parties.

(h)Contract assets

The contract assets correspond to the bonuses granted to Raízen clients and are subject to deadlines and performance obligations, particularly the use of the quantities provided for in fuels supply contracts. As the contractual conditions are met, bonuses are amortized and recognized in the statement of income, under Net operating revenue.

(i)Investment in subsidiaries (individual financial statements) and in associates and joint ventures

Investments in entities over which the Company has significant influence or shared control are accounted for using the equity method, initially recorded in the statement of financial position at cost, plus changes after the acquisition of equity interest.

The statement of income reflects the share of the profit or loss from subsidiaries’ operations based on the equity method. When a change is directly recorded in equity of the subsidiary, associate or joint venture, the Company recognizes its portion in the variations occurred and discloses this fact in the statement of changes in equity.

After application of the equity method, the Company establishes whether an additional impairment loss on its investment in its subsidiary, associate and joint venture should be recorded. The Company establishes, at each statement of financial position date, whether there is objective evidence that the investment is impaired. If that is the case, the Company calculates the impairment amount as the difference between the recoverable amount and the carrying amount of the subsidiary, associate and joint venture, and records this amount in the statement of income.

The accounting policies of the associates and joint ventures are adjusted, when necessary, to ensure consistency with the policies adopted by the Company.

In relation to the Grupo Gera, including its associates and joint ventures, the equity method is measured based on the latest available information, whose date difference does not exceed two months, and does not have a material effect in relation to the consolidated result and, if had any significant event occurred by March 31, 2023, such effect would be adjusted in these financial statements.

Dividends and interest on own capital received from investments in subsidiaries (individual financial statements), in associates and joint ventures are classified as cash flow from investing activities.

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RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(j)Property, plant, and equipment

Property, plant, and equipment items, including sugarcane plantation, are measured at historical acquisition or construction cost, less accumulated depreciation and accumulated impairment losses, if any.

Cost includes expenses directly attributable to the acquisition of an asset. The cost of assets built by the Company and its subsidiaries includes materials and direct labor, and any other cost to bring the asset to the location and condition necessary for it to operate as intended by management, borrowing costs on qualifying assets, and non-recoverable taxes. Borrowing costs related to funds raised for construction in progress are capitalized upon completion of these projects.

Expected expenses with removal of fuel storage tanks are estimated and recorded as part of the cost of property, plant, and equipment, matched against the provision that will support such expenses, in current and non-current liabilities, depending on the expected term of the obligation.

Subsidiary RESA conducts the main scheduled maintenance activities at its bioenergy plants on an annual basis (off-season). This usually takes place between January and March and aim the inspect and replace components. The principal annual maintenance costs include costs for labor, materials, external services and overhead allocated during the off-season period. These costs are classified as parts and components that are frequently replaced, in property, plant and equipment, and are fully amortized in the following harvest.

The cost of an equipment item that must be replaced annually is accounted for as a component of the equipment cost and depreciated over the next crop year.  Periodic maintenance costs are expensed when incurred as the replaced components do not improve production capacity or introduce improvements to equipment.

Other repairs and maintenance are recognized in income over the period in which they are incurred. The cost of any renewal that increases the useful life must be recorded and included in the asset's carrying amount if it is probable that future economic benefits after the renewal will exceed the initially assessed performance standard for the existing asset and these benefits will flow to the Company. Major renovations are depreciated over the remaining useful life of the related asset.

Land is not depreciated.

As of March 31, 2023, and 2022, the depreciation was calculated based on the estimated useful life of each asset. The weighted average annual depreciation rates are as follows:

Categories	2023	2022
Buildings and improvements	2%	3%
Machinery, equipment, and facilities	5%	5%
Vehicles, vessels, and aircraft	8%	8%
Sugarcane planting	20%	20%
Furniture, fixtures, and IT equipment	16%	15%

The residual values and useful lives of assets are reviewed by competent technical members and adjusted, as appropriate, at each year end.

Gains and losses on disposals are determined by comparing the sales amounts with the carrying amount and are recognized in “Other operating revenue (expenses), net” in the statement of income.

28

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(k)Leases

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date.

Lease liabilities, including those whose underlying assets are of low value, are measured at the present value of lease payments without reflecting projected future inflation, which take into account recoverable taxes (PIS and COFINS), as well as non-cancellable terms and extension options when reasonably certain.

Payment flows are discounted at the nominal incremental borrowing rate on certain Raízen loans and financing, as interest rates implicit in lease agreements with third parties typically cannot be readily determined.

In the years ended March 31, 2023, and 2022, the discount rates applied in accordance with the contractual term were as follows:

		Nominal		Actual
Contractual terms (years)	2023	2022	2023	2022
1 year	13.8%	13.3%	7.5%	5.6%
2 years	15.0%	13.0%	7.9%	5.6%
3 years	15.6%	12.5%	8.1%	5.6%
4 years	16.1%	12.3%	8.2%	5.6%
5 years	16.5%	12.3%	8.4%	5.6%
6 years	16.8%	12.3%	8.5%	5.7%
7 years	17.1%	12.4%	8.5%	5.7%
8 years	17.3%	12.5%	8.6%	5.7%
9 years	17.5%	12.5%	8.7%	5.8%
More than 10 years	18.1%	13.3%	8.8%	5.6%

The right-of-use asset is initially measured at cost, comprising the value of the initial measurement of the lease liability and, when applicable, adjusted for any lease payments made in advance, initial direct costs incurred, cost estimates for dismantling and removal, and incentives received.

The right-of-use asset is subsequently depreciated using the same depreciation method applied to similar property, plant and equipment items and, if applicable, will also be reduced by impairment losses.

The Company remeasures the lease liability if there is a change in the lease term or if there is a change in future lease payments resulting from a change in the index or rate used to determine these payments, and the remeasurement of the lease liability is recognized as an adjustment to the right-of-use asset.

The Company applies the short-term lease recognition exemption to its short-term leases contracts that have a lease term of 12 months or less from the commencement date and do not contain a purchase option.

Payments associated with short-term, indefinite-term leases without fixed payments are recognized as an expense over the term of the contract.

29

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(l)Intangible assets

•	Goodwill

Goodwill is the excess difference between the amount paid for the acquisition of a business and the net fair value of the assets and liabilities of the acquiree, measured by the expected future profitability. Goodwill on acquisitions of subsidiaries is disclosed under Intangible assets.

Goodwill generated from acquisitions of Brazilian entities is recorded at cost and goodwill resulting from the acquisition of an entity abroad (with a functional currency different from the parent company Raízen) is denominated in foreign currency and converted to Reais at the closing rate, any exchange difference is recorded in other comprehensive income. Goodwill is recorded at cost, less any impairment losses, when applicable, subjected to testing at least annually. For impairment test purposes, goodwill acquired in a business combination is, as of acquisition date, allocated to each cash generating unit of the Company expected to benefit from the business combination, regardless of other assets or liabilities of the acquiree being attributed to these units.

•	Intangible assets with defined useful life

Intangible assets with defined useful life are carried at cost, less accumulated amortization, and impairment losses, when applicable.

As of March 31, 2023, and 2022, the annual weighted average amortization rates are as follows:

Categories	2023	2022
Software license (1)	16%	20%
Brands (2)	8%	8%
Contractual relationships with clients (3)	6%	7%
Operating authorization (4)	3%	-
Sharecropping agreements (5)	9%	9%
Sugarcane supply agreements (5)	10%	10%
Technology and others (6)	9%	10%

The residual values and useful lives of assets are reviewed and adjusted, as appropriate, at each year end.

(1)Software license

Licenses acquired for computer programs are capitalized and amortized over their estimated useful life by Raízen. Software maintenance costs are expensed as incurred. Expenses directly associated with software, controlled by Raízen, which are likely to generate economic benefits greater than costs for more than one year, are recognized as intangible assets.

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RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(2)Brands

On May 20, 2021, and May 1, 2022, the Company, and the indirect subsidiary Neolubes, respectively, entered into licensing agreements for the use of the “Shell” brand with Shell Brands International AG (“Shell Brands”). Under these agreements, the Company maintains the right of use of the “Shell” Brand, in the fuel distribution, lubricant and related activities sector in Brazil, for a minimum period of 13 (thirteen) years, which can be renewed in certain cases, subject to compliance with certain conditions set out in the agreements.

The brands are amortized on a straight-line basis over the term of the contracts of the Shell brand.

Brands also contains the “Barcos & Rodados” brand arising from the acquisition of Raízen Paraguay by the Company on November 1, 2021 and are amortized on a straight-line basis over a period of 6 (six) years for the Barcos & Rodados brand, (Note 30.(i).b).

(3)Contractual relations with clients

It corresponds to the intangible asset with a defined useful life acquired in the business combination of Raízen Argentina and Neolubes and recognized at fair value on the acquisition date. Amortization is calculated using the straight-line method over the expected life of the contractual relation with the client.

(4)Operating authorization

Corresponds to the license granted by the regulator that allows the Company to sell energy in the Brazilian Market. This license was recognized in the acquisition of Gera (Note 30 (i).c). Such intangible asset, which was recognized at its fair value as of the acquisition date and is amortized through the license period ending in 2052.

(5)Sharecropping and sugarcane supply agreements

Represent intangible asset that arose from contractual arrangements with sharecroppers and independent sugarcane producers, assumed in a business combination, which the terms were favorable relative to market and give risen to a contract-based intangible assets.

(6)Technology

Refers to technologies developed by Iogen Corp. for the production of second-generation ethanol (“E2G”), represented by contractual rights including, among others, exclusivity to subsidiary RESA for the sale of these rights in the territories in which it operates.

(m)Impairment of non-financial assets

The Company and its subsidiaries assess if there are indications of impairment of an asset on an annual basis. If indications are identified, the Company estimates the asset’s recoverable amount. The recoverable amount of an asset item is the higher of: (a) its fair value less costs that would be incurred to sell it; and (b) its value in use. When necessary, the value in use is usually determined based on the discounted cash flow resulting from the continuous use of the asset until the end of its useful life.

Regardless of the existence of indications of impairment, goodwill and intangible assets with an indefinite useful life, if any, are tested for impairment annually.

When the carrying amount of an asset exceeds its recoverable amount, the loss is recognized as an operating expense in the statement of income.

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RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(n)Provisions

Provisions are recognized when: (i) the Company has a present legal or constructive obligation as a result of past events; (ii) it is likely that an outflow of resources will be required to settle the obligation; and (iii) amounts may be reliably estimated.

(o)Provision for legal disputes and contingent assets

The Company recognizes provisions for losses on legal and administrative proceedings in cases where the technical assessments of its legal advisors and Management's judgments consider future cash disbursements to be probable and the other conditions for recognizing a provision are met.

Contingent liabilities with probable likelihood of loss that cannot have their value measured and those with possible likelihood of loss are disclosed in notes, considering the best information available up to the disclosure date.

Contingent assets are not recognized but are disclosed in notes when the inflow of economic benefits is considered probable, and the amounts are material. If the inflow of economic benefits is virtually certain, which, in general, considers the final and unappealable court decision, and whose value can be reliably measured, the related asset ceases to be a contingent asset and its recognition is adequate.

(p)Employee benefits

The Company and its subsidiaries have defined benefit and defined contribution supplementary pension plans, in addition to other post-employment benefits, for which studies and actuarial calculations are prepared annually by an independent professional, which are reviewed by Management.

For the defined contribution, the expense is recognized in profit or loss when it occurs, while, for the defined benefit, the Company recognizes a liability based on a methodology that considers a series of factors that are determined by actuarial calculations, which use certain assumptions to determine the cost (or revenue) for the pension plan.

Actuarial gains or losses arising from adjustments and changes in actuarial assumptions are recorded directly in equity as other comprehensive income, when incurred.

Past service costs are immediately recognized in the statement of income.

(q)Share-based payment

The share-based equity settled payment plan is measured based on the fair value on the date the shares are granted and recognized as personnel expenses, with a corresponding increase in equity, over the period in which the employees unconditionally become entitled to the benefits.

The amount recognized as an expense is adjusted to reflect the number of shares for which the service conditions and non-market vesting conditions are expected to be met, so that the amount ultimately recognized as an expense is based on the number of shares that do meet the related service conditions and non-market vesting conditions at the vesting date. For share-based payment awards with non-vesting conditions, the grant date fair value of the share-based payment is measured to reflect such conditions and there is no modification for differences between expected and actual benefits.

When the terms of an equity-settled transaction are modified (for example, by plan modifications), the recognized minimum expense is the fair value at the date of grant, provided that the original vesting conditions are met. An additional expense, measured at the modification date, is recognized for any modification that increases the fair value of share-based payments or that otherwise benefits employees. When a grant is canceled by the entity or counterparty, any remaining element of the grant's fair value is immediately recognized as an expense in the statement of income.

The fair value of the amount payable to employees in relation to the share appreciation rights, which are settled in cash, is recognized as an expense with a corresponding increase in liabilities during the period in which employees unconditionally acquire the right to payment. The liability is remeasured at each reporting date and at the settlement date, based on the fair value of the share appreciation rights. Any changes in the fair value of the corresponding liabilities are recognized in the statement of income as personnel expenses.

32

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(r)Treasury shares

Treasury shares represent shares that are bought back by Raízen, recognized at acquisition cost and less equity, and are available for specific and limited purposes. No gain or loss is recognized in the statement of income on the purchase, sale, issue or cancellation of the Company’s own equity instruments. Any difference between the carrying amount and the consideration is recognized in other capital reserves.

(s)Income tax and social contribution

Income tax and social contribution income (expenses) for the year comprise current and deferred taxes. Income taxes are recognized in the statement of income, except to the extent they relate to items directly recognized in equity or comprehensive income, as applicable. In this case, the taxes are also recognized in equity or comprehensive income.

Current and deferred income tax and social contribution are determined based on the tax legislation enacted or substantially enacted at the date of the statement of financial position in the countries where the Company entities operate and generate taxable profit. Management regularly assesses the positions assumed in the income tax calculations with respect to situations in which applicable tax regulations give rise to different interpretations, and records provisions, when appropriate, based on estimated amounts payable to tax authorities.

In Brazil, income tax is calculated on taxable profit at a rate of 15%, plus surtax of 10% on profit exceeding R$240 over 12 months, whereas social contribution tax is calculated at a rate of 9% on taxable profit, both recognized on an accrual basis. In other words, the Company is subject to a theoretical combined tax rate equivalent to 34%.

Deferred income tax and social contribution related to income tax and social contribution tax losses and temporary differences are stated net in the statement of financial position when there is a legal right and the intention to offset them when calculating current taxes, related to the same legal entity and the same tax authority.

Accordingly, deferred tax assets and liabilities in different entities or different countries are usually presented separately, and not on a net basis. Deferred taxes are calculated based on the rates established upon their realization and are reviewed annually.

Tax prepayments or current amounts subject to offsetting are stated under current or non-current assets, according to their estimated realization.

(t)Capital and remuneration to shareholders

Capital is represented by common and preferred shares. Incremental expenses directly attributable to the issue of shares, when incurred, are presented as a deduction from equity, as additional capital contribution, net of tax effects.

The only class A preferred share, as well as each common share, entitles to one vote in resolutions at the Company's general meetings, as well as fixed annual dividends of R$ 0.01 (one cent). Additionally, non-voting class D and E preferred shares entitle the shareholder Shell to the receipt of fixed annual dividends. Such classes of preferred shares A, D and E were fully converted into common shares and/or repurchased as per the Annual and Extraordinary General Meeting (“AEGM”) held on June 1, 2021.

Distribution of profits to the shareholders is made in the form of dividends and/or interest on own capital based on the limits defined in the Company’s bylaws and the laws in force. They are classified as cash flow from financing activities, when paid.

33

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(u)Earnings per share

Basic earnings per share are calculated by dividing the profit for the year attributable to the Company's shareholders by the weighted average number of shares (common and preferred) outstanding during the year.

Diluted earnings per share are calculated by adjusting the profit and the weighted average number of shares, taking into account the conversion of all potential shares with a dilutive effect (equity instruments, contracts capable of resulting in the issuance of shares and/or restricted shares within share-based payment plans).

See Note 20.f in relation to the calculation of earnings per share for the periods prior to the Corporate Reorganization.

(v)Business combinations and goodwill

The Company adopts the acquisition method to account for business combinations. The consideration transferred for acquisition of a subsidiary is the fair value of the assets transferred, liabilities assumed, and any equity instruments issued by the Company. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement, where applicable. Acquisition-related costs are recorded in the statement of income as incurred. Identifiable assets acquired; liabilities (including contingent) assumed in a business combination are initially measured at fair value on the acquisition date.

The Company recognizes the noncontrolling interest in the acquiree, both for its fair value and for the proportional portion of the noncontrolling interest in the fair value of the acquiree's net assets. Measurement of the noncontrolling interest is determined for each acquisition made.

The excess of the consideration transferred and of the fair value on the date of acquisition of any previous equity interest in the acquiree in relation to the fair value of the Company’s interest in the net identifiable assets acquired is recorded as goodwill. When applicable, in acquisitions in which the Company attributes fair value to noncontrolling interests, the determination of goodwill also includes the value of any noncontrolling interest in the acquiree, and goodwill is determined considering the interest of the Company and of noncontrolling interests. When the consideration transferred is less than the fair value of the net assets of the acquiree, the difference is recognized directly in the statement of income for the year as a bargain purchase.

(w)Environmental issues

The Company minimizes the risks associated with environmental issues through operating procedures and controls and investments in pollution control systems and equipment. The Company records a provision for loss on environmental expenses, under Other liabilities, to the extent that it is necessary to conduct environmental remediation of the damage caused.

(x)Segment information

An operating segment is a component of the Company that conducts business activities from which revenues may be obtained and expenses incurred, including revenues and expenses related to transactions with other Company components. All operating income of the operating segments is frequently reviewed by the Company’s CEO and by the Board of Directors for purposes of decisions concerning funds to be allocated to the segment and performance evaluation, and for which individual financial information is available.

34

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

2.4.Impacts of the new IFRS and IFRIC on the financial statements

The following amendments were adopted for the first time by Raízen for the year beginning on April 1, 2022:

•	Annual improvements - 2018-2020 cycle: In May 2020, the IASB issued the following amendments as part of the annual improvement process:

(i)	IFRS 9 – Financial Instruments: IFRS 9 - Financial instruments: clarifies which fees should be included in the 10% test for derecognition of financial liabilities.

(ii)	IFRS 16 – Leases: Amendment to example 13 in order to exclude the example of lessor payments related to leasehold improvements.

•

Amendments to IAS 37 – Provisions, Contingent Liabilities and Contingent Assets: In May 2020, the IASB issued this amendment to clarify that, for the purpose of assessing whether a contract is onerous, the cost of fulfilling the contract includes the incremental costs of fulfilling such contract and an allocation of other costs directly related to its fulfillment.

•

Amendments to IAS 16 - Property, Plant and Equipment: In May 2020, the IASB issued an amendment that prohibits entities from deducting from the cost of an item of property, plant and equipment any proceeds of the sale of items produced while the asset is being prepared for its intended use. Such proceeds and related costs must be recognized in the statement of income for the year.

•	Amendments to IFRS 3 - Business Combinations Issued in May 2020, the amendments replace a reference to a previous version of the conceptual framework with a reference to the current version.

•

IFRS 1 First Time Adoption of International Financial Reporting Standards: Simplifies the application of said standard by a subsidiary that adopts IFRS for the first time after its parent company, with respect to measurement of cumulative translation differences.

•

IAS 41 - Biological assets and agricultural products:  Removes the requirement to exclude taxes on profit from cash flow estimates when measuring the fair value of biological assets and agricultural produce, thus aligning the fair value measurement requirements in IAS 41 with those of other IFRS standards.

The aforementioned amendments and improvements did not have material impacts for the Company.

The following amendments were adopted for the first time by Raízen for the year beginning on April 1, 2021:

•	Amendments to IFRS 9, IAS 39 and IFRS 37 – Financial Instruments, IFRS 4 – Insurance Contracts and IFRS 16 – Leases: The amendments provided for in Phase 2 of the IBOR reform address issues that may affect the financial statements during the reform of a benchmark interest rate, including the effects of changes in contractual cash flows or hedging relationships arising from the replacement of a rate with an alternative benchmark rate (replacement issues).

35

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

2.5.New IFRS and IFRIC (IFRS’ Interpretations Committee) applicable to financial statements

The following amendments to standards have been issued by the IASB but are not yet effective for the year ended March 31, 2023. Early adoption of standards is encouraged by the IASB:

•

Amendments to IAS 1 - Classification of liabilities as current or non-current (equivalent to revision 20 of the Brazilian Accounting Pronouncements Committee): In January 2020, the IASB issued amendments to paragraphs 69 to 76 of IAS 1, to specify the requirements for classifying liabilities as current or non-current. The amendments clarify what is meant by a right to defer settlement, that a right to defer must exist at the end of the reporting period, that classification is unaffected by the likelihood that an entity will exercise its deferral right, and also that only if an embedded derivative in a convertible liability is itself an equity instrument would the terms of a liability not impact its classification. Amendments are effective for periods beginning on or after January 1, 2023, and should be applied retroactively, as regards the Company, as from April 1, 2023.

•

Amendments to IAS 8 - Definition of accounting estimates: In February 2021, the IASB issued amendments to IAS 8, in which it introduces the definition of ‘accounting estimates. The amendments clarify the distinction between changes in accounting estimates and changes in accounting policies and the correction of errors. They also explain how entities use measurement techniques and inputs to develop accounting estimates. The effective date of application of this amendment is January 1, 2023, and, in the case of the Company, April 1, 2023.

•

Amendments to IAS 1 and IFRS Practice Statement 2 - Disclosure of accounting policies: In February 2021, the IASB issued amendments to IAS 1 and IFRS Practice Statement 2 Making Materiality Judgments, in which it provides guidance and examples to help entities apply materiality judgments to accounting policy disclosures. The amendments aim to help entities provide accounting policy disclosures that are more useful by replacing the requirement for entities to disclose their ‘significant’ accounting policies with a requirement to disclose their ‘material’ accounting policies; and adding guidance on how entities apply the concept of materiality in making decisions about accounting policy disclosures. The effective date of application of this amendment is January 1, 2023, and, in the case of the Company, April 1, 2023.

•

Amendments to IAS 12: Deferred Tax related to Assets and Liabilities arising from a Single Transaction: In May 2021, the Board issued amendments to IAS 12, which narrow the scope of the initial recognition exception under IAS 12, so that it no longer applies to transactions that give rise to equal taxable and deductible temporary differences. The amendments should be applied to transactions that occur on or after the beginning of the earliest comparative period presented. In addition, at the beginning of the earliest comparative period presented, a deferred tax asset (provided that sufficient taxable profit is available) and a deferred tax liability should also be recognized for all deductible and taxable temporary differences associated with leases and decommissioning obligations.

The Company is currently reviewing the accounting policy disclosures to confirm whether they are consistent with the required amendments. However, no material impacts are expected for the Company from the amendments mentioned above.

There are no other IFRS standards or IFRIC interpretations not yet effective that could have a significant impact on the Company’s financial statements.

36

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

3.Cash and cash equivalents

		Weighted average yield
	Index	2023	2022	2023	2022
Bank, cash and others				5,159,881	4,182,878
Financial investments in CDB (Bank deposit certificate) commitments and others (1)	CDI	101.2%	98.7%	3,573,515	4,051,690
Total financial investments				3,573,515	4,051,690
Total cash and cash equivalents				8,733,396	8,234,568
Domestic (local currency)				3,613,035	4,281,058
Abroad (foreign currency) (Note 27.d)				5,120,361	3,953,510
				8,733,396	8,234,568

(1)	Correspond substantially to fixed income investments in first-class financial institutions, with daily yield and liquidity.

4.Securities and restricted cash

(a)Securities

		Weighted average yield
	Index	2023	2022	2023	2022
Financial treasury bill (“LFT”)	SELIC	100%	100%	8,751	87,529
Debentures (1)	IPCA	100%	-	118,954	-
Investment funds (2)	CDI + 4% p.a.	100%	-	48,824	-
				176,529	87,529
Current				(8,751)	(87,529)
Non-current				167,778	-

(1)	Refers to the acquisition of simple and non-convertible debentures, with unsecured guarantee, in a single series, for private placement, with payments of annual installments as from May 2024 and final maturity in 2051.

(2)	Refer to subsidiary RESA’ shareholding interest in an investment fund with receivables, with annual remuneration based on CDI plus annual interest of approximately 4%, with maturity in up to 5 years.

37

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(b)Restricted cash

		Weighted average yield
	Index	2023	2022	2023	2022
Financial investments linked to financing	CDI	100.7%	99.1%	1,651	67
Financial investments linked to derivative operations (Note 27.g) (1)	CDI	100.7%	99.1%	62,110	100,821
Margin deposits in derivative transactions (Note 27.g) (2)				1,210,849	2,178,744
				1,274,610	2,279,632
Domestic (local currency)				67,288	100,888
Abroad (foreign currency) (Note 27.d)				1,207,322	2,178,744
				1,274,610	2,279,632

(1)	Refers to financial investments in CDB conducted with top-tier banks, pledged as collateral for derivative instrument transactions.

(2)	Margin deposits in derivative transactions refer to margin calls at a commodity exchange and are exposed to the dollar and commodities fluctuation in derivative transactions.

5.Trade accounts receivable and advances from clients

(a)Trade accounts receivable

	2023	2022
Domestic (local currency)	4,628,253	3,920,718
Abroad (foreign currency) (Note 27.d)	4,016,404	2,529,851
Other accounts receivable (1)	485,711	366,267
Allowance for expected credit losses	(210,020)	(178,998)
	8,920,348	6,637,838
Current	(8,423,769)	(6,271,015)
Non-current	496,579	366,823

(1)	Other accounts receivable substantially refer to installments of overdue receivable and sales of real estate properties, through security interest, guarantees and collaterals.

38

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

The Company does not have notes given as collateral. The maximum exposure to credit risk at the statement of financial position date is the carrying amount of each class of trade accounts receivable.

The maturity of trade accounts receivable is as follows:

	2023	2022
Falling due	8,289,328	6,123,548
Overdue:
Within 30 days	200,452	145,487
From 31 to 90 days	90,442	59,327
From 91 to 180 days	54,168	59,367
Over 180 days	495,978	429,107
	9,130,368	6,816,836

For long-overdue notes with no allowance for expected credit losses, the Company has guarantees, such as mortgages and letters of credit.

The allowance for expected credit losses was calculated based on the credit risk analysis, which includes the history of losses, the individual situation of clients, the situation of the economic group to which the clients belong, the security interest for debts and, where applicable, the assessment of legal advisors.

The allowance for expected credit losses is considered sufficient by management to cover any losses on receivables. Changes in this allowance for the years ended March 31, 2023, and 2022 are as follows:

As of March 31, 2021	(158,665)
Business combination	(10,746)
Provision for expected credit losses	(109,992)
Reversal and write-off	98,237
Effect of foreign currency translation and others	2,168
As of March 31, 2022	(178,998)
Business combination (Note 30.(i).b)	(2,492)
Provision for expected credit losses	(99,988)
Reversal and write-off	70,846
Effect of foreign currency translation	612
As of March 31, 2023	(210,020)

(b)Advances from clients

As of March 31, 2023, the Company had R$ 3,546,985 (R$ 4,796,239 in 2022) recorded in current liabilities under “Advances from clients”, which refer mainly to amounts received from clients from the domestic market and abroad for the purchase of sugar, ethanol, and energy, with final maturity through 2023. During the year ended March 31, 2023, the advances on performance of commodities export were fully settled.

39

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

6.Inventories

	2023	2022
Finished products:
Diesel (2)	3,629,856	2,846,277
Gasoline (2)	1,870,090	2,011,989
Jet fuel	295,178	234,516
Petroleum by-products (1)	628,936	280,940
Ethanol	1,005,956	2,359,159
Sugar	529,619	686,022
Oil (crude oil)	509,527	418,453
Products in process	752,577	344,331
Warehouse and others	1,008,385	750,258
	10,230,124	9,931,945

(1)	Refers substantially to inventories of fuel oil, lubricants and asphalt.

(2)	Raízen designates at fair value the inventories and highly probable purchases of oil by-products with pegged derivatives. The main risk management objective (Note 27.e) is that inventories be recognized at a floating price, as will be Raízen's sales revenue upon completion of the sale. As of March 31, 2023, and 2022, such inventories include fair value measurement, considering a level-2 hierarchy, as follows:

	Cost value		Fair value		Income (loss) (1)
	2023	2022	2023	2022	2023	2022	2021
Finished products:
Diesel	3,644,605	2,850,636	3,629,856	2,846,277	(10,390)	(20,560)	131,581
Gasoline	1,858,292	2,015,727	1,870,090	2,011,989	15,535	(35,316)	113,361
	5,502,897	4,866,363	5,499,946	4,858,266	5,145	(55,876)	244,942

(1)	Recognized under “Costs of products sold, and services provided”.

As of March 31, 2023, inventories are stated net of estimated loss with realizable value and slow-moving and/or obsolete inventories, amounting to R$ 78,657 (R$ 73,902 in 2022). Changes in the referred to losses for the years ended March 31, 2023, and 2022 are shown below:

As of March 31, 2021	(42,707)
Business combination	(11,689)
Estimated loss	(70,919)
Reversal and write-off	49,858
Effect of foreign currency translation and others	1,555
As of March 31, 2022	(73,902)
Business combination	(7,517)
Estimated loss	(153,857)
Reversal and write-off	158,438
Effect of foreign currency translation and others	(1,819)
As of March 31, 2023	(78,657)

The estimated loss reversals, in the amounts of R$ 158,438 and R$ 49,858, for the years ended March 31, 2023, and 2022, respectively, refer to inventory write-offs due to items sold and/or consumed.

40

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

7.Biological assets

Raízen’s biological assets comprise unharvested cane cultivated in sugarcane crops, which will be used as a raw material source in the production of sugar, ethanol, and bioenergy upon harvesting.

Planted areas represent only sugarcane crops, not considering the land where the crops are located, which are recognized under Property, plant, and equipment.

The fair value measurement method is the cash flow discounted to present value. The valuation model considers the present value of expected cash flows to be generated, including projections of up to two years, considering the estimates of the effective date for cutting the unharvested cane.

The main assumptions used in determining the fair value, determined by level 3 of the fair value hierarchy, were:

	2023	2022
Estimated harvest area (hectares)	629,290	650,598
Number of total recoverable sugar (“ATR”) per hectare	11.28	10.27
Projected average ATR price per kg (R$/kg)	1.23	1.28
Annual discount rate (based on Weighted Average Capital Cost – WACC)	8.62%	7.68%

In the year ended March 31, 2023, the Company reviewed the assumptions used to calculate the biological asset, the main impacts of which were: (i) increase in agricultural costs; and (ii) decrease in the average ATR price, influenced by the price of ethanol, and by the price of Very High Polarization (“VHP”) sugar, in line with what has been observed in recent months as well as new dollar price projections.

Changes in biological assets are as follows:

	2023	2022
Opening balance	3,913,957	1,353,185
Business combination	-	844,329
Additions to sugarcane treatments	1,976,352	1,324,875
Absorption of harvested sugarcane costs	(1,561,035)	(949,198)
Change in fair value, net of realization	(188,809)	1,340,766
As of March 31, 2023	4,140,465	3,913,957

The estimated fair value could increase (decrease) if:

•	The estimated ATR price was higher (lower);

•	The projected productivity (tons per hectare and quantity of ATR) was higher (lower); and

•	The discount rate was lower (higher).

The operational activities of sugarcane planting are exposed to variations resulting from climate changes, pests, diseases, and forest fires, among other natural forces,

Historically, climatic conditions can cause volatility in the sugar-energy sector and, consequently, in the Company's operating results, as they influence crops by increasing or reducing harvests.

41

RAÍZEN S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

8.              Recoverable taxes

	2023	2022
ICMS (i)	2,530,065	1,908,241
PIS and COFINS (ii)	6,869,082	2,933,464
IVA (iii)	673,790	381,173
Others	550,484	222,377
Estimated loss on realization of taxes (iv)	(28,324)	(28,324)
	10,595,097	5,416,931
Current	(4,336,386)	(3,325,080)
Non-current	6,258,711	2,091,851

The movement of the main taxes to be recovered is detailed below:

	ICMS	PIS and COFINS	IVA	Others (2)	Profit tax credits (Note 17.b)	Total
As of March 31, 2021	1,476,161	1,933,562	384,101	203,696	672,596	4,670,116
Business Combination	111,490	32,884	-	51,937	70,525	266,836
Credit generation (1)	1,744,148	1,374,550	546,575	35,713	637,916	4,338,902
Offset/ liquidation	(1,474,972)	(472,106)	(479,551)	(40,674)	(697,758)	(3,165,061)
Monetary update	1,048	55,289	-	-	23,338	79,675
Others	50,366	9,285	(69,952)	(28,295)	(28,945)	(67,541)
As of March 31, 2022	1,908,241	2,933,464	381,173	222,377	677,672	6,122,927
Business Combination (Note 30.(i).d and 30.(i).e)	14,873	-	-	-	897	15,770
Credit generation (1)	1,451,458	5,716,616	934,535	187,189	785,478	9,075,276
Offset/ liquidation	(928,739)	(1,796,381)	(666,739)	(34,494)	(226,945)	(3,653,298)
Monetary update	3,465	8,417	-	-	58,868	70,750
Others	80,767	6,966	24,821	175,412	(18,987)	268,979
As of March 31, 2023	2,530,065	6,869,082	673,790	550,484	1,276,983	11,900,404

(1)	Includes reimbursements and refunds of ICMS.

(2)	Substantially represented by credits of: IPI, Reintegra and others.

(i)ICMS

It arises from interstate operations for the distribution of oil by-products, in which the tax burden of the receiving state is lower than that retained by the supplier, according to Agreement No, 110/07. The reimbursement takes place through formalization of a process with the States, whereby after the request is approved, the payment is made by the substitute taxpayer, in this case the refinery, by means of a credit in a bank checking account and ICMS credits granted by the states, as provided for in Constitutional Amendment No.123/22 (“EC No.123/2022”) (Note 20.d.i).

To use ICMS credit balances, the Company is internally reviewing certain activities, in particular the logistics of operations with changes in supply hubs. In addition, there are requests for special regimes from certain state tax authorities, requests for authorization to transfer balances between branches in the same state and analysis of credit sales to third parties.

The ICMS recoverable balance presented in these financial statements reflects the amount that the Company expects to realize, less the provision for loss on credits, for which management has no expectation to realize them.

42

RAÍZEN S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(ii)PIS and COFINS

ICMS on the PIS and COFINS tax bases

On March 15, 2017, the Federal Supreme Court of Brazil (“STF”) completed the judgment of Appeal No. 574,706 and, under general resonance, established the thesis that the ICMS does not make up the PIS and COFINS tax base, since this amount does not represent the Company’s revenue/billing. In other words, taxpayers have the right to exclude the ICMS amount recorded in the invoice from the PIS and COFINS tax base.

In 2018, the Company recognized credits referring to periods after March 2017, based on the decision handed down on that date by the STF. In addition, the amounts recognized, referring to prior periods, for the group companies that have been awarded favorable final decisions on the referred matter, that is, a res judicata decision, were calculated based on the accounting and tax systems, considering the ICMS amount recorded in invoices. The accuracy of amounts was assessed by crosschecking the information with the relevant accessory obligations.

Since adoption of the PIS and COFINS noncumulative regime, the Company has been pleading in court the right to exclude ICMS from the PIS and COFINS tax base and concluded that the legal certainty necessary for the recognition of said credits had been reached, due to certain res judicata decisions handed down on lawsuits for the entire period after 5 years of the date of distribution of the lawsuits in court and, in the case of decisions not yet final, credits after October 2, 2017, prospectively, according to the conclusion of the leading case granting the appeal to taxpayers, for which amounts were recorded in tax assets.

On May 13, 2021, the STF concluded the judgment on the modulation of the effects of the decision that excluded the ICMS from the PIS and COFINS tax base (Appeal No. 574,706) and confirmed that the ICMS to be considered is that recorded in the invoice, and not the ICMS amount paid, recognizing credits of this nature for the period from April 2011 to December 2014.

Complementary Law 192/2022 (“LC 192/22”)

On March 11, 2022, LC 192/22 was published, aiming at reducing the tax burden on the oil and gas supply chain. Article 9 of the law established the reduction to zero by December 31, 2022, of PIS and COFINS rates levied on diesel oil, biodiesel and Liquefied Petroleum Gas (LPG), while ensuring that the credits linked to the entire economic chain would remain unaffected.

On May 18, 2022, Provisional Measure 1,118/22 (“MP 1,118/22”) was published, excluding the right to PIS and COFINS credits arising from purchases of diesel oil, LPG and biodiesel. Following this act by the Executive Branch, on June 2, 2022 a claim brought on grounds of unconstitutionality (ADI No. 7181) was filed, which challenged said provision in MP 1,118/22, On June 21, 2022, at a Plenary Meeting the Federal Supreme Court (STF) upheld, by unanimous vote, the decision previously issued by a single judge at a court of appeals level which considered said MP as unconstitutional on the grounds that it did not comply with the principle under which no new increases in social contributions may be collected in a period of less than ninety days after the publication of the respective statute.

As a result of the injunction and because MP 1,118/22 was not converted into law, the wording of LC 192/22 remained in force, which assured to all legal entities in the fuel chain, including Raízen subsidiaries, that PIS and COFINS credits linked to such operations would remain unaffected in the period from March 11, 2022 (date on which LC 192/22 was published) to August 15, 2022 (ninety days after the date of publication of MP 1,118/22, which limited the right to credit by taxpayers), when it started to generate effects, according to the STF’s decision.

Therefore, the Company, supported by external and internal legal counsels, recognized a gain of R$ 3,766,224 in profit or loss for the year ended March 31, 2023, and the related PIS and COFINS credits in the consolidated statement of financial position in “Recoverable taxes”, of which R$ 1,298,323 are current and R$ 2,467,901 are non-current. Additionally, during the year ended March 31, 2023, the Company offset an amount of R$1,107,149 against Corporate Income Tax (Imposto de Renda Pessoa Jurídica) ("IRPJ"), the Social Contribution on Net Income (Contribuição Social sobre o Lucro Líquido) ("CSLL") payable balances.

The recoverable balance of PIS and COFINS presented in these financial statements reflects the amount that the Company expects to realize, less the provision for loss of credits for which Management does not expect to realize, when applicable. The Company estimates that the PIS and COFINS credits will be realized in the next 10 years.

(iii)IVA

This refers to the federal tax applicable in Argentina and Paraguay on commercial transactions with clients and suppliers, whose triggering event, determination, and payment takes place monthly.

43

RAÍZEN S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(iv) Estimated loss on realization of taxes

Changes in estimated loss on realization of taxes are as follows:

As of March 31, 2021	(28,782)
Reversal of estimated loss, net	458
As of March 31, 2022	(28,324)
Reversal (additions) of estimated loss, net	-
As of March 31, 2023	(28,324)

9. Related parties

(a) Summary of balances with related parties

	2023	2022
Assets
Assets classified by currency:
Domestic (local currency)	1,847,682	1,832,077
Foreign (foreign currency) (Note 27.d)	332,802	253,561
	2,180,484	2,085,638
Commercial and administrative transactions (1)
Rumo Group	281,450	339,443
Agricopel Group	114,833	53,125
Shell Group	339,039	250,908
Others	52,625	45,045
	787,947	688,521
Framework agreement and others (2)
Shell Brazil Holding B.V.	625,749	652,165
Shell Brasil Petróleo Ltda.	132,633	100,897
Cosan	580,287	635,200
Others	53,868	8,855
	1,392,537	1,397,117
Total assets	2,180,484	2,085,638
Current	(1,020,519)	(975,556)
Non-current	1,159,965	1,110,082

44

RAÍZEN S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

	2023	2022
Liabilities
Liabilities classified by currency:
Domestic (local currency)	2,192,053	2,438,410
Foreign (foreign currency) (Note 27.d)	3,345,404	2,579,290
	5,537,457	5,017,700
Resource management
Rio Power Participações S.A.	-	1,846
Others	40	-
	40	1,846
Financial transactions
Others	9	9
	9	9
Commercial and administrative transactions (1)
Rumo Group	112,362	64,058
Shell Group	3,333,211	2,567,919
Others	53,046	42,042
	3,498,619	2,674,019
Framework agreement (2)
Shell Brasil Petróleo Ltda.	3,243	154,313
Shell Brazil Holding B.V.	32,986	51,135
Cosan	572,078	665,435
Others	12,719	12,656
	621,026	883,539
Preferred shares and others (3)
Shell Brazil Holding B.V.	184,654	173,497
	184,654	173,497
Corporate reorganization (4)
Uniduto Logística S.A.	-	1,095
Logum Logística S.A.	-	7,070
	-	8,165
Lease liabilities (Note 15.b) (5)
Radar Propriedades Agrícolas S.A.	255,129	245,595
Aguassanta Desenvolvimento Imobiliário S.A.	133,530	157,340
Nova Agrícola Ponte Alta S.A.	132,591	153,959
Aguassanta Agrícola S.A.	73,220	107,124
Jatobá Propriedades Agrícolas Ltda.	84,163	95,899
Nova Amaralina S.A. Propriedades Agrícolas	65,271	79,189
Proud Participações S.A.	63,230	74,872
Terrainvest Propriedades Agrícolas S.A.	60,244	75,539
Águas da Ponte Alta S.A.	62,398	67,653
Bioinvestiments Negócios e Participações S.A.	62,056	71,654
Seringueira Propriedades Agrícolas Ltda.	49,789	61,148
Others	191,488	86,653
	1,233,109	1,276,625
Total liabilities	5,537,457	5,017,700
Current	(2,363,289)	(1,746,606)
Non-current	3,174,168	3,271,094

45

RAÍZEN S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(1)Commercial, administrative, and other transactions

The receivable amounts recorded in assets as related party captions refer to commercial transactions for the sale of products, such as gasoline, diesel, jet fuel, ethanol, sugar, and other materials, as well as advances for acquisition of sugarcane and cargo handling at ports.

The payable amounts recorded in liabilities as related party captions refer to commercial transactions for the purchase of products and provision of services such as: ethanol, diesel, gasoline, road and rail freight, storage, sugar, sugarcane, advances from clients for sugar exports, and granting of licenses for use of the Shell brand (Note 13).

(2)Framework agreement and others

Refer, substantially, to balances recoverable (from) or refundable (to) Raízen's shareholders, as they relate to the period prior to the formation of Raízen.

On March 7, 2023, in the minutes of the meeting of the Board of Directors of the jointly owned subsidiary “Rede Integrada de Lojas de Conveniência e Proximidade S.A.”, an advance for future capital increase (“AFAC”) was approved, in the amount of R$ 45,000, which was paid on March 17, 2023.

(3)Preferred shares and others

Substantially tax credits to be reimbursed to Shell, when effectively used by Raízen, determined by the balances of tax losses and negative basis of social contribution from periods prior to the formation of Raízen.

(4)Corporate reorganization

The amount recorded in liabilities refers to the capital to be paid up in these associates. During the year ended March 31, 2023, the capital amounts were fully paid up.

(5)Lease liabilities

Changes in lease liabilities in the years ended March 31, 2023, and 2022 are as follows:

As of March 31, 2021	933,717
Additions	98,204
Write-offs	(79,486)
Payments	(240,030)
Interest	101,473
Remeasurements	462,747
As of March 31, 2022	1,276,625
Additions	216,519
Write-offs	(88,278)
Payments	(281,622)
Interest	106,049
Remeasurements	3,816
As of March 31, 2023	1,233,109
Current	(233,626)
Non-current	999,483

46

RAÍZEN S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(b)Transactions with related parties (8)

	2023	2022	2021
Sale of goods
Rumo Group (4)	2,479,338	1,760,994	1,189,005
Shell Group (7)	4,976,702	2,912,745	1,623,514
Agricopel Group (5)	1,830,092	1,451,163	780,365
Others	197,747	292,196	78,150
	9,483,879	6,417,098	3,671,034
Purchase of goods and services
Shell Group (7)	(8,772,894)	(4,345,682)	(3,041,339)
Rumo Group (4)	(788,147)	(589,465)	(609,353)
Agricopel Group (5)	(183,992)	(125,281)	(84,683)
Others	(520,174)	(86,751)	(97,852)
	(10,265,207)	(5,147,179)	(3,833,227)
Financial income (expenses) (1)
Shell Group (7)	(157,304)	(114,321)	12,379
Others	(97,498)	(108,265)	(70,275)
	(254,802)	(222,586)	(57,896)
Revenues from services and others (2)
Shell Group (7)	21,888	22,049	3,062
Comgás – Companhia de Gás de São Paulo	15,024	27,365	36,863
Rumo Group (4)	32,651	31,901	26,986
Cosan Lubrificantes e Especialidades S.A.	14,159	10,037	7,319
Others	57,285	18,680	13,369
	141,007	110,032	87,599

Service expenses (3)
Shell Group (7)	(223,108)	(19,486)	(27,368)
Others	(2,841)	(93)	(467)
	(225,949)	(19,579)	(27,835)

47

RAÍZEN S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(1)	Financial income (expenses). net correspond mostly to: (i) interest and exchange differences of PPEs. raised with the indirect subsidiary Raízen Fuels; (ii) gains (losses) from the asset management agreement entered between the companies; (iii) interest on accounts payable to Shell for brand licensing; and (iv) other exchange variations.
(2)	These refer to: (i) lubricant sales commissions to Shell; and (ii) collection of expenses with the sharing of corporate. management and operating costs.
(3)	These refer to: (i) expenses with the sharing of corporate, management and operating costs with RESA; and (ii) expenses with technical support, maintenance of the billing and collection process, commissions on the sale of jet fuel and secondees to Shell.
(4)	“Rumo Group” refers to the railway and port operations represented, mainly, by the following companies: Rumo S.A. Elevações Portuárias S.A. Logispot Armazéns Gerais S.A. Rumo Malha Sul S.A. Rumo Malha Oeste S.A. Rumo Malha Paulista S.A. Rumo Malha Norte S.A. Rumo Malha Central S.A. Portofer Transporte Ferroviário Ltda. ALL Armazéns Gerias Ltda. Terminal São Simão S.A. América Latina Logística Intermodal S.A and Brado Logística S.A.
(5)	“Agricopel Group” refers to sales of fuel represented by the companies Agricopel Comércio de Derivados de Petróleo Ltda. Posto Agricopel Ltda. Agricopel Diesel Paraná Ltda. and Blue Administradora de Bens Ltda. whose relationship takes place through FIX Investimentos Ltda. which is the noncontrolling shareholder of Raízen Mime.
(6)	The Company’s purchase transactions with the subsidiaries Blueway. Sabbá and Raízen Trading LLP, subsidiary of RESA, are substantially represented by those originating from imports of ethanol and oil and its derivatives in the foreign market.
(7)	“Shell Group” refers to the commercial transactions conducted by Shell Aviation Limited, Shell Overseas Investments B.V., Shell Trading Rotterdam, Shell Companhia Argentina, Shell Trading US Company, Shell Brazil Holding B.V., Shell Brasil Petróleo Ltda. and Shell International Petroleum, and granting of the license to use the Shell brand by Shell Brands International AG.
(8)	Transactions with related parties are entered into on an arm’s length basis, in line with those prevailing in the market or that the Company would conduct with third parties.

(c)Guarantees

Considering that Raízen operates a centralized corporate treasury area, the Company is the guarantor of certain debts of its subsidiary RESA.

48

RAÍZEN S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(d)Officers and members of the Board of Directors

Fixed and variable compensation to key management personnel of Raízen, including statutory officers and members of the Board of Directors, recognized in profit or loss for the years ended March 31, 2023, 2022 and 2021, is as follows:

	2023	2022	2021
Regular compensation	(75,580)	(74,766)	(58,074)
Bonuses and other variable compensation	(69,489)	(84,802)	(41,973)
Share-based payment (Note 21)	(13,085)	(24,540)	-
Total compensation	(158,154)	(184,108)	(100,047)

The Company shares the corporate, management and operating costs and structures with its subsidiary RESA. Key management personnel include mostly RESA employees, and the costs are transferred to the Company through the issue of debt note. In April and May 2021, the Company recognized in the consolidated statement of income the amount of R$ 11,897 related to these expenses transferred by RESA and that include key management personnel. As from June 1, 2021, with the corporate reorganization of RESA, these expenses are fully eliminated in the consolidation.

10.Contract assets

As of March 31, 2021	2,730,497
Business combination	285,291
Additions	724,290
Amortization (1)	(579,822)
Effect of foreign currency translation	(73,663)
As of March 31, 2022	3,086,593
Business combinations (Notes 30.(i).b and 30.(i).d)	14,478
Additions	824,925
Amortization (1)	(615,494)
Effect of foreign currency translation	(79,235)
As of March 31, 2023	3,231,267
Current	(577,133)
Non-current	2,654,134

(1)	Recognized in the statement of income for the year under “Net operating revenue” (Note 22).

49

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

11.Investments

	Investments					Equity accounting result
	Country	Business activity	Equity interest	2023	2022	2023	2022	2021
Book value
Joint ventures
Grupo Nós	Brazil	Convenience and proximity stores	50.00%	145,248	190,499	(45,251)	(11,946)	7,715
Raízen and Wilmar Sugar Pte. Ltd.	Singapore	Trading	50.00%	-	-	-	-	(1,388)
Other	Brazil	Energy	50.00% to 57.89%	17,095	15,246	2,088	3	-
				162,343	205,745	(43,163)	(11,943)	6,327
Associates
Termap S.A.	Argentina	Sea terminal	3.50%	376	323	-	-	-
Latitude Logística Portuária S.A.	Brazil	Port operation	50.00%	7,877	10,190	(2,313)	1,111	(311)
Navegantes Logística Portuária S.A.	Brazil	Port operation	33.33%	22,478	21,689	(11,211)	(3.090)	(1,218)
Nordeste Logística I S.A.	Brazil	Port operation	33.33%	5,797	4,266	2,494	2,145	(197)
Nordeste Logística II S.A.	Brazil	Port operation	33.33%	18,965	13,639	(2,341)	(899)	(190)
Nordeste Logística III S.A.	Brazil	Port operation	33.33%	16,623	11,750	(460)	320	(216)
Centro de Tecnologia Canavieira S.A.	Brazil	R&D	20.86%	184,967	169,220	21,725	27,186	14,302
Logum Logística S.A.	Brazil	Logistics	30.00%	313,623	312,059	(57,035)	(58,919)	(73,438)
Uniduto Logística S.A.	Brazil	Logistics	46.48%	48,560	48,338	(8,855)	(9,139)	(11,385)
Gera Soluções e Tecnologia S.A.	Brazil	Energy	30.00%	7,732	3,939	(12,397)	-	-
Dunamis SPE S.A.	Brazil	Energy	1.00%	1,048	-	(30)	-	-
				628,046	595,413	(70,423)	(41,285)	(72,653)
				790,389	801,158	(113,586)	(53,228)	(66,326)
Appreciation of assets, net attributed to joint venture and associates
Grupo Nós				480,278	495,639	(15,361)	(15,361)	(15,361)
CGB Caruaru Energia Ltda.				5,819	-	(233)	-	-
Gera Soluções e Tecnologia S.A.				3,056	-	(123)	-	-
J.F Energia S.A.				5,731	-	(230)	-	-
Rio Power Participações S.A.				13,938	-	(559)	-	-
				508,822	495,639	(16,506)	(15,361)	(15,361)
Goodwill on investments
Uniduto Logística S.A.				5,676	5,676	-	-	-
Centro de Tecnologia Canavieira S.A.				51,946	51,946	-	-	-
Gera Soluções e Tecnologia S.A.				22,018	-	-	-	-
				79,640	57,622	-	-	-
Total investments				1,378,851	1,354,419	(130,092)	(68,589)	(81,687)

50

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(a)Changes in investments

As of March 31, 2021	1,317,291
Additions	133,556
Business combination	28,509
Equity accounting result	(68,589)
Dividends	(57,133)
Effect of foreign currency translation and others	785
As of March 31, 2022	1,354,419
Business combination (Note 30.(i).c)	51,708
Equity accounting result	(130,092)
Share of equity of investees (2)	(3,191)
Additions (1)	111,929
Dividends	(7,494)
Effect of foreign currency translation and others	1,572
As of March 31, 2023	1,378,851

(1)The additions to the investment conducted in the years ended March 31, 2023, and 2022 were:

For the year ended March 31, 2023

  Capital contributions in cash were made in associates Nordeste Logística II S.A., Nordeste Logística III S.A. and Navegantes Logística Portuária S.A. in the amounts of R$ 7,667, R$ 5,333 and R$ 12,000, respectively;

  Capital increases in associates Logum Logística S.A. (“Logum”) and Uniduto Logística S.A. (“Uniduto”), in the amounts of R$ 58,599 and R$ 9,078, fully paid up through a current account. In the fiscal year the amounts of R$ 7,070 and R$ 1,095 were also paid up in currency in the same associates, these amounts were recorded as unpaid capital, in “Related parties”, as of March 31, 2022 (Note 9.a.6); and

  Capital increases in other investees in the amount of R$ 19,252, fully paid up through a current account.

51

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

For the year ended March 31, 2022

  Capital contributions in cash were made in associates Navegantes Logística Portuária S.A., Nordeste Logística I S.A., Nordeste Logística II S.A. and Nordeste Logística III S.A. in the amounts of R$ 3,700, R$ 1,333, R$ 6,900 and R$ 1,767, respectively;

  Capital contributions in cash to the subsidiaries Blueway and RESA, in the amounts of R$ 750,000 and R$ 5,250,000, respectively,

  Capital increases in cash in the indirect associates Uniduto e Logum in the amounts of R$ 12,903 and R$ 83,243, respectively;

  On August 10, 2021, the acquisition of all shares issued by Raízen Centro-Sul by the Company was concluded, for the amount of R$ 6,929,180. Additionally, on November 1, 2021, 50% of the equity interest in the capital of Raízen Paraguay S.A. was acquired by the Company for the net present value of R$ 599,097; and

  In March 2022, the Company approved a capital increase in the associate Latitude Logística Portuária S.A. in the amount of R$ 5,000, through payment of grant credits.

There were no changes in the percentage of interest held in the capital of these investees, since all shareholders made capital contributions proportionally to their held interest.

(2)Refers to gains (losses) from financial instruments designated as hedge accounting, net of deferred taxes, effects of foreign currency translation, and of actuarial revaluation recognized in comprehensive income and effects of capital transaction of Raízen’s investees and involving interest of non-controlling shareholders.

52

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(b)Selected information of the “Grupo Nós”

The table below summarizes the financial information of the “Grupo Nós”, based on the financial statements, adjusted by the recognition of fair value adjustments on the date of establishment of the joint venture and by differences in accounting policies, when applicable. The table also reconciles the summarized financial information at the carrying amount of the interest held by Raízen in the joint venture.

	2023	2022
Current assets	232,783	311,040
Non-current assets	624,081	333,963
Current liabilities	(285,393)	(112,571)
Non-current liabilities	(275,557)	(145,525)
Equity	295,914	386,907
Attributable to non-controlling shareholders	(5,418)	(5,909)
Attributable to controlling shareholders	290,496	380,998
Equity interest of Raízen	50.00%	50.00%
Share of equity	145,248	190,499
Fair value adjustments on JV investments	532,762	532,762
Accumulated amortization of fair value adjustments	(52,484)	(37,123)
Net fair value adjustments	480,278	495,639
Carrying amount of the equity interest	625,526	686,138

	2023	2022
Net operating revenue	558,335	261,910
Loss for the year	(89,401)	(21,611)
Capital transactions	1,316	-
Attributable to non-controlling shareholders	(2,417)	(2,280)
Attributable to controlling shareholders	(90,502)	(23,891)
Equity interest of Raízen	50.00%	50.00%
Equity accounting result	(45,251)	(11,946)

53

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(c)Selected information on associates and other joint ventures

The table below describes the financial information of the Company’s main associates and other joint ventures:

					2023
	Assets	Liabilities	Equity	Net operating revenue	Income/(loss)
Latitude Logística Portuária S.A. (1)	77,919	(62,165)	(15,754)	13,091	(4,626)
Navegantes Logística Portuária S.A. (1)	175,269	(107,828)	(67,441)	-	(33,636)
Nordeste Logística I S.A. (1)	40,803	(23,411)	(17,392)	19,918	7,483
Nordeste Logística II S.A. (1)	78,620	(21,720)	(56,900)	3,334	(7,024)
Nordeste Logística III S.A. (1)	75,428	(25,553)	(49,875)	13,011	(1,380)
Centro de Tecnologia Canavieira S.A.	1,007,678	(120,971)	(886,707)	313,037	105,411
Logum Logística S.A. (1)	3,529,780	(2,503,369)	(1,026,411)	251,941	(170,926)
Uniduto Logística S.A. (1)	104,543	(56)	(104,487)	-	(19,054)
Iogen Energy Corporation (2)	38,359	(400,476)	362,117	-	(1,476)
CGB Caruaru Energia Ltda. (1)	13,838	(9,395)	(4,443)	-	(576)
J.F Energia S.A. (1)	10,215	(1,424)	(8,791)	4,263	2,604
Rio Power Participações S.A. (1)	34,311	(16,210)	(18,101)	5,114	1,855
Gera Soluções e Tecnologia S.A. (1)	36,833	(11,059)	(25,774)	-	(41,324)

					2022
	Assets	Liabilities	Equity	Net operating revenue	Income/(loss)
Latitude Logística Portuária S.A. (1)	73,106	(52,726)	(20,380)	8,757	2,222
Navegantes Logística Portuária S.A. (1)	171,917	(106,843)	(65,074)	-	(9,271)
Nordeste Logística I S.A. (1)	69,870	(57,073)	(12,797)	16,381	6,436
Nordeste Logística II S.A. (1)	55,456	(14,535)	(40,921)	3,135	(2,697)
Nordeste Logística III S.A. (1)	74,913	(39,659)	(35,254)	10,222	960
Centro de Tecnologia Canavieira S.A.	910,117	(98,557)	(811,560)	367,427	132,145
Logum Logística S.A. (1)	3,226,669	(2,269,038)	(957,631)	177,416	(196,396)
Uniduto Logística S.A. (1)	106,378	(2,371)	(104,007)	-	(19,663)
Iogen Energy Corporation (2)	34,065	(384,082)	350,017	-	(219)
CGB Caruaru Energia Ltda. (1)	15,861	(8,849)	(7,012)	7	6
J.F Energia S.A. (1)	8,516	(3,812)	(4,704)	-	-
Rio Power Participações S.A. (1)	25,836	(9,615)	(16,221)	-	-
Gera Soluções e Tecnologia S.A. (1)	14,566	(1,435)	(13,131)	-	-

(1)	The fiscal year of these investees ends on December 31 of each year.
(2)	Shared controlled company, in which the Company holds 50% of the common shares, whose fiscal year ends on August 31 of each year. The Company did not recognize an estimated loss of equity in subsidiaries since it is not responsible for legal or constructive (non-formalized) obligations to make payments on behalf of this company.

54

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

12.       Property, plant, and equipment

	Land and rural properties	Buildings and improvements	Machinery, equipment, and facilities	Aircraft, vessels and vehicles	Furniture, fixtures, and IT equipment	Construction in progress	Sugarcane planting	Frequently replaced parts and components	Others	Total
Cost or valuation:
As of March 31, 2021	1,274,330	3,453,910	14,666,126	708,620	299,098	1,939,720	7,299,280	1,457,327	63,980	31,162,391
Business combination	93,598	446,489	2,020,194	18,929	12,527	80,774	495,869	111,895	5,601	3,285,876
Additions	24	21,608	131,913	2,968	7,407	2,707,534	1,040,396	1,502,920	16,533	5,431,303
Write-offs	(16,267)	(9,415)	(165,362)	(46,794)	(3,713)	(17,393)	(24,215)	-	(12)	(283,171)
Constitution of estimated loss, net	(2,809)	(25,617)	(20,040)	10,307	(315)	17,378	-	-	-	(21,096)
Transfers (1)	8,408	310,118	1,219,781	20,137	47,913	(1,717,362)	(273,022)	(752,873)	(1,632)	(1,138,532)
Effect of foreign currency translation and others	(149,982)	(184,035)	(794,461)	(8,405)	(10,516)	(184,613)	-	-	(15,276)	(1,347,288)
As of March 31, 2022	1,207,302	4,013,058	17,058,151	705,762	352,401	2,826,038	8,538,308	2,319,269	69,194	37,089,483
Business combination (Note 30.(i))	3,757	48,269	87,304	18	1,120	15,677	-	-	-	156,145
Additions	3,924	26,135	74,964	980	5,378	5,291,671	1,490,683	1,591,022	12,245	8,497,002
Write-offs	(46,904)	(21,665)	(278,942)	(60,181)	(9,113)	(14,524)	(6,103)	-	(200)	(437,632)
Reversal of estimated loss, net	(330)	5,023	8,844	3,043	1,340	-	-	-	192	18,112
Transfers (1)	3,335	84,266	1,318,885	22,741	43,643	(1,816,507)	643	(1,545,102)	239,869	(1,648,227)
Effect of foreign currency translation and others	51,860	74,358	287,271	3,062	3,673	69,330	-	-	(2,002)	487,552
As of March 31, 2023	1,222,944	4,229,444	18,556,477	675,425	398,442	6,371,685	10,023,531	2,365,189	319,298	44,162,435
Accumulated depreciation:
As of March 31, 2021	-	(790,955)	(6,068,409)	(386,525)	(204,744)	-	(5,191,761)	(752,358)	(41,027)	(13,435,779)
Depreciation in the year	-	(156,561)	(1,235,600)	(61,246)	(37,666)	-	(645,050)	(942,702)	(11,460)	(3,090,285)
Write-offs	-	4,030	131,114	40,383	2,147	-	-	-	12	177,686
Transfers (1)	-	(191)	9,536	(4,096)	(463)	-	273,022	753,495	714	1,032,017
Effect of foreign currency translation and others	-	78,426	403,016	5,134	5,053	-	-	-	101	491,730
As of March 31, 2022	-	(865,251)	(6,760,343)	(406,350)	(235,673)	-	(5,563,789)	(941,565)	(51,660)	(14,824,631)
Depreciation in the year	-	(171,837)	(1,212,553)	(64,204)	(43,482)	-	(813,854)	(1,566,256)	(22,184)	(3,894,370)
Write-offs	-	11,563	228,082	57,193	10,822	-	-	-	85	307,745
Transfers (1)	-	26,819	(43,882)	(114)	5,382	(3,079)	-	1,566,318	(85)	1,551,359
Effect of foreign currency translation and others	-	(29,192)	(150,324)	(1,963)	(1,872)	-	-	-	197	(183,154)
As of March 31, 2023	-	(1,027,898)	(7,939,020)	(415,438)	(264,823)	(3,079)	(6,377,643)	(941,503)	(73,647)	(17,043,051)
Net residual value:
As of March 31, 2023	1,222,944	3,201,546	10,617,457	259,987	133,619	6,368,606	3,645,888	1,423,686	245,651	27,119,384
As of March 31, 2022	1,207,302	3,147,807	10,297,808	299,412	116,728	2,826,038	2,974,519	1,377,704	17,534	22,264,852

(1)	Refers, substantially, to transfers of construction in progress to the corresponding asset categories after being capitalized, including transfers of software costs to “Intangible assets”.

55

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Construction in progress

The balances of construction in progress refer mainly to: (i) construction of E2G plant; (ii) expansion of the bioenergy park (Barra Mansa 1 Project – Paraguaçu); (iii) construction of solar energy generation and distribution plants; (iv) irrigation implementation and expansion projects; (v) improvements in irrigation systems (economizers); (vi) construction and expansion of biogas plants; (vii) construction of solar energy plants; (viii) investments in industrial maintenance and improvement, agricultural automation, in addition to Safety, Health and Environment and administrative investments; (ix) projects for the construction of new fuel distribution terminals and expansion, modernization and improvement of existing terminals; (x) investment in service stations under the Shell banner; (xi) investments in large clients (B2B), such as acquisition and installation of equipment, installation of gas stations in these large consumer clients; and (xii) expansion, modernization and improvement of airports, such as the acquisition of supply vehicles, expansion of fire hydrant networks and supply points. During the year ended March 31, 2023, several projects were concluded, totaling R$ 1,816,507 (R$ 1,531,254 in 2022).

Capitalization of borrowing costs

In the year ended March 31, 2023, borrowing costs at Raízen totaled R$ 74,233 (R$ 71,200 in 2022). As of March 31, 2023, the weighted average annual rates of financial charges for certain debts were 12.42% (6.36% in 2022).
56

Raízen S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023
In thousands of Reais - R$, unless otherwise indicated

13.              Intangible assets

	Software license	Goodwill	Brands	Contractual relationships with clients	Operating authorization	Granting rights and others	Sharecropping agreements	Sugarcane supply agreements	Technology	Total
Cost or valuation:
As of March 31, 2021	763,102	2,758,749	532,348	428,231	-	87,640	18,123	181,516	185,061	4,954,770
Business combination	8,844	1,297,156	60,746	-	-	1,470	-	-	-	1,368,216
Additions (1)	133,013	-	1,722,993	-	-	28,769	-	-	-	1,884,775
Capital contribution	-	-	-	-	-	(5,000)	-	-	-	(5,000)
Transfers (2)	122,837	-	-	-	-	(18,347)	(1)	-	75	104,564
Effect of foreign currency translation and others	(11,384)	(120,423)	(10,189)	(67,962)	-	(2,284)	-	-	-	(212,242)
As of March 31, 2022	1,016,412	3,935,482	2,305,898	360,269	-	92,248	18,122	181,516	185,136	8,095,083
Business combination (Note 30.(i))	7,709	(107,815)	-	35,062	124,711	-	-	-	-	59,667
Additions (3)	225,051	-	37,332	45,000	-	-	-	-	-	307,383
Write-offs	(1,095)	-	-	-	-	-	-	-	-	(1,095)
Transfers (2)	97,219	-	-	-	-	(57,202)	-	-	-	40,017
Effect of foreign currency translation and others	5,241	33,672	1,845	24,777	-	(478)	-	-	-	65,057
As of March 31, 2023	1,350,537	3,861,339	2,345,075	465,108	124,711	34,568	18,122	181,516	185,136	8,566,112
Accumulated amortization:
As of March 31, 2021	(489,035)	(431,380)	(527,963)	(70,330)	-	(34,966)	(18,077)	(119,015)	(109,292)	(1,800,058)
Amortization in the year	(94,389)	-	(122,496)	(42,911)	-	(477)	-	(10,658)	(18,450)	(289,381)
Transfers (2)	(5,097)	-	-	-	-	76	(1)	-	(75)	(5,097)
Effect of foreign currency translation and others	4,750	-	487	15,075	-	-	-	-	-	20,312
As of March 31, 2022	(583,771)	(431,380)	(649,972)	(98,166)	-	(35,367)	(18,078)	(129,673)	(127,817)	(2,074,224)
Amortization in the year	(126,570)	-	(144,861)	(35,294)	(4,830)	(977)	(39)	(3,841)	(18,591)	(335,003)
Write-offs	250	-	-	-	-	-	-	-	-	250
Transfers (2)	(351)	-	-	-	-	2,502	-	-	-	2,151
Effect of foreign currency translation and others	(1,739)	-	129	(6,239)	-	-	-	-	-	(7,849)
As of March 31, 2023	(712,181)	(431,380)	(794,704)	(139,699)	(4,830)	(33,842)	(18,117)	(133,514)	(146,408)	(2,414,675)
Net residual value:
As of March 31, 2023	638,356	3,429,959	1,550,371	325,409	119,881	726	5	48,002	38,728	6,151,437
As of March 31, 2022	432,641	3,504,102	1,655,926	262,103	-	56,881	44	51,843	57,319	6,020,859

57

Raízen S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023
In thousands of Reais - R$, unless otherwise indicated

(1)On May 20, 2021, Raízen signed the renewal of the license agreement for use of the Shell brand with Shell Brands, for a minimum period of 13 (thirteen) years, renewable in certain cases, subject to the compliance with certain conditions established in the contract.

(2)These refer to amounts transferred from the line item “Property, plant and equipment” in the amount of R$ 96,868 and transfers to the line item “Right of Use” in the amount of R$ 54,700 referring to the granting of lease contracts of public infrastructure areas.

(3)Neolubes signed the renewal of the license agreement for use of the Shell brand with Shell Brands, for a minimum term of 13 (thirteen) years, renewable in certain cases, subject to the compliance with certain conditions established in the agreement.

Goodwill

This refers to goodwill paid for expected future profitability. As of March 31, 2023, and 2022, the balance of goodwill is as follows:

	2023	2022
On business combination of Cosan Combustíveis Lubrificantes S.A.	348,103	348,103
On acquisition of Latina	70,432	70,432
On acquisition of Raízen Argentina (1)	303,573	283,101
On acquisition of Raízen Centro-Sul (Note 30.(i).a)	687,385	757,487
On acquisition of Raízen Paraguay (Note 30.(i).b) (1)	313,034	313,075
On acquisition of Costa Rica Canavieira Ltda.	57,169	57,169
On acquisition of Cerrado Açúcar e Álcool S.A.	24,660	24,660
On acquisition of RESA (formerly Cosan S.A. Açúcar e Álcool)	558	558
On acquisition of Univalem S.A. Açúcar e Álcool	5,018	5,018
On acquisition of Usina Açucareira Bom Retiro S.A.	81,575	81,575
On acquisition of Usina Benálcool	149,247	149,247
On acquisition of Usina Santa Luíza	42,348	42,348
On acquisition of Usina Zanin Açúcar e Álcool	98,380	98,380
On acquisition of Vertical	4,313	4,313
On acquisition of Corona Group	380,003	380,003
On acquisition of Destivale Group	42,494	42,494
On acquisition of Mundial Group	87,435	87,435
On establishment of FBA – Franco Brasileira S.A. Açúcar e Álcool	4,407	4,407
On merger of Curupay S.A. Participações	109,841	109,841
On payment of capital at Mundial	14,800	14,800
On acquisition of Usinas Santa Cândida e Paraíso	431,272	431,272
On acquisition of RWXE	8,430	8,430
On acquisition of Ryballa	5,400	5,400
On acquisition of Gera Nex Participações (Note 30.(i).c)	63,288	163,504
On acquisition of Payly (Note 30.(i).e)	75,744	-
Others	21,050	21,050
	3,429,959	3,504,102

(1)As of March 31, 2023, the goodwill generated by the acquisition of Raízen Argentina and Raízen Paraguay includes the balance of the effect of foreign currency translation in the amount of R$ 81,674 and less R$ 49,845 (R$ 61,202 and less R$ 63,090 in 2022), respectively,

58

Raízen S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023
In thousands of Reais - R$, unless otherwise indicated

Impairment analysis for cash generating units containing goodwill

Raízen assessed the recoverable amount of goodwill at least annually.

Management uses the value in use method to determine the recoverable amount, which is based on the projection of the discounted cash flows expected from the cash-generating units (CGU) determined by management based on the budgets that consider the assumptions related to each CGU, using information available in the market and prior performance.

The Company’s discounted cash flows related to the CGU “Marketing and Services” of Brazil, Argentina and Paraguay were prepared for a 5-year period and carried at perpetuity without considering the actual growth rate, based on past performance and expectations for market development. Cash flows arising from the continued use of related assets are adjusted for specific risks and use the post-tax discount rate, calculated at 9.16% per year (6.91% in 2022),

The main assumptions used by the Company were: (i) prices based on the market expectation, (ii) estimated growth rates for the business sector, and (iii) extrapolations of growth rates based on the Brazil, Argentina and Paraguay Gross Domestic Product (GDP). The entire future cash flow was discounted at rates that reflect specific risks related to the relevant assets in each cash-generating unit.

The discounted cash flows of the subsidiary RESA and its subsidiaries, which comprise substantially the CGUs “Sugar” and “Renewables”, were prepared for a period of 25 years, in accordance with a reasonable time to recover the assets related to the activities of their economic sector. No real growth rate was considered in the year of the cash flow or in perpetuity, based on past performance and expectations for market development. The discount rate used was 9.16% per year (6.91% in 2022).

The main assumptions used for subsidiary RESA and its subsidiaries were: (i) expected price of sales of commodities over the long term; (ii) productivity in agricultural areas; (iii) performance of Total Recoverable Sugar (“TRS”); and (iv) operating and administrative costs. The entire cash flow was discounted at rates that reflect specific risks related to the relevant assets in each cash-generating unit.

As a result of the annual impairment tests, no significant losses were recognized in the years ended March 31, 2023, and 2022. The determination of the recoverability of assets depends on certain key assumptions as described above, which are influenced by the market, technological and economic conditions prevailing when such test is carried out and, therefore, it is not possible to determine whether impairment losses will occur in the future and, in the event, they occur, if they will be material.

59

Raízen S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023
In thousands of Reais - R$, unless otherwise indicated

 14.Suppliers and advances to suppliers

(a)Suppliers

	2023	2022
Suppliers - agreement (i)	9,681,469	9,483,222
Suppliers of materials and services (ii)	6,943,091	5,767,281
Oil products suppliers (iii)	3,489,503	2,046,248
Ethanol suppliers (iii)	798,385	879,788
Sugarcane suppliers (iv)	539,890	882,975
	21,452,338	19,059,514
Domestic (local currency)	13,911,342	11,873,453
Abroad (foreign currency) (Note 27.d)	7,540,996	7,186,061
	21,452,338	19,059,514

(i)The Company has agreements related to payments with financial institutions (“Agreements”) through which certain suppliers may anticipate their receivables related to products and services provided to the Company, directly with financial institutions. Under such Agreements, the supplier elects whether to anticipate the receivables and the financial institutions decide whether or not to acquire said credits, without interference from Raízen. The use of the Agreements does not imply any change in the notes issued by the suppliers, maintaining the conditions regarding the original amounts and payment terms which is approximately 99 days, falling within the Company's ordinary operational cycle.

(ii)Balance payable to suppliers of materials and services refers to acquisitions of machinery and equipment for the bioenergy parks, distribution bases and own reseller gas stations, as well as several services contracted.

(iii)The balances payable to suppliers of oil products and ethanol refer to installment purchases made by Raízen.

(iv)The sugarcane harvest period, which usually takes place between April and December of each year, generally has a direct impact on the balance with sugarcane suppliers and the respective cutting, loading and transportation services.

(b)Advances to suppliers

	2023	2022
Performance (1)	-	3,383,055
Sugarcane (2)	401,325	691,247
Suppliers of materials and services	211,664	332,165
	612,989	4,406,467
Domestic (local currency)	521,607	4,318,161
Abroad (foreign currency)	91,382	88,306
	612,989	4,406,467
Current	(392,647)	(4,215,961)
Non-current	220,342	190,506

(1)

These refer to advances on commodity export performance, backed by US dollars, related to the purchase of goods for future delivery, specifically for export purposes, which were fully performed in the year ended March 31, 2023.

(2)	These refer to advances made to sugarcane suppliers that are monetarily adjusted on a monthly basis according to the conditions and indices specifically agreed in the contracts.

60

Raízen S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023
In thousands of Reais - R$, unless otherwise indicated

15Leases

(a)Right of use assets

As of March 31, 2023, right of use assets are presented in the following categories:

	Land	Properties and other	Aircraft and vehicles	Machinery and equipment	Manufacturing facilities	Total
Cost or valuation:
As of March 31, 2021	6,526,339	436,698	865,255	398,860	97,323	8,324,475
Business combination	2,685,755	143	3,563	251,227	-	2,940,688
Additions	1,185,531	94,814	164,508	239,083	-	1,683,936
Write-offs	(391,678)	(4,437)	(48,965)	(26,213)	-	(471,293)
Remeasurements (1)	3,117,724	104,620	35,205	(812)	30,811	3,287,548
Transfers	-	5,013	(85)	-	-	4,928
Effect of foreign currency translation and others	(48,334)	(32,491)	(108,377)	(325)	-	(189,527)
As of March 31, 2022	13,075,337	604,360	911,104	861,820	128,134	15,580,755
Business combination (Note 30.(i).d)	-	512	-	-	-	512
Additions	1,456,951	213,768	861,866	107,671	-	2,640,256
Write-offs	(459,078)	(2,205)	(21,214)	(24,817)	-	(507,314)
Remeasurements (1)	15,592	52,577	25,518	23,709	11,883	129,279
Transfers	(8,637)	64,810	7,645	(66)	-	63,752
Effect of foreign currency translation and others	13,360	13,006	37,980	85	-	64,431
As of March 31, 2023	14,093,525	946,828	1,822,899	968,402	140,017	17,971,671
Accumulated amortization:
As of March 31, 2021	(1,747,416)	(241,355)	(475,548)	(102,643)	(11,886)	(2,578,848)
Amortization in the year	(1,952,606)	(142,020)	(221,673)	(164,428)	(6,512)	(2,487,239)
Write-offs	115,450	701	38,264	4,230	-	158,645
Transfers	-	(5,013)	-	-	-	(5,013)
Effect of foreign currency translation and others	8,950	25,224	77,070	91	-	111,335
As of March 31, 2022	(3,575,622)	(362,463)	(581,887)	(262,750)	(18,398)	(4,801,120)
Amortization in the year	(2,386,350)	(134,639)	(274,031)	(192,092)	(8,217)	(2,995,329)
Write-offs	141,268	(974)	11,484	575	-	152,353
Transfers	2,924	1,119	(13,086)	(9)	-	(9,052)
Effect of foreign currency translation and others	(3,656)	(9,662)	(29,101)	(31)	-	(42,450)
As of March 31, 2023	(5,821,436)	(506,619)	(886,621)	(454,307)	(26,615)	(7,695,598)
Net residual value:
As of March 31, 2023	8,272,089	440,209	936,278	514,095	113,402	10,276,073
As of March 31, 2022	9,499,715	241,897	329,217	599,070	109,736	10,779,635

(1)	Index adjustment, substantially comprised of the variation in the price of the Council of Sugarcane, Sugar and Ethanol Producers of the State of São Paulo (“CONSECANA”) applied to lease and sharecropping agreements of RESA and its subsidiaries.

61

Raízen S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023
In thousands of Reais - R$, unless otherwise indicated

We present below the weighted average amortization rates by class of right of use as of March 31, 2023, and 2022:

Class	2023	2022
Land	12%	18%
Properties	16%	34%
Aircraft and vehicles	14%	22%
Machinery and equipment	15%	17%
Manufacturing facilities	6%	6%

(b)Lease liabilities

Changes in lease liabilities in the years ended March 31, 2023, and 2022 are as follows:

As of March 31, 2021	5,075,194
Business combination	3,140,666
Additions	1,585,732
Write-offs	(236,699)
Payments	(2,512,155)
Interest	722,465
Amortizations by advances and others	(112,175)
Remeasurements (1)	2,824,801
Effect of foreign currency translation	(63,125)
As of March 31, 2022	10,424,704
Business combination (Note 30.(i))	512
Additions	2,423,737
Write-offs	(304,949)
Payments	(2,737,691)
Interest	979,002
Amortization by advances and others	(117,590)
Remeasurements (1)	125,463
Effect of foreign currency translation	21,321
As of March 31, 2023	10,814,509
Domestic (local currency)	10,440,259
Abroad (foreign currency) (Note 27.d)	374,250
10,814,509
Current	(2,658,519)
Non-current	8,155,990

(1)	Updating of the restatement index, substantially composed of the variation in the price of CONSECANA applied to lease and sharecropping agreements of RESA and its subsidiaries.

62

Raízen S.A.

Notes to the combined consolidated financial statements
as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023
In thousands of Reais - R$, unless otherwise indicated

The weighted average incremental rate applied to the Company’s lease liabilities as of March 31, 2023, was 10.1% (9.3% in 2022).

As of March 31, 2023, the maturity of lease liabilities of third parties and related parties (Note 9.a) is as follows:

Maturity	Present value	Future value
1 to 12 months	2,892,145	3,483,761
13 to 24 months	2,053,205	2,899,494
25 to 36 months	1,729,010	2,383,116
37 to 48 months	1,472,012	1,965,098
49 to 60 months	1,057,371	1,419,557
61 to 72 months	754,666	1,018,930
73 to 84 months	510,808	707,254
85 to 96 months	383,087	530,113
97 to 120 months	485,195	690,099
More than 121 months	710,119	1,034,244
Gross amount	12,047,618	16,131,666
Potential right of PIS and COFINS recoverable (1)	1,079,787	1,439,887

(1)	This refers to the potential right of PIS/COFINS credits on payments of lease calculated based on the theoretical rate of 9.25%, applicable in Brazil. The purpose of this disclosure is to comply with Memorandum Circular CVM/SNC/SEP No. 02/2019 and is only an estimate. Therefore, these credits are not those that could effectively be used by Raízen, and its subsidiaries located in Brazil in the future. In such event, the referred to credits may be materially different due to possibility of the effective rate being different from the theoretical rate or due to subsequent changes in Brazilian tax legislation.

63

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

16.Loans and financing

Purpose	Final maturity	Index	Annual effective average interest rate (1)
			2023	2022	2023	2022
Debt classification per currency:
Denominated in Brazilian real (R$)					13,178,849	8,667,568
Denominated in foreign currency (Note 27.d)					16,305,127	13,657,246
					29,483,976	22,324,814
Debt type (2):
PPE	Mar/30	US$ + Libor	4.92%	2.10%	6,714,549	7,283,197
PPE	Mar/29	Fixed rate	4.10%	2.56%	3,833,982	1,338,946
PPE	May/27	SOFR	6.74%	-	253,010	-
Senior Notes Due 2027	Jan/27	US$	5.30%	5.30%	3,622,804	3,565,225
Agribusiness Receivables Certificate (“CRA”)	Aug/37	IPCA	10.36%	10.35%	5,906,491	3,721,611
Agribusiness Receivables Certificate (“CRA”)	Jul/29	CDI	13.18%	11.29%	1,836,809	2,297,306
BNDES	Mar/24	URTJLP	7.45%	6.08%	314	982
BNDES	Dec/30	Fixed rate	4.20%	3.66%	92,595	176,269
BNDES	Apr/24	UMBND	5.41%	5.04%	5,785	14,315
BNDES	Dec/38	IPCA	9.23%	11.72%	150,840	160,546
Advances on Exchange Contracts (“ACC”)	-	Fixed rate	-	1.21%	-	189,843
Debentures	Mar/32	IPCA + interest	9.80%	11.26%	2,432,079	1,170,895
Term Loan Agreement	Apr/24	US$ + Libor	6.01%	2.00%	1,014,572	957,484
Rural financial product note (“CPF-R”)	Nov/29	CDI	15.74%	13.42%	1,052,373	1,037,064
Schuldschein	-	Euribor	-	1.82%	-	318,931
Finep	-	Fixed rate	-	5.00%	-	22,069
Machinery and Equipment Financing (Finame)/Lease	Jul/25	Fixed rate	6.93%	6.70%	13,657	27,358
Resolution No, 2471 (PESA)	Apr/23	IGP-M	5.01%	16.51%	35,303	35,226
Resolution No, 2471 (PESA)	Oct/25	Fixed rate	3.00%	3.00%	23	30
Export Credit Notes (“NCE”)	Jul/30	CDI	15.69%	-	1,652,582	-
Working capital and others	Mar/24	Fixed rate	13.13%	2.84%	866,208	7,517
					29,483,976	22,324,814
Expenses incurred with the placement of the securities:
CRA					(2,394)	(25,316)
CPR-F					(8,570)	(9,855)
Senior Notes Due 2027					(2,622)	(3,099)
BNDES					(1,198)	(1,653)
PPE					(6,598)	(10,015)
NCE					(7,656)	-
					(29,038)	(49,938)
					29,454,938	22,274,876
Current					(4,855,395)	(1,565,260)
Non-current					24,599,543	20,709,616

(1)	The annual effective interest rate corresponds to the contract fee plus Libor (London InterBank Offered Rate), Euribor (European Interbank Offered Rate), SOFR (Secured Overnight Financing Rate), URTJLP, IGP-M, UMBND, IPCA or CDI, where applicable.
(2)	Loans and financing are generally guaranteed by promissory notes from Raízen. In certain cases, they also have security interest, such as: i) credit rights arising from energy trading contracts (BNDES); ii) National Treasury Certificates (“CTN”) and land mortgage (PESA); iii) property, plant, and equipment; and/or iv) fiduciary alienation of financed assets (Finame/PESA).

64

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

As of March 31, 2023, overdue installments in the long term, less amortization of expenses with placement, is as follows:

Maturity	2023
13 to 24 months	4,837,670
25 to 36 months	1,305,443
37 to 48 months	5,410,090
49 to 60 months	3,819,063
61 to 72 months	4,280,241
73 to 84 months	2,186,297
85 to 96 months	1,015,843
More than 97 months	1,744,896
24,599,543

Raízen’s main loans and financing are detailed below:

(a)Pre-export financing

Between 2015 and 2022, the Company and its subsidiaries entered into pre-export financing agreements with various financial institutions for financing for future export of products, including the withdrawal from credit facilities held by the Company with a syndicate of international banks. During the year ended March 31, 2023, the Company, through its subsidiaries RESA and Raízen Argentina, entered into new PPE agreements totaling R$ 4,386,107 (R$ 4,215,685 in 2022), equivalent to US$ 872,406 thousand (US$ 785,094 thousand in 2022). Outstanding PPE agreements on March 31,2023 expire in 2030.

In March 2023, the Company renegotiated the maturities of certain PPE contracts, originally scheduled for 2023 and 2025, in the amount of US$425,000 thousand, equivalent to R$2,161,185, for new maturities between 2028 and 2030, with immaterial changes to other contractual terms.

(b)Term Loan Agreement

On March 25, 2019, the indirect subsidiary Raízen Fuels took out a syndicated loan of US$ 200,000 thousand, corresponding to approximately R$ 775,00 on that date, with final maturity on April 30, 2024.

(c)Senior Notes Due 2027

In January 2017 and July 2020, the indirect subsidiary Raízen Fuels issued Senior Notes in the international market, totaling the principal amount of US$ 500,000 thousand and US$ 225,000 thousand, respectively, with payment of half-yearly interest in July each year and principal in January 2027.

65

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(d)Agribusiness Receivables Certificate (CRA)

The funds raised were used in the activities conducted by the Company and its subsidiaries, substantially related to agribusiness, in the ordinary course of business. As of March 31, 2023, the CRA agreements payable are as follows:

Taken out on	Company	Issuer	Issue	Series	Maturity	Principal
May/16	RESA	RB Capital Companhia de Securitização	1st	4th	May/23	209,294
May/17	RESA	RB Capital Companhia de Securitização	1st	6th	Apr/23	738,814
May/17	RESA	RB Capital Companhia de Securitização	1st	7th	Apr/24	230,877
Dec/17	Raízen S.A.	RB Capital Companhia de Securitização	1st	11th	Dec/23	501,489
Dec/17	Raízen S.A.	RB Capital Companhia de Securitização	1st	12th	Dec/24	204,024
Mar/19	RESA	RB Capital Companhia de Securitização	6th	1st	Mar/25	300,000
Mar/19	RESA	RB Capital Companhia de Securitização	6th	2nd	Mar/26	600,000
Jul/19	RESA	True Securitizadora S.A.	6th	1st	Jul/29	228,190
Jul/19	RESA	True Securitizadora S.A.	6th	2nd	Jul/29	787,658
Jun/20	RESA	True Securitizadora S.A.	8th	2nd	Jun/27	352,426
Jun/20	RESA	True Securitizadora S.A.	8th	2nd	Jun/30	728,056
Sep/22	RESA	True Securitizadora S.A.	38th	1st	Aug/32	1,060,000
Sep/22	RESA	True Securitizadora S.A.	38th	2nd	Aug/37	940,000
						6,880,828

In May 2022, RESA settled the CRA agreement, related to the first issue of the single series signed in May 2016, in the principal amount of R$ 465,706.

(e)Debentures

Between November 2019 and April 2022, the Brazilian SEC (“CVM”) granted to subsidiary RESA registration for its Public Issue of Simple Debentures, non-convertible into shares, of the unsecured type, at the nominal value of R$ 1,000,00, as shown below:

	Index	Principal	Receipt date	Maturity
4th Series	IPCA	900,000	11/28/2019	11/16/2029
5th Series	IPCA	169,518	06/15/2020	06/15/2030
7th Series I (1)	IPCA	768,094	04/13/2022	03/15/2029
7th Series II (1)	IPCA	428,591	04/13/2022	03/15/2032
		2,266,203

(1)	Contracts entered into by RESA related to the first issue of Sustainability-Linked Debentures (SLD) linked to Environmental, Social and Corporate Governance (ESG) goals.

(f)Advances on Exchange Contracts (ACC)

In May and June 2022, the subsidiary RESA raised ACCs in the amount of R$ 442,350, equivalent to US$ 90,000 thousand, which were fully settled during the year ended March 31, 2023.

(g)NCE

In July and December 2022, the subsidiary RESA raised NCEs in the amount of R$ 600,000 and R$ 1,000,000, with final maturity in July 2030 and December 2029, respectively.

66

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(h)Other loans raised and/or settled in this year

In June 2022, the subsidiary RESA raised R$1,750,000 for working capital with annual fixed rate of 14.09%. This agreement was fully settled in March 2023.

In September 2022, the indirect subsidiary Raízen Fuels settled the Schuldschein agreement, signed in September 2015, in the principal amount of € 60,000 thousand, for R$ 317,842, of which R$ 316,120 refers to principal and R$ 1,722 to interest.

(i)Revolving Credit Facility

As of March 31, 2023, the revolving credit facilities taken out by the Company and not used until the closing date of these financial statements are as follows:

Beneficiary	Institution	Amount in US$	Maturity
Raízen Fuels	Syndicate of banks	300,000	Apr/2024
Raízen Fuels	Syndicate of banks	700,000	Dec/2026
		1,000,000

(j)Covenants

The Company is not subject to compliance with financial ratios and is subject only to certain covenants of loan and financing agreements, such as cross-default and negative pledge, which have been met in accordance with contractual requirements. As of March 31, 2023, and 2022, the Company is in compliance with all covenants referring to loans, financing and debentures.

(k)Fair value

As of March 31, 2023, and 2022, the carrying amount and fair value of the loans and financing, determined by level 2 of the fair value hierarchy, are shown below:

	Amount raised, updated		Fair value (1)		Financial income (expenses)
Type	2023	2022	2023	2022	2023	2022	2021
PPE	9,281,619	5,909,878	9,079,993	5,908,687	200,436	27,900	29,056
CRA	6,201,995	3,437,400	5,906,491	3,300,027	158,131	185,230	10,837
Term Loan Agreement	1,017,947	948,244	1,014,572	957,484	12,615	1,419	397
Senior Notes Due 2027	1,948,031	3,499,794	1,824,506	3,565,225	188,957	261,804	12,465
Schuldschein	-	315,524	-	318,931	3,407	16,135	16,149
Debentures	2,613,704	1,291,025	2,432,079	1,170,895	61,495	89,703	(5,741)
	21,063,296	15,401,865	20,257,641	15,221,249	625,041	582,191	63,163

(1)	Includes a fair value assessment balance as of March 31, 2023, and 2022, amounting to R$ 805,655 and R$ 180,614, respectively.

Other loans and financing have no quoted value and the fair value substantially approximates their carrying amount, due to exposure to variable interest rates and the immaterial changes in the Raízen’s credit risk.

67

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

17.Income tax and social contribution

(a)Reconciliation of income tax and social contribution income (expenses)

	2023	2022	2021
Income before income tax and social contribution	3,263,580	4,251,352	2,206,643
Income tax and social contribution at nominal rate (34%)	(1,109,617)	(1,445,460)	(750,259)
Adjustments to calculate the effective rate:
Government grant	175,489	78,386	28,258
Tax overpayment - Selic (1)	98,141	79,093	-
Change in rate of foreign company (2)	-	(195,038)	(12,773)
Unrecognized deferred taxes	3,197	76,767	(11,810)
Reversal of deferred taxes (3)	(94,796)	-	-
Effect of foreign exchange variations on assets and liabilities abroad	25,859	154,389	(24,232)
Interest on own capital	97,648	154,524	50,055
Difference between deemed income and taxable income rates	35,728	57,870	34,295
Equity accounting result	(44,231)	57,587	(22,550)
Others	52,328	9,162	49,214
Income tax and social contribution income (expenses)	(760,254)	(972,720)	(659,802)
Effective rate	23.3%	22.9%	29.9%

(1)	On September 24, 2021, the Federal Supreme Court of Brazil (“STF”), upon ruling Appeal No. 1,063,187 that has not yet become final and unappealable, recognized the unconstitutionality of the IRPJ and CSLL on the Selic-based adjustment (arrears interest and monetary update) levied on tax overpayments. The Company and its subsidiaries are parties to ongoing individual lawsuits, which have not yet become final and unappealable, claiming the definitive exclusion of this tax levy. Considering the legal grounds contained in the appeal to the STF, the Company reassessed the likelihood of success, considering that it is probable that the tax treatment will be accepted, and started recognizing the credit from IRPJ and CSLL.
(2)	This refers to the change in Argentine tax legislation, enacted in June 2021, which changed the income tax rate from 25% to 35%.
(3)	On March 31, 2023, the indirect subsidiary Raízen Biomassa reversed the totality of the deferred tax assets due to the revision of the evaluation of its ability to recover the referred credits, resulting from projections of future taxable income.

(b)Recoverable income tax and social contribution

	2023	2022
IRPJ	622,058	516,493
CSLL	211,950	120,476
Tax credits of domestic entities	834,008	636,969
Tax credits of entities abroad	442,975	40,703
	1,276,983	677,672
Current assets	(744,795)	(605,854)
Non-current assets	532,188	71,818

On March 31, 2023, the indirect subsidiary Raízen Biomassa reversed all deferred tax assets, due to the review of the assessment of its ability to recover said credits, resulting from projections of future taxable income.

68

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(c)Income tax and social contribution payable (current)

	2023	2022
IRPJ	27,183	118,613
CSLL	8,841	37,558
Tax debts of domestic entities	36,024	156,171
Tax debts of entities abroad	5,155	4,495
	41,179	160,666

(d)                Deferred income tax and social contribution assets and liabilities

						2023	2022
Assets/(liabilities)	Basis	IRPJ 25%	Basis	IRPJ 25%	CSLL 9%	Total	Total
Tax losses	1,148,140	287,035	11,857,104	2,964,276	-	2,964,276	2,462,315
Tax losses of foreign entities	-	-	235,296	58,824	-	58,824	6,190
Negative basis for social contribution	1,149,644	-	12,537,478	-	1,128,373	1,128,373	836,405
Temporary differences:
Remuneration and employee benefits	193,244	48,311	710,709	177,677	63,964	241,641	194,099
Unrealized income (loss) from derivatives	-	-	-	-	-	-	533,537
Lease liability and right of use	31,415	7,854	2,157,832	539,458	194,205	733,663	399,466
Tax overpayment – Selic	81,309	20,327	402,547	100,637	36,229	136,866	70,875
Share-based payment	58,003	14,501	58,003	14,501	5,220	19,721	14,384
Fair value of inventories	2,951	738	2,951	738	266	1,004	2,753
Exchange variation	856,909	214,227	2,252,603	563,151	202,734	765,885	492,527
Capitalized borrowing costs	10,888	2,722	-	-	-	-	-
Provisions and other temporary differences	700,159	175,040	1,840,444	460,111	165,640	625,751	779,418
Total deferred tax assets		770,755		4,879,373	1,796,631	6,676,004	5,791,969
Amortized tax goodwill	(940,094)	(235,024)	(2,535,524)	(633,881)	(228,197)	(862,078)	(787,932)
Capitalized borrowing costs	-	-	(339,609)	(84,902)	(30,565)	(115,467)	(106,490)
Biological assets	-	-	(2,169,382)	(542,346)	(195,244)	(737,590)	(801,785)
Refund of ICMS	(284,315)	(71,079)	(481,815)	(120,454)	(43,363)	(163,817)	(98,972)
Revaluation of property, plant and equipment	-	-	(1,165,741)	(291,435)	(104,917)	(396,352)	(527,229)
Effect on changes in depreciation rates of PPE	(351,921)	(87,980)	(2,966,915)	(741,729)	(267,022)	(1,008,751)	(1,033,465)
Unrealized income (loss) from derivatives	(514,638)	(128,660)	(410,976)	(102,744)	(36,988)	(139,732)	-
Fair value of financial liabilities	(161,076)	(40,269)	(686,953)	(171,738)	(61,826)	(233,564)	(57,191)
Fair value in the formation of the joint venture (Note 11.b)	(480,278)	(120,069)	(480,278)	(120,069)	(43,225)	(163,294)	(168,517)
Contractual relationships with clients	(155,829)	(38,957)	(157,994)	(39,499)	(14,219)	(53,718)	(59,549)
Fair value of property, plant and equipment items, intangible assets and others	(123,379)	(30,845)	(966,306)	(241,576)	(86,968)	(328,544)	(361,188)
Total deferred tax liabilities		(752,883)		(3,090,373)	(1,112,534)	(4,202,907)	(4,002,318)
Total deferred taxes		17,872		1,789,000	684,097	2,473,097	1,789,651
Deferred taxes - Assets, net						3,636,927	3,163,593
Deferred taxes - Liabilities, net						(1,163,830)	(1,373,942)
Total deferred taxes						2,473,097	1,789,651

69

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(e)Changes in deferred taxes, net

As of March 31, 2020	(623,278)
Use of income tax and social contribution tax loss carryforwards for settlement of Refis	(13,794)
Credit in P&L	804,802
Deferred taxes on other comprehensive income	643,605
Effect of foreign currency translation and others	(196,649)
As of March 31, 2021	614,686
Business combination	1,113,368
Credit on share issuance costs (Note 20.a)	56,504
Credit in P&L	446,539
Deferred taxes on other comprehensive income	(615,232)
Effect of foreign currency translation and others	173,786
As of March 31, 2022	1,789,651
Business combination (Note 30.(i))	77,624
Credit in P&L	916,353
Deferred taxes on other comprehensive income	(124,912)
Use of income tax and social contribution tax loss carryforwards for settlement of Refis	(2,833)
Effect of foreign currency translation and others	(182,786)
As of March 31, 2023	2,473,097

(f)Realization of deferred income tax and social contribution

In assessing the ability to recover deferred taxes, management takes into consideration projections of future taxable profit and changes in temporary differences. Deferred tax assets are recognized only when it is probable that they will be used in the future. There is no expiration date for the use of the income tax and social contribution tax loss carryforwards balances, however the use of the tax loss carryforward is limited to 30% of annual taxable profits.

As of March 31, 2023, Raízen expects to realize deferred tax assets in certain entities, including income and social contribution tax loss carryforwards and temporary differences, as follows:

Years	Total
2023 and 2024	899,781
2025	781,165
2026	482,355
2027	956,743
From 2027 onwards	3,555,960
Total	6,676,004

(g)Uncertain tax positions

From the perspective of the provisions of this decision and considering the Company's accounting policies, as well as Circular Letter No. 1/2023/CVM/SNC/SEP of February 13, 2023, the Company evaluated its final and unappealable legal proceedings and did not identify material impact on the individual and consolidated financial statements for the year ended March 31, 2023.

70

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

18.Provision for legal disputes and judicial deposits

Breakdown of legal disputes considered as probable loss

When Raízen was set up in 2011 it was agreed that Shell and Cosan would reimburse Raízen and its subsidiaries for legal disputes that were ongoing or originated before its formation. As of March 31, 2023, and 2022, the balances of reimbursable and non-reimbursable lawsuits are described below:

	2023	2022
Tax	607,457	608,725
Civil	443,855	463,364
Labor	787,251	672,124
Environmental	85,447	91,740
	1,924,010	1,835,953
Non-reimbursable legal disputes	991,160	913,218
Reimbursable legal disputes	932,850	922,735
	1,924,010	1,835,953

When Raízen was set up in 2011 it was also agreed that the Company and its subsidiaries would reimburse shareholders Shell and Cosan regarding the judicial deposits made on the date before its formation. As of March 31, 2023, and 2022, the balances of refundable deposits and non-refundable deposits are as follows:

	2023	2022
Tax	537,750	469,245
Civil	41,297	79,734
Labor	165,833	174,481
	744,880	723,460
Own judicial deposits	448,541	356,426
Refundable judicial deposits	296,339	367,034
	744,880	723,460

(i)Non-reimbursable legal disputes

	Tax	Civil	Labor	Environmental	Total
As of March 31, 2022	135,759	147,895	588,451	41,113	913,218
Provisioned for the year (a)	30,369	40,015	290,401	-	360,785
Reversals and write-offs (a)	(63,306)	(10,145)	(157,198)	(11,135)	(241,784)
Payments	(22,165)	(9,598)	(113,144)	(2,220)	(147,127)
Monetary and foreign exchange updates (b)	13,024	15,361	104,987	2,315	135,687
Effect of foreign currency translation	(988)	(25,597)	(4,800)	1,766	(29,619)
As of March 31, 2023	92,693	157,931	708,697	31,839	991,160

(a)	Recognized in the statement of income for the year, except for the reversals of monetary update, recognized under “Financial income (expenses)”.
(b)	Recognized in the statement of income for the year under “Financial income (expenses)”.

71

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(ii)Reimbursable legal disputes (1)

	Tax	Civil	Labor	Environmental	Total
As of March 31, 2022	472,964	315,470	83,674	50,627	922,735
Provisioned for the year	65,770	27,689	9,212	12,753	115,424
Reversals and write-offs	(106,519)	(95,979)	(16,991)	(5,657)	(225,146)
Payments	(5,274)	(6,886)	(4,477)	(5,815)	(22,452)
Monetary and foreign exchange updates	87,822	45,632	7,137	1,698	142,289
As of March 31, 2023	514,763	285,926	78,555	53,606	932,850

(1)	The movement does not have and will never affect the result, due to the Company’s right to reimbursement.

(iii)Total legal disputes

	Tax	Civil	Labor	Environmental	Total
As of March 31, 2022	608,725	463,364	672,124	91,740	1,835,953
Provisioned for the year	96,139	67,704	299,613	12,524	475,980
Reversals and write-offs	(169,825)	(106,124)	(174,189)	(16,792)	(466,930)
Payments	(27,439)	(16,484)	(117,621)	(8,035)	(169,579)
Monetary and foreign exchange updates	100,846	60,993	112,124	4,013	277,976
Effect of foreign currency translation	(989)	(25,598)	(4,800)	1,997	(29,390)
As of March 31, 2023	607,457	443,855	787,251	85,447	1,924,010

(a)Tax

	2023	2022
ICMS (i)	266,549	264,709
IPI (ii)	167,359	135,614
PIS and COFINS (iii)	65,531	21,355
IRPJ and CSLL (iv)	35,841	88,175
Others (v)	72,177	98,872
	607,457	608,725
Non-reimbursable legal disputes	92,693	135,759
Reimbursable legal disputes	514,764	472,966
	607,457	608,725

72

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(i)ICMS

The amount recorded as a provision for ICMS credits is represented by: a) tax assessments received that, despite being defended, are assessed as probable loss by the Company’s legal advisors; (b) use of finance credits and charges in matters on which understanding of the Company’s management and tax advisors differ from tax authorities’ interpretations; (c) questioning of the breach of accessory obligation (CAT Ordinance) in the period from January 2001 to December 2004, related to the methodology for calculating ICMS credits in the state of São Paulo, in the monetarily adjusted amount of R$ 127,663 (R$ 123,185 in 2022).

In the year ended March 31, 2022, payments were made in the consolidated amount of R$287,313, mainly related to ICMS debts, prior to the formation of Raízen due to the enrollment in the Minas Gerais State amnesty program. Therefore, the tax contingencies were paid and reimbursed by Shell to the Company, with a consequent reduction in the balances of related parties due from contractual transactions with shareholders.

(ii)IPI

The amount recorded as a provision for IPI credits is represented by: (a) tax assessment notice received referring to imported goods and other notices; (b) offset of credits deriving from inputs used in exempt shipment; and (c) IPI Seletividade, a matter recently judged by the Federal Supreme Court of Brazil (“STF”), under General Resonance (RE No. 592145, matter 080) unfavorably to the taxpayer.

(iii)PIS and COFINS

The amount recorded as a provision for PIS and COFINS credits is represented by: (a) contribution from 1997 to 1999 referring to merger of company; and (b) IPI credits used to offset PIS and COFINS deriving from inputs used in exempt shipments.

(iv)IRPJ and CSLL

These refer to interlocutory decisions related to different offsets carried out by PER/DCOMP (E-Requests for Federal Tax Recovery, Refund or Offset) related to IPI credits used to offset IRPJ and CSLL. Said offset stopped being approved because a tax assessment notice was issued to stop recognition of credits based on the fact that, in the period from January 2008 to September 2010: (a) the Company did not record and pay IPI owed at the rate of 8% on certain transactions classified in TIPI (table of IPI levy); and (b) the Company did not reverse IPI credits referring to inputs used in the industrialization of certain products classified in TIPI, considering that shipment of such products is not taxed.

In the first item, the dispute occurs due to difference about classification of products as oil by-products and, in the second item, it occurs because authorities do not recognize the right to maintain IPI credits on shipment transactions that are exempt or not taxed.

73

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(v)CIDE

The Company provisioned CIDE on services rendered in oil and natural gas exploration and production activities conducted before the formation of Raízen, whose balance as of March 31, 2023, totals R$ 422,919 (R$ 476,060 in 2022). The amounts due were deposited in court, in the same amount, reason there will be no financial disbursement by the Company. Accordingly, both balances are presented on a net basis in these financial statements.

(b)Civil, labor, and environmental

Raízen is a party to several civil lawsuits related to compensation for property and pain and suffering damages, contractual disputes, real estate and credit recovery discussions, among others.

Raízen is also a party to several labor claims filed by former employees and employees of service providers who question, among others, the payment of overtime, night shift, employee's safety and health risk premiums job reinstatement, refund of deductions made in payroll of payment such as confederative association dues and union dues.

The main environmental demands are related to environmental remediation work to be conducted at filing stations, distribution bases and airports.

Legal disputes considered as possible losses and, thus, no provision for legal disputes has been recognized in the financial statements

(a)Tax

	2023	2022
ICMS (i)	6,561,901	6,436,674
IRPJ and CSLL (ii)	3,935,115	3,913,090
PIS and COFINS (ii)	8,160,714	7,115,541
INSS (iii)	333,188	232,596
ISS (iv)	289,117	255,393
Offsets with IPI credit - IN No. 67/1998 (v)	139,905	140,239
MP 470/2009 – debt in installment payment (vi)	246,801	243,688
IPI (vii)	287,300	394,184
Others	1,868,295	1,610,158
	21,822,336	20,341,563
Non-reimbursable legal disputes	13,894,645	12,492,413
Reimbursable legal disputes	7,927,691	7,849,150
	21,822,336	20,341,563

74

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(i)ICMS

Refers substantially to: (i) portion related to fine of the tax assessment notice served due to the alleged nonpayment of ICMS and noncompliance with accessory obligation, in an operation involving sharecropping agreement and toll manufacturing, from May 2005 to March 2006 and May 2006 to March 2007; (ii) ICMS levied on shipping of crystallized sugar for export, which, according to the tax agent, is classified as semi-finished good and, under ICMS regulation, is subject to taxation; (iii) ICMS levied on alleged divergences in the sugar and ethanol inventories, arising from the comparison between the magnetic tax files and the Inventory Registration Books; (iv) tax assessment notices related to collection of the ICMS tax differential resulting from sales of ethanol intended to companies located in other States of the Country, which, based on a superseding rule, had their state registrations revoked; (v) ICMS requirement resulting from disallowance of diesel oil credits used in the agro-industrial production process, with a defense filed for being essential to the Company’s activities, based on article 155, paragraph 2, item I of the Federal Constitution and Supplementary Law No. 87/96; (vi) ICMS credits not reversed; (vii) lack of full reversal of ICMS-ST credits for ICMS tax substitution (ICMS-ST); (viii) noncompliance with accessory obligations; (ix) ICMS-ST requirement in interstate sales to industrial clients; (x) undue use of credits from Controls for ICMS tax credits on permanent assets (“CIAP”); (xi) inventory difference; (xii) alleged undue use of credits related to ICMS-ST on diesel in the capacity of final consumer; (xiii) matching credit allegedly unduly taken; and (xiv) tax credits related to freight (transport services) allegedly unduly used since the subsequent operation is exempt or not taxed.

(ii)IRPJ, CSLL, PIS, COFINS and IOF

Main legal disputes refer to: (a) tax assessment notices on credit offsetting arising from the Semi-Annual PIS regime and offsets of federal taxes not approved by the Brazilian IRS (“RFB”), for which Raízen has been challenging these collections at the proper levels; and (b) tax assessment notices for the collection of IRPJ and CSLL for the years 2011, 2012, 2013 and 2014, derived from the exclusion of income from amortization of goodwill on investments accounted for under the equity method. This goodwill was contributed by Cosan Lubrificantes e Especialidades S.A., formerly named Cosan Combustíveis e Lubrificantes S.A., to the Company. Raízen presented an objection requesting full cancellation of the tax assessment notice issued; (c) disallowances of PIS and COFINS credits, in the non-cumulative system, provided for in Law No. 10,637/2002 and Law No. 10,833/2003. These disallowances stem, in summary, from the restrictive interpretation of the RFB regarding the concept of "inputs", as well as different interpretations of the said laws. These challenges are still at the administrative level; (d) requests for reimbursement of PIS and COFINS in connection with offsetting proceedings. After presentation of the Protest Letter in March 2013, the DRJ (Judgment Office) determined the write-off of ongoing proceedings, so that PIS and COFINS credit rights referring to certain quarters from 2008 to 2009 are recalculated; (e) in the year ended March 31, 2020, the Brazilian IRS considered as “non-declared” the requests for reimbursement and/or offsetting of non-cumulative PIS and COFINS credits with different origins (Law No. 10,637/02 and Law No. 10,833/03) for the periods from 2014 to 2016, based on the argument that the credits are linked to a lawsuit that challenges the exclusion of ICMS from the PIS and COFINS tax base. Because the understanding of the tax authorities is mistaken, Raízen continues with the administrative discussion; (f) tax assessment notices related to the unconstitutionality of expansion of PIS and COFINS tax base brought by Law No. 9,718/98, in which STF considered as unconstitutional; (g) tax assessment notices filed by the Brazilian IRS for the collection of IRPJ and CSLL from prior years relating to offsets of tax losses, deductibility of amortization expenses of certain goodwill and taxation of differences of revaluations of assets comprising property, plant and equipment; (h) lawsuit in 2018, related to the disallowance of goodwill based on expected future profitability, deducted from the IRPJ and CSLL tax base of subsidiary RESA for calendar years 2013 to 2016. The defense was presented considering that the amortization of goodwill occurred under the terms of the applicable legislation (article 386 of RIR/99 and articles 7 and 8 of Law No. 9,532/97); and (i) PIS and COFINS difference determined because of CIDE offset. For tax authorities, such deduction could only have been made in the event of payment.

75

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(iii)INSS

Possible legal disputes related to INSS involve mainly: (i) revision of the legal disputes linked to MPS/SRP Revenue Procedure No. 03/2005, from 2005 to 2011, which are now assessed as remote loss due to the probable recognition of laches term, MPS/SRP Revenue Procedure No. 03/2005 restricted the constitutional immunity of social security taxes on export revenue, and exports are now taxed through commercial exporting companies or trading companies; (ii) requirement of the contribution for purposes of the National Rural Learning Service (SENAR) on direct and indirect export operations, where the Brazilian IRS (“RFB”) understands that there is no right to constitutional immunity; and (iii) requirement of the social security tax on resale of goods in the domestic market and to third parties that are not included in the social security tax base calculation, which only applies to gross revenue resulting from the production effectively occurring in the facilities and not from purchased goods.

(iv)ISS

This refers to the collection of ISS by the cities in the state of Espírito Santo, on services rendered in sea waters (in the BC-10 block), as those cities understand that those services would have been provided within their territory and, therefore, the ISS should have been paid to those cities in that state.

(v)Offsets with IPI credit – IN 67/98

RFB Regulatory Instruction No. 67/98 brought with it the possibility of a refund of IPI collected in the period from January 14, 1992, to November 16, 1997, on amorphous refined sugar. Accordingly, subsidiary RESA, for the years in which the payment was made, pleaded to offset amounts against other taxes due. However, the Brazilian IRS dismissed requests for refund as well as an offset. Thus, subsidiary RESA administratively appealed against the dismissal.

After notification of payment of debts object of an offset in view of the changes introduced by IN SRF No. 210/02, subsidiary RESA filed a writ of mandamus with an injunction request to suspend the enforceability of offset taxes, with the aim of impeding the Public Administration from executing these debts. The injunction was granted by the competent court.

(vi)MP 470/2009 – installment payment of debts

Federal Revenue Service partially rejected requests for payment of federal tax debts in installments made by subsidiary RESA, with the argument that offered tax loss is not sufficient to settle respective debts. Subsidiary RESA and its legal advisors consider that the losses indicated existed and were available for such use.

(vii)IPI

RFB Regulatory Instruction No. 67/98 validated the procedure adopted by industrial facilities that shipped products without recording and paying IPI, related to operations with demerara, upper quality granulated sugar, special granulated sugar, extra special granulated sugar, and refined granulated sugar, carried out from July 6, 1995, to November 16, 1997, and with refined amorphous sugar carried out from January 14, 1992, to November 16, 1997. This ruling was used in the respective proceedings brought by the Brazilian Federal Revenue Services, whose likelihood of loss is classified as possible, according to the assessment of Raízen’s legal advisors.

76

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(b)Civil, labor, and environmental

	2023	2022
Civil	1,688,652	1,540,894
Labor	342,036	351,950
Environmental	173,861	201,000
	2,204,549	2,093,844
Non-reimbursable legal disputes	984,781	1,039,410
Reimbursable legal disputes	1,219,768	1,054,434
	2,204,549	2,093,844

These legal disputes substantially refer to: (a) change in risk assessment in administrative proceeding with CADE filed against Shell; (b) reparation for emergent damages; (c) loss of profits; (d) compensation for pain and suffering damages; and (e) attorney’s fees.

Contingent assets

Raízen, through its subsidiary Blueway, engages in tax claims for damages related to the right to exclude the ICMS from the PIS and COFINS tax base, the realization of which is not virtually certain yet and, therefore, represent contingent assets not recognized in these financial statements. Accordingly, it is not yet possible to estimate the possible future accounting and financial effects of these claims.

19.Commitments

The Company has fuel purchase agreements with third parties in order to guarantee part of its future trading, it also has contracts for rail transportation with the purpose of transporting fuel from the supply bases to the reseller stations, whose amount to be paid is determined according to the price agreed in the contract.

Raízen has stockpiling service contracts for fuels with third parties, in accordance with the logistics and storage objectives in certain regions.

Through RESA and its subsidiaries, Raízen has commitments to purchase sugarcane, fuel, industrial equipment, electric and steam energy, lease and sharecropping agreements, sugar storage, transportation and handling services.

The commitments to purchase sugarcane with third parties are intended to guarantee part of its production in subsequent harvests. The amount of sugarcane to be acquired is calculated based on the estimated amount to be milled per area based on their expected productivity where sugarcane plantations are located. The amount to be paid by RESA and its subsidiaries is determined at the end of each crop year, according to the price published by the CONSECANA (Council of Sugarcane, Sugar and Ethanol Producers in the São Paulo State – Brazil).

77

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Raízen entered into agreements with the Rumo Group for the transportation and handling of sugar for exports.

As of March 31, 2023, the volumes related to purchase commitments and service agreements by crop are as follows:

Years	Sugarcane (in tons)	Fuel (in cubic meters)	Transport (in cubic meters)	Storage (in cubic meters)	Sugar transportation and handling (in tons)
2024	44,242,657	1,855,910	4,894,820	5,969,800	10,199,429
2025	38,851,678	-	4,769,622	4,355,208	1,400,000
2026	33,151,814	-	3,786,109	3,144,858	-
2027	27,219,945	-	3,786,109	2,522,360	-
2028 onwards	40,241,490	-	3,786,109	2,331,864	-
Total contracted volume	183,707,584	1,855,910	21,022,769	18,324,090	11,599,429
Total estimated payments (nominal value)	29,217,200	7,702,510	1,261,445	1,532,241	493,239
20.              Equity

As mentioned in Note 2.1, the Company accounted for the Corporate Reorganization using the predecessor method of accounting, as a result the consolidated financial statements are presented “as if” Raízen Group, is the predecessor of the Company.

Prior to the Corporate Reorganization, the combined consolidated financial statements of the Raízen Group presented a Net Investment, as the Raízen Group was not a stand-alone legal entity and therefore it did not have equity accounts such as capital, capital reserves, income reserves, equity valuation adjustments, among other. As such, the statements of changes in equity of these combined consolidated financial statements include only two items named equity attributable to controlling interest and noncontrolling interest.

78

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(a)               Capital and capital reserve

As of March 31, 2023, the Raízen’s fully subscribed and paid-in capital amounts to R$ 6,859,670 and is represented as follows:

	2023
	Common shares	%	Preferred shares	%	Total	%
Shell	4,496,786,292	50.0%	60,810,825	4.5%	4,557,597,117	44.0%
Cosan	4,496,786,292	50.0%	60,810,825	4.5%	4,557,597,117	44.0%
Treasury shares	-	-	34,284,534	2.5%	34,284,534	0.3%
Free float	-	-	1,203,030,716	88.5%	1,203,030,716	11.7%
Total shares (book-entry and no-par-value shares)	8,993,572,584	100.0%	1,358,936,900	100.0%	10,352,509,484	100.0%

	2022
	Common shares	%	Preferred shares	%	Total	%
Shell	4,496,786,292	50.0%	55,810,825	4.1%	4,552,597,117	44.0%
Cosan	4,496,786,292	50.0%	55,810,825	4.1%	4,552,597,117	44.0%
Treasury shares	-	-	6,907,800	0.5%	6,907,800	0.1%
Free float and others	-	-	1,240,407,450	91.3%	1,240,407,450	11.9%
Total shares (book-entry and no-par-value shares)	8,993,572,584	100.0%	1,358,936,900	100.0%	10,352,509,484	100.0%

Both common and preferred shares are entitled to receive mandatory dividends on the same basis. Dividends should be equivalent, at least, 1% of net income, net of mandatory legal reserve.

Common and preferred shares are entitled to reimbursement based on share price.

Common shares have full voting rights and preferred shares have restricted voting rights related to certain matters set forth in the Company’s Bylaws.

Only common shares have convertibility rights. Each common share can be converted by decision of its holder into a preferred share at the ratio of 1:1, subject to the limits set forth in the Brazilian Corporate Law.

As part of the Corporate Reorganization, at the Annual and Extraordinary General Meeting (“AEGM”) held on June 1, 2021, shareholders Shell and Cosan contributed 100% of the shares they owned in RESA to Raízen in exchange of shares issued by Raízen in the amount of R$ 5,727,866, the which amount was allocated to capital and capital reserve for R$ 1,078,157 and R$ 4,649,709, respectively. As a result Raìzen issued 7,332,154,111 new common registered book-entry and no-par-value shares and its subscribed and paid-in capital resulted in R$ 3,000,000, represented by 8,993,572,584 registered and no-par-value shares.

79

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

The consolidated net assets of RESA at book value contributed by the shareholders to Raízen on June 1, 2021, are shown below:

Accounts	Amount
Cash and cash equivalents	2,636,055
Restricted cash	1,770,440
Derivative financial instruments – assets	7,228,593
Trade accounts receivable	1,849,584
Inventories	2,395,789
Advances to suppliers	588,145
Dividends receivable	54,466
Biological assets	1,288,025
Recoverable income tax and social contribution	341,382
Recoverable taxes	818,714
Deferred income and social contribution tax assets, net	2,054,100
Related parties – assets, net	2,571,372
Judicial deposits	468,343
Investments	517,929
Property, plant and equipment	11,003,796
Intangible assets	1,802,920
Right of use	6,727,692
Suppliers	(5,169,692)
Lease liabilities	(5,757,038)
Loans and financing	(16,036,178)
Derivative financial instruments – liabilities	(9,158,205)
Payroll and related charges payable	(563,668)
Dividends payable	(746,686)
Income tax and social contribution payable	(307,992)
Taxes payable	(145,496)
Provisions for legal disputes	(547,389)
Other current and non-current assets, net	70,319
Consolidated net assets of RESA	5,755,320
Attributable to non-controlling shareholders	(27,454)
Attributable to controlling shareholders	5,727,866
Capital increase according to AEGM of June 1, 2021,	5,975,956
Changes in contributed net assets	(248,090)
Consolidated net assets contributed	5,727,866

80

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

At that same AEGM held on June 1, 2021, shareholders Shell and Cosan approved the conversion of the single Class A preferred share and of the 100,000 Class D preferred shares issued by Raìzen into one common share of Raìzen. The conversion of these preferred shares did not give shareholders the right to withdraw. At that same AEGM, the repurchase of all 81,897,057 Class E preferred shares issued by Raìzen was ratified, with their cancellation without reduction of the capital, observing the limit of the balance of profits and reserves available, except for the legal reserve, under the terms of the share purchase and sale agreement entered into by and between Raìzen and the shareholder of the referred to shares.

At the Extraordinary General Meeting (“EGM”) held on July 12, 2021, shareholders Shell and Cosan resolved and approved the increase in Raìzen’s capital by R$ 130,135, increasing it from R$ 3,000,000 to R$ 3,130,135, with bonus in preferred shares, through capitalization of part of the capital reserve balance, that resulted in the issuance of 121,621,650 preferred shares with no par value, allocated in the proportion of 50% to each shareholder.

Also, as part of Raízen’s IPO, 121,621,650 preferred shares were issued as part the overallotment of additional shares, in the amount of R$ 900,000, as resolved at the EGM held on July 12, 2021, for purposes of stabilization activities.

On August 3, 2021, Raízen's Board of Directors announced the fixing of the IPO price per preferred share at R$ 7.40. Therefore, from August 5, 2021, the preferred shares began trading on B3, under ticker name “RAIZ4”. The IPO resulted in the issuance of 810,811,000 preferred shares of Raízen, in the amount of R$ 6,000,000, as part of the base offering, of which R$ 3,000,000 was allocated to the Capital account and R$ 3,000,000 to the Capital reserve account. In addition, on September 3, 2021, the Company issued 95,901,350 new supplementary preferred shares, in the total amount of R$ 709,670, which was fully recorded in the Capital account.

In the IPO Raízen incurred share issuance costs amounting to R$ 166,188 (R$ 109,684 net of taxes), related to commissions to structuring banks, lawyers, auditors, fees and others. These costs were recorded in equity.

On August 10, 2021, the Board of Directors of Raízen resolved on the ratification of the exercise of subscription warrants issued by the Company on June 1, 2021, on behalf of Hédera Investimentos e Participações S.A. (note 30.(i).a), in the process of acquiring Biosev, with the issuance of 330,602,900 preferred, book-entry and share with no-par value, equivalent to a 3,2% equity interest in Raízen’s capital, at the total issue price of R$ 2,423,944, of which R$ 19,864 and R$ 2,404,080 were allocated to the Capital and Capital reserve accounts, respectively.

(b)               Dividends and interest on own capital

In accordance with the Company's Bylaws and Brazilian Corporation Law, the amounts of the dividends for the years ended March 31, 2023, and 2022 were determined as follows:

Minimum mandatory dividend	2023	2022	2021
Net income for the year	2,441,126	3,149,018	996,486
(-) offset of losses, first-time adoption of IFRS and other	-	-	(2,729)
(-) Dividends to Class D preferred shareholders	-	-	(1,726)
(-) Effect of tax incentives of the Parent Company (Note 20.d)	(122,537)	-	-
(-) Effect of tax incentives of subsidiaries (Note 20.d)	(235,526)	(375,803)	-
Common dividend distribution calculation basis	2,083,063	2,773,215	992,031
Common and preferred shares
Minimum mandatory dividend - 1% (1)	(20,831)	(27,732)	(9,920)
(-) Interest on own capital	-	(741,682)	(147,219)
(-) Dividends paid in advance	(2,163,800)	-	-

81

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Dividends and interest on own capital	2023	2022	2021
Net income for the year basis for allocation	2,441,126	3,235,755	1,524,474
(-) Net income for the period net parent investment	-	(419,164)	-
(-) Income reserves (Note 20.d.iii) (2)	(1,952,901)	(2,031,533)	(1,284,165)
(-) Tax incentive reserve	(358,063)	(375,803)	(83,112)
Predecessor adjustments	-	332,427	-
Additional dividends proposed (2)	130,162	741,682	157,197

(1)

In the years ended March 31, 2023, and 2022, dividends paid in advance and interest on own capital totaled R$ 2,163,800 and R$ 741,682, respectively. Accordingly, there are no mandatory minimum dividends provisioned since these repayments, related to income determined in referred to fiscal years, were higher than those determined on the percentage defined in the bylaws.

(2)

As described in Note 20.d., the set-up of the income reserve for each fiscal year cannot exceed 80% of the net income for the year. Accordingly, additional proposed dividends of R$ 130,162 were accrued, which will be submitted for approval at the shareholder meeting.

Changes in dividends and interest on own capital payable are as follows:

	Raízen	RESA (2)	Total
As of March 31, 2021	199,926	8,252	208,178
Prior years’ dividends	1,407,732	738,429	2,146,161
Dividends for the year	25,541	-	25,541
Interest on own capital, net of Withholding Income Tax (IRRF)	631,603	-	631,603
Payments	(1,994,320)	(746,681)	(2,741,001)
Others	(820)	-	(820)
As of March 31, 2022	269,662	-	269,662
Prior years’ dividends	2,168,038	-	2,168,038
Dividends for the year (1)	154,156	-	154,156
Payments	(2,437,316)	-	(2,437,316)
Others	(363)	-	(363)
As of March 31, 2023	154,177	-	154,177

(1)	Consolidated dividends include dividends payable to non-controlling shareholders in the amount of R$ 23,994, which will be submitted for approval at the shareholders’ meeting.

(2)	Refer to operations before the corporate reorganization.

82

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

 The breakdown of shareholder compensation is shown below:

				2023
Dividends and/or interest on own capital distributed in the year	Price per share (R$)	Amount	IRRF	Net value
Dividends from income reserve on 09/27/2022	0.0316	326,000	-	326,000
Dividends from income reserve on 12/02/2022	0.0890	918,800	-	918,800
Dividends from income reserve on 03/13/2023	0.0891	919,000	-	919,000
Proposed additional dividends	0.0126	130,162	-	130,162
Dividends – noncontrolling shareholders		28,232	-	28,232
		2,322,194	-	2,322,194

				2022
Dividends and/or interest on own capital distributed in the year	Price per share (R$)	Amount	IRRF	Net
Dividends from income reserve on 06/01/2021	0.1019	738,429	-	738,429
Interest on own capital on 06/30/2021	0.0065	58,497	8,775	49,722
Dividends from income reserve on 06/01/2021	0.1529	1,394,018	-	1,394,018
Interest on own capital on 09/30/2021	0.0162	168,115	24,706	143,409
Interest on own capital on 12/31/2021	0.0220	227,870	33,518	194,352
Interest on own capital on 03/31/2022	0.0278	287,200	43,080	244,120
Dividends - noncontrolling shareholders		39,255	-	39,255
		2,913,384	110,079	2,803,305

(c)                  Equity adjustments

(i)                  Income from financial instruments designated as hedge accounting

This refers to changes in the fair value of financial instruments arising from cash flow hedge of revenues from exports of its products and from imports of fuel.

(ii)                Income (loss) from net investment hedge abroad

These refer to the effective portion with the foreign exchange differences of the hedge of the Company’s net investments in a foreign entity.

(iii)              Actuarial gain (loss)

These arise from gains and losses from adjustments through experience and changes in actuarial assumptions about the defined benefit plan. This component is recognized in other comprehensive income and will never be reclassified to the statement of income in subsequent years.

83

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

 (iv)              Effect of foreign currency translation

Cumulative translation adjustments with foreign exchange differences resulting from the translation of the financial statements of investees with functional currency different from the Parent company’s currency.

(v)               Changes in equity valuation adjustments, net of taxes

	2022	Comprehensive income	2023
Actuarial gain (loss) on defined benefit plan, net	(6,768)	(14,693)	(21,461)
Income from financial instruments designated as hedge accounting	(782,410)	259,745	(522,665)
Loss on hedge of net investment in a foreign entity	(45,741)	-	(45,741)
Others	-	(2,900)	(2,900)
Effect of foreign currency translation	526,590	364,456	891,046
	(308,329)	606,608	298,279
Attributable to controlling shareholders	(268,288)	598,328	330,040
Attributable to non-controlling shareholders	(40,041)	8,280	(31,761)

	2021	Comprehensive income	2022
Actuarial gain (loss) on defined benefit plan, net	(8,486)	1,718	(6,768)
Income from financial instruments designated as hedge accounting	(1,974,965)	1,192,555	(782,410)
Loss on hedge of net investment in a foreign entity	(45,741)	-	(45,741)
Others	-	-	-
Effect of foreign currency translation	1,548,315	(1,021,725)	526,590
	(480,877)	172,548	(308,329)
Attributable to controlling shareholders	(480,877)	212,589	(268,288)
Attributable to non-controlling shareholders	-	(40,041)	(40,041)

	2020	Comprehensive income	2021
Actuarial gain (loss) on defined benefit plan, net	(10,711)	2,225	(8,486)
Income from financial instruments designated as hedge accounting	(723,708)	(1,251,257)	(1,974,965)
Loss on hedge of net investment in a foreign entity	(45,741)	-	(45,741)
Others	-	-	-
Effect of foreign currency translation	897,970	650,345	1,548,315
	117,810	(598,687)	(480,877)
Attributable to controlling shareholders	117,810	(598,687)	(480,877)
Attributable to non-controlling shareholders	-	-	-

84

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

 (d)               Income reserves

(i)                 Tax incentive reserve

Body	Tax benefit	2023	2022
Federal Government	Sale of diesel (1)	212,722	212,722
Goiás	Goiás State Industrial Development Program (2)	212,564	106,489
Mato Grosso do Sul	Term of agreement No. 331/2008 (3)	114,666	56,592
States of the Brazilian Federation	ICMS granted credit granted - CA No. 123/2022 (4)	193,914	-
		733,866	375,803
	Use of tax incentive reserve of investees (5)	(132,267)	-
		601,599	375,803
	Effects of Parent company	122,537	-
	Effects of subsidiaries	479,062	375,803
	Total tax incentive reserve (6)	601,599	375,803

(1)	Refers to the economic grant given by the federal government in diesel sales operations of direct subsidiary Blueway.
(2)	Refers to the Goiás state incentive program “Produzir,” which finances part of the ICMS payment.
(3)	Refers to the tax benefit on sugar industrial processing operations in the state of Mato Grosso do Sul, equivalent to 67% of the ICMS debt balance and the matching credit of ethanol.
(4)	Refers to the benefit granted by States under ICMS Agreement No. 116/2022 and Constitutional Amendment No. 123/2022 attributing granted credit (or matching credit), used in taxpayers’ bookkeeping to offset ICMS debts in their ordinary calculation, resulting from hydrated ethanol production and commercialization operations.
(5)	In a BoD of March 13, 2023, the allocation of dividends from the Company's income reserve was approved, for which part of the tax incentive reserve of investees was used, in the amount of R$ 132,267.
(6)	During the year ended March 31, 2023, the impact of these tax incentives on the consolidated operating income was R$ 516,144 (R$ 226,524 in 2022).

85

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(ii)                Legal reserve

As of March 31, 2023, and 2022, as established in Brazilian Corporation Law, the Company did not allocate 5% of net income to the Legal reserve, due to the fact that the total balance of the legal and capital reserves has exceeded 30% of the capital amount.

(iii)              Profit retention reserve

This refers to the remaining balance of the Company’s net income for the year, after allocations for set up of the legal reserve and provision for mandatory minimum dividends, which was allocated to Profit retention reserve until its final allocation is approved at the Annual General Meeting. The Company’s Bylaws provide that up to 80% of the profit for the year can be allocated to this reserve, for operations and new investments and projects, not exceeding 80% of the capital amount.

(e)               Treasury shares

In June 2022, the Company completed the program for repurchase of forty million preferred shares of its own issue, as approved by the Board of Directors on January 6, 2022.

As mentioned in Note 1.2, on August 11, 2022, the Board of Directors approved a new program for the repurchase of shares issued by the Company of up to one hundred million preferred shares to be carried out up to February 12, 2024, aiming to meet obligations that may arise from the Company’s share-based compensation plans and maximize the generation of value for shareholders through efficient capital management. At Management’s discretion, the repurchased shares may be later delivered to the beneficiaries of share-based compensation programs, cancelled, sold, or held in treasury. Up to December 31, 2022, no share of this program was repurchased.

The change in treasury shares during the years ended March 31, 2023, and 2022 were as follows:

	Number	Average cost per share	Amount
As of March 31, 2022	6,907,800	5.80	40,082
Repurchase	33,092,200	5.59	185,077
Exercise of share-based payment	(5,715,466)	5.41	(30,923)
As of March 31, 2023	34,284,534	5.67	194,236

As of March 31, 2023, and 2022, the average unit cost of shares held in treasury and their market value are as follows:

		R$ per share
	2023	2022
Average cost of shares repurchased	5.67	5.80
Market value	2.85	6.83

86

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

 (f)                 Earnings per share

Basic

Basic earnings per share is calculated by dividing the net income for the year attributable to the Company’s shareholders by the weighted average number of common and preferred shares outstanding during the year, excluding treasury shares. As noted in Note 20 (a), common and preferred shares are entitled to receive mandatory dividends on the same basis, and both are considered in the denominator factor of earnings per share.

	2023	2022	2021
Numerator
Net income for the year	2,441,126	3,235,755	1,524,474
Income available to preferred shareholders	-	-	(3,251)
	2,441,126	3,235,755	1,521,223
Denominator
Weighted average number of shares outstanding (in thousands) (*)	10,321,732	8,698,655	8,904,701
Basic earnings per share (R$ per share ON and PN)	0.24	0.37	0.17

(*) For the periods prior to the Corporate Reorganization, the number of ordinary shares outstanding of Raízen S.A. outstanding as a result of the Corporate Reorganization is reflected retrospectively at the beginning of the earliest period presented for purposes of calculating earnings per share.

Diluted

Diluted earnings per share is calculated by adjusting the weighted average number of outstanding shares, considering that the conversion of all shares would cause dilution.

	2023	2022	2021
Numerator
Net income for the year	2,441,126	3,235,755	1,524,474
Income available to preferred shareholders	-	-	(3,251)
	2,441,126	3,235,755	1,521,223
Denominator
Weighted average number of common shares outstanding (in thousands) (*)	10,327,956	8,714,436	8,904,701
Basic earnings per share (R$ per share ON and PN)	0.24	0.37	0.17

(*) For the periods prior to the Corporate Reorganization, the number of ordinary shares outstanding of Raízen S.A. outstanding as a result of the Corporate Reorganization is reflected retrospectively at the beginning of the earliest period presented for purposes of calculating earnings per share.

87

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

21.              Share-based payment

The Company offers restricted share plans linked to: (i) non-interruption of the relationship between the executive and the Company (vesting period); and (ii) achievement of performance conditions.

The fair value of grants related to the period the participant remains in the Company during the vesting period (restricted share unit - RSU) was determined based on the market value of the Company’s shares in B3.

Regarding the portion of the plan that is linked to the performance conditions (performance share unit – PSU), the fair value was measured based on the Monte Carlo method (“MMC”) considering market conditions.

As of March 31, 2023, Raízen has the following share-based payment programs and their vesting conditions in effect:

(1)

IPO Incentive (PSU): The effectiveness of this program, as well as the beginning of the vesting period, was conditioned to the satisfactory conclusion of the initial public offering of the Company's shares. The acquisition of the right to receive shares is subject to performance conditions in five annual installments, each installment corresponding to a vesting period.

(2)

VLP 20/21 (PSU): The delivery of shares will occur in a single installment, at the end of the 3-year period, cumulatively subject to the application of performance and permanence conditions during the vesting period.

(3)	VLP 20/21 (RSU): Grants are subject to the maintenance of the employment relationship during the vesting period.
(4)

Program Transition – 17/18: The purpose of this program is the migration of participants granted under the terms of the former long-term variable compensation plans to the current share-based compensation plan of Raízen, as approved at an EGM held on July 2, 2021. The delivery of shares will occur in a single installment, subject to the maintenance of the employment relationship during the vesting period.

(5)

VLP 21/22 (RSU): RSU grants are subject to the participant's stay during the vesting period. Upon completion of this period, for each 1 (one) RSU, the participant will be entitled to receive 1 (one) share of the Company.

88

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

The table below presents the information of the agreed plans:

			In number of shares
Program	Lot	Life expectancy (years)	Granting of plans	Exercised	Available	Fair value on grant date (R$ per share)
Incentive IPO (RSU)	1	1	406,044	(406,044)	-	7.57
Incentive IPO (PSU)	2	2	483,945	-	483,945	7.95
Incentive IPO (PSU)	3	3	801,744	-	801,744	8.17
Incentive IPO (PSU)	4	4	599,926	-	599,926	8.28
Incentive IPO (PSU)	5	5	575,135	-	575,135	8.59
VLP 20/21 (PSU)	1	3	513,788	(29,398)	484,390	8.19
VLP 20/21 (PSU)	1	3	672,603	(12,600)	660,003	7.34
Program Transition – 16/17	1	1	2,384,686	(2,384,686)	-	6.75
Program Transition – 17/18	1	2	3,638,775	(176,744)	3,462,031	6.75
VLP 18/19	1	-	2,705,994	(2,705,994)	-	4.52
VLP 21/22 (PSU)	1	3	509,102	-	509,102	4.62
VLP 21/22 (RSU)	1	3	736,867	-	736,867	4.29
			14,028,609	(5,715,466)	8,313,143

During the year ended March 31, 2023, the Company delivered 5,715,466 preferred shares, equivalent to the amount of R$ 30,923 (R$ zero in 2022). There was no cancellation of shares in the year ended March 31, 2023.

Share-based payment expenses, included in the consolidated statement of income for the year ended March 31, 2023, were R$ 46,112 (R$ 42,305 in 2022).

The fair value of the PSU option plans is measured based on the MMC method. The fair value was determined by the TSR (Total Shareholder Return) and the share values of other companies, which are considered market performance conditions. The restricted shares plan considers the following assumptions:

(i)

Except for “VLP 21/22”, the expectation of volatility, peer alternatives were sought due to Raízen's low closing history. The Company used Cosan's volatility track record, based on the proximity between the sectors in which it operates and the fact that the shareholder Cosan holds a relevant stake in Raízen's capital stock, which indicates that Raízen's business implicitly represents part of Cosan's volatility, using the standard deviation model of daily returns for the aforementioned calculation;

(ii)	The “VLP 21/22” program used the value of Raízen shares (RAIZ4) for the business day prior to the grant date;
(iii)

Since the grant agreement adjusts the participant’s gain in relation to the distribution of dividends during the vesting period, no adjustments were required in the amount of the assets granted resulting from the distribution of dividends;

(iv)	The weighted average risk-free interest rate used was the curve of prefixed interest rate in Reais (DI estimate) observed in the open market;
(v)	The fee for exit before vesting, which affects the provision for plan costs, was estimated by the Company at approximately 7%; and
(vi)	There are no clauses related to share lockup.

89

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

22.Net operating revenue

The breakdown of the Company’s gross revenue is shown below:

	2023	2022	2021
Domestic market	191,441,044	162,803,534	92,247,991
Foreign market	69,860,145	49,026,810	33,448,085
Loss from financial instruments, net	(839,203)	(2,708,924)	(1,102,324)
Gross operating revenue	260,461,986	209,121,420	124,593,752
Returns and cancellations	(997,542)	(663,363)	(384,015)
Sales taxes	(11,970,326)	(12,418,471)	(8,519,896)
Trade discounts and others	(1,046,834)	(692,446)	(585,385)
Amortization of contract assets (Note 10)	(615,494)	(579,822)	(502,468)
Net operating revenue	245,831,790	194,767,318	114,601,988

23.Segment information

Segment information reporting is stated consistently with internal reports provided by key operational decision makers. The key operational decision makers, responsible for the strategic decision making, allocation of funds and for the assessment of performance of operating segments are the Chief Executive Officer (CEO) and the Board of Directors. The Company’s operating segments are:

(i)

Marketing and services: refer to the trading and sale activities of fossil and renewable fuels and lubricants, through a franchised network of service stations under the Shell brand in all the national territory and Latin America, operating in Argentina and, as of November 1, 2021, in Paraguay (Note 30.(i).b).

(ii)	Sugar: this refers to sugar production, sale, origination, and trading activities.
(iii)

Renewables: this refers to: (a) ethanol production, sale, origination, and trading activities; (b) production and sale of bioenergy; (c) resale and trading of electric power; and (d) production and sale of other renewable products (solar energy and biogas). These business activities were aggregated into a single segment, as their products and services come from renewable sources, use similar technologies, and present synergies in their production and distribution process. The combination of these activities results in the portfolio of clean energy and retirement of carbon credits offered by the Company.

Operating results by segment

The performance of the segments is evaluated based on the operating income and this information is prepared based on items directly attributable to the segment, as well as those that can be allocated on a reasonable basis. During the years ended March 31, 2023, 2022, and 2021, operating income by segment is described below:

90

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

	2023
	Reportable segments
	Marketing and Services						Reconciliation
	Brazil	Latin America	Total	Sugar	Renewables	Total segmented	Eliminations (ii)	Not segmented	Consolidated
Net operating revenue	168,923,999	33,838,680	202,762,679	29,202,441	28,730,250	260,695,370	(14,863,580)	-	245,831,790
Cost of products sold, and services provided	(160,314,380)	(32,070,450)	(192,384,830)	(27,477,691)	(25,535,120)	(245,397,641)	14,833,558	-	(230,564,083)
Gross income	8,609,619	1,768,230	10,377,849	1,724,750	3,195,130	15,297,729	(30,022)	-	15,267,707
Selling expenses	(2,457,012)	(1,206,184)	(3,663,196)	(894,547)	(681,272)	(5,239,015)	4,133	-	(5,234,882)
General and administrative expenses	(783,380)	(368,702)	(1,152,082)	(685,045)	(703,728)	(2,540,855)	(13,009)	-	(2,553,864)
Other operating revenue, net	353,932	157,707	511,639	114,327	114,949	740,915	(3,443)	-	737,472
Equity accounting result	(74,422)	-	(74,422)	58,996	(114,650)	(130,076)	(16)	-	(130,092)
Income (loss) before financial results and income tax and social contribution	5,648,737	351,051	5,999,788	318,481	1,810,429	8,128,698	(42,357)	-	8,086,341
Financial results (i)	-	-	-	-	-	-	-	(4,822,761)	(4,822,761)
Income tax and social contribution (i)	-	-	-	-	-	-	-	(760,254)	(760,254)
Net income (loss) for the year	5,648,737	351,051	5,999,788	318,481	1,810,429	8,128,698	(42,357)	(5,583,015)	2,503,326
Other selected information:
Depreciation and amortization	(392,485)	(716,916)	(1,109,401)	(3,433,645)	(4,110,432)	(8,653,478)	-	-	(8,653,478)
Amortization of contract assets	(547,640)	(67,854)	(615,494)	-	-	(615,494)	-	-	(615,494)
Acquisition to property, plant and equipment and intangible assets (cash basis)	707,804	1,136,923	1,844,727	3,388,390	3,481,462	8,714,579	-	-	8,714,579
Loss arising from changes in fair value of biological assets, net of realization	-	-	-	(99,518)	(89,291)	(188,809)	-	-	(188,809)

(i)

Information on financial results and income tax and social contribution (current and deferred) was not disclosed by segment due to the non-use by management of the referred to data in a segmented manner, as they are managed and analyzed on a consolidated basis in the operation.

(ii)	Eliminations refer to intersegment operations.

91

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

	2022
	Reportable segments
	Marketing and Services						Reconciliation
	Brazil	Latin America	Total	Sugar	Renewables	Total segmented	Eliminations (ii)	Not segmented	Consolidated
Net operating revenue	146,580,322	19,054,342	165,634,664	18,152,422	23,994,859	207,781,945	(13,014,627)	-	194,767,318
Cost of products sold, and services provided	(142,388,665)	(17,197,561)	(159,586,226)	(16,170,888)	(19,914,863)	(195,671,977)	13,018,522	-	(182,653,455)
Gross income	4,191,657	1,856,781	6,048,438	1,981,534	4,079,996	12,109,968	3,895	-	12,113,863
Selling expenses	(1,751,381)	(1,062,957)	(2,814,338)	(775,109)	(607,554)	(4,197,001)	1,377	-	(4,195,624)
General and administrative expenses	(528,698)	(329,541)	(858,239)	(657,580)	(567,468)	(2,083,287)	-	-	(2,083,287)
Other operating revenue, net	382,523	135,636	518,159	19,496	20,119	557,774	(1,369)	-	556,405
Equity accounting result	(27,625)	-	(27,625)	13,792	(54,748)	(68,581)	(8)	-	(68,589)
Income (loss) before financial results and income tax and social contribution	2,266,476	599,919	2,866,395	582,133	2,870,345	6,318,873	3,895	-	6,322,768
Financial results (i)	-	-	-	-	-	-	-	(2,071,416)	(2,071,416)
Income tax and social contribution (i)	-	-	-	-	-	-	-	(972,720)	(972,720)
Net income (loss) for the year	2,266,476	599,919	2,866,395	582,133	2,870,345	6,318,873	3,895	(3,044,136)	3,278,632
Other selected information:
Depreciation and amortization	(337,938)	(828,997)	(1,166,935)	(2,720,532)	(2,982,879)	(6,870,346)	(275)	-	(6,870,621)
Amortization of contract assets	(512,411)	(67,411)	(579,822)	-	-	(579,822)	-	-	(579,822)
Acquisition to property, plant and equipment and intangible assets (cash basis)	407,298	1,033,352	1,440,650	2,005,239	1,933,724	5,379,613	-	-	5,379,613
Loss arising from changes in fair value of biological assets, net of realization	-	-	-	674,505	666,261	1,340,766	-	-	1,340,766

(i)

Information on financial results and income tax and social contribution (current and deferred) was not disclosed by segment due to the non-use by management of the referred to data in a segmented manner, as they are managed and analyzed on a consolidated basis in the operation.

(ii)	Eliminations refer to intersegment operations.

92

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

	2021
	Reportable segments
	Marketing and Services						Reconciliation
	Brazil	Latin America	Total	Sugar	Renewables	Total segmented	Eliminations (ii)	Not segmented	Consolidated
Net operating revenue	84,417,880	10,556,131	94,974,011	11,376,200	15,155,905	121,506,116	(6,904,128)	-	114,601,988
Cost of products sold, and services provided	(81,148,411)	(9,437,129)	(90,585,540)	(9,623,376)	(13,261,114)	(113,470,030)	6,862,002	-	(106,608,028)
Gross income	3,269,469	1,119,002	4,388,471	1,752,824	1,894,791	8,036,086	(42,126)	-	7,993,960
Selling expenses	(1,357,637)	(787,690)	(2,145,327)	(537,939)	(635,290)	(3,318,556)	(26,887)	-	(3,345,443)
General and administrative expenses	(447,652)	(197,452)	(645,104)	(304,639)	(380,966)	(1,330,709)	6	-	(1,330,703)
Other operating revenue, net	233,654	137,794	371,448	(28,143)	45,352	388,657	(1,940)	-	386,717
Equity accounting result	(56,235)	-	(56,235)	6,824	(78,733)	(128,144)	46,457	-	(81,687)
Income (loss) before financial results and income tax and social contribution	1,641,599	271,654	1,913,253	888,927	845,154	3,647,334	(24,490)	-	3,622,844
Financial results (i)	-	-	-	-	-	-	-	(1,416,201)	(1,416,201)
Income tax and social contribution (i)	-	-	-	-	-	-	-	(659,802)	(659,802)
Net income (loss) for the year	1,641,599	271,654	1,913,253	888,927	845,154	3,647,334	(24,490)	(2,076,003)	1,546,841
Other selected information:
Depreciation and amortization	(242,671)	(682,002)	(924,673)	(1,687,098)	(2,060,618)	(4,672,389)	(61,079)	-	(4,733,468)
Amortization of contract assets	(459,397)	(43,071)	(502,468)	-	-	(502,468)	-	-	(502,468)
Acquisition to property, plant and equipment and intangible assets (cash basis)	-	-	-	240,758	200,464	441,222	-	-	441,222
Loss arising from changes in fair value of biological assets, net of realization	208,894	321,081	529,975	1,041,275	1,063,965	2,635,215	-	-	2,635,215

(i)	Information on financial results and income tax and social contribution (current and deferred) was not disclosed by segment due to the non-use by management of the referred to data in a segmented manner, as they are managed and analyzed on a consolidated basis in the operation.

(ii)	Eliminations refer to intersegment operations.

93

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

The Company monitors the consolidated net operating revenue, in the local and foreign markets by product, as follows:

	2023	2022	2021
Domestic market	190,479,964	159,288,344	90,075,844
Foreign market	70,215,406	48,493,601	31,430,272
Eliminations	(14,863,580)	(13,014,627)	(6,904,128)
Net operating revenue	245,831,790	194,767,318	114,601,988
Reportable segments
Marketing and services – Brazil
Diesel	99,005,595	79,837,479	44,963,188
Gasoline	51,958,486	53,005,498	30,460,597
Ethanol	9,132,456	10,544,272	7,432,107
Jet fuel	5,558,512	2,647,415	1,258,180
Fuel oil	535,739	303,529	152,504
Lubricants	1,969,559	-	-
Others	763,652	242,129	151,304
	168,923,999	146,580,322	84,417,880
Marketing and Services – Argentina
Diesel	13,802,632	6,917,404	4,444,219
Gasoline	9,817,718	6,349,058	3,556,424
Jet fuel	1,691,748	579,218	257,995
Fuel oil	2,712,660	1,585,343	1,037,767
Lubricants	1,218,704	961,383	540,076
Others	1,751,954	1,708,245	719,650
	30,995,416	18,100,651	10,556,131
Marketing and Services – Paraguay
Diesel	1,917,702	548,794	-
Gasoline	908,076	401,778	-
Ethanol	17,486	3,119	-
	2,843,264	953,691	-
Sugar	29,202,441	18,152,422	11,376,200
Renewables
Ethanol	23,643,526	18,035,409	12,439,004
Energy	3,788,560	4,203,005	2,109,567
Others	1,298,164	1,756,445	607,334
	28,730,250	23,994,859	15,155,905
Eliminations	(14,863,580)	(13,014,627)	(6,904,128)
Total	245,831,790	194,767,318	114,601,988

94

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Geographically, consolidated operating revenues, net is presented as follows:

	2023	2022	2021
Brazil	176,272,676	157,365,430	93,108,321
Argentina	24,249,837	17,666,806	10,247,656
Paraguay	2,843,264	972,786	1,751
Latin America, except for Brazil, Argentina, and Paraguay	9,668,341	4,293,567	2,216,567
North America	12,253,854	9,244,463	5,786,439
Asia	21,018,496	6,283,924	6,245,999
Europe	11,800,584	8,941,304	3,033,968
Others	2,588,318	3,013,665	865,415
	260,695,370	207,781,945	121,506,116
Eliminations	(14,863,580)	(13,014,627)	(6,904,128)
Total	245,831,790	194,767,318	114,601,988

No specific clients or group represented 10% or more of consolidated net operating revenue in the reporting years.

Operating assets by segment

The assets of the Marketing and Services segment are geographically allocated, comprising Brazil, Argentina, and Paraguay.

In addition, considering that part of the assets of RESA and its subsidiaries is also used for the production of sugar and renewables, Raízen segregated these assets by segment through the corresponding cost center in which they are allocated and/or apportionment criteria, which take into consideration the production of each product in relation to its total production.

95

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

	2023
	Reportable segments
	Marketing and Services							Reconciliation
	Brazil	Argentina	Paraguay	Total	Sugar	Renewables	Total segmented	Not segmented	Consolidated
Investments	697,293	348	-	697,641	116,799	564,411	1,378,851	-	1,378,851
Property, plant, and equipment	2,348,005	5,305,249	20,780	7,674,034	8,519,751	10,925,599	27,119,384	-	27,119,384
Intangible assets	2,442,771	584,195	353,149	3,380,115	1233,737	1,537,585	6,151,437	-	6,151,437
Right of use	290,772	384,209	-	674,981	4,773,934	4,827,158	10,276,073	-	10,276,073
Total assets allocated by segment	5,778,841	6,274,001	373,929	12,426,771	14,644,221	17,854,753	44,925,745	-	44,925,745
Other current and non-current assets	-	-	-	-	-	-	-	66,625,718	66,625,718
Total assets	5,778,841	6,274,001	373,929	12,426,771	14,644,221	17,854,753	44,925,745	66,625,718	111,551,463
Total liabilities	-	-	-	-	-	-	-	(88,647,302)	(88,647,302)
Total net assets	5,778,841	6,274,001	373,929	12,426,771	14,644,221	17,854,753	44,925,745	(22,021,584)	22,904,161

	2022
	Reportable segments
	Marketing and Services							Reconciliation
	Brazil	Argentina	Paraguay	Total	Sugar	Renewables	Total segmented	Not segmented	Consolidated
Investments	747,673	324	-	747,997	112,160	494,262	1,354,419	-	1,354,419
Property, plant, and equipment	2,045,973	4,383,451	19,645	6,449,069	6,831,657	8,984,126	22,264,852	-	22,264,852
Intangible assets	2,321,351	570,235	360,257	3,251,843	1,280,248	1,488,768	6,020,859	-	6,020,859
Right of use	136,663	327,966	-	464,629	5,095,282	5,219,724	10,779,635	-	10,779,635
Total assets allocated by segment	5,251,660	5,281,976	379,902	10,913,538	13,319,347	16,186,880	40,419,765	-	40,419,765
Other current and non-current assets	-	-	-	-	-	-	-	59,924,579	59,924,579
Total assets	5,251,660	5,281,976	379,902	10,913,538	13,319,347	16,186,880	40,419,765	59,924,579	100,344,344
Total liabilities	-	-	-	-	-	-	-	(78,085,436)	(78,085,436)
Total net assets	5,251,660	5,281,976	379,902	10,913,538	13,319,347	16,186,880	40,419,765	(18,160,857)	22,258,908

96

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

24.Costs and expenses by nature

Reconciliation of costs and expenses by nature

Costs and expenses are shown in the statement of income by function. The reconciliation of the Company’s statement of income by nature for the years ended March 31, 2023, 2022 and 2021 is as follows:

	2023	2022	2021
Fuel for resale, raw material, costs of collections and transfers	(217,228,157)	(175,548,160)	(100,542,609)
Freight	(1,245,464)	(806,038)	(550,037)
Depreciation and amortization	(8,653,478)	(6,870,621)	(4,733,468)
Personnel expenses	(3,692,551)	(2,848,778)	(2,087,206)
Cutting, loading and transportation	(1,616,532)	(1,103,746)	(1,134,116)
Change in the fair value of biological assets, net of realization (Note 7)	(188,809)	1,340,766	441,222
Selling expenses	(1,199,800)	(721,150)	(602,091)
Hired labor	(596,408)	(611,986)	(527,676)
Logistic expenses	(535,312)	(350,343)	(325,994)
Others	(3,396,318)	(1,412,310)	(1,222,199)
	(238,352,829)	(188,932,366)	(111,284,174)

Classified as:

	2023	2022	2021
Cost of products sold, and services provided	(230,564,083)	(182,653,455)	(106,608,028)
Selling expenses	(5,234,882)	(4,195,624)	(3,345,443)
General and administrative expenses	(2,553,864)	(2,083,287)	(1,330,703)
	(238,352,829)	(188,932,366)	(111,284,174)

25.Other operating revenue (expenses), net

	2023	2022	2021
Bargain purchase gain (Notes 30.(i).d and 30.(ii).a)	266,593	-	(11,447)
Recognition of extemporaneous tax credits and others results, net (1)	52,856	226,761	97,160
Gain (loss) on commercial operations	(56,583)	7,194	(16,588)
Gain (loss) on sale of property, plant, and equipment	26,560	(16,844)	82,188
Government grant	46,445	106,489	67,218
Revenues from rent and leases	47,095	44,007	81,146
Revenue from merchandising	17,403	16,136	12,403
Revenue from sale of scrap and waste	47,880	30,534	16,746
Royalty income	22,214	18,439	14,144
Commissions on sales of lubricants, cards and means of payment	6,271	9,514	63,307
Revenue from convenience products	71,333	47,547	24,382
Reversal (set up) of estimated loss on property, plant and equipment, net	18,452	(21,096)	(6,027)
Other revenues, net	170,953	87,724	(37,915)
	737,472	556,405	386,717

(1)	Includes recovery of tax credits mainly related to PIS, COFINS and ICMS arising from the Company's ordinary activities.

97

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

26.Financial results

	2023	2022	2021
Financial expenses
Interest	(3,856,161)	(2,047,674)	(1,389,108)
PIS and COFINS on financial income	(124,315)	(46,157)	(44,010)
Monetary variation losses	(406,862)	(509,679)	(337,583)
Others	(250,020)	(93,456)	(47,261)
	(4,637,358)	(2,696,966)	(1,817,962)
Fair value of financial instruments (Notes 9.a.2 and 16)	625,041	582,191	63,163
Amounts capitalized on qualifying assets	74,233	82,113	54,819
	(3,938,084)	(2,032,662)	(1,699,980)
Financial income
Interest	347,432	321,820	369,950
Yields from financial investments	436,768	290,569	101,160
Monetary variation gains and others	35,460	5,132	62,027
	819,660	617,521	533,137
Exchange rate change, net	(672,473)	2,051,267	(1,432,041)
Net effect of derivatives	(1,031,864)	(2,707,542)	1,182,683
	(4,822,761)	(2,071,416)	(1,416,201)

27.              Financial instruments

(a)Overview

The Company is exposed to the following risks arising from its operations, which are equalized and managed through certain financial instruments:

  Interest rate risk
  Price risk
  Exchange rate risk
  Credit risk
  Liquidity risk

This note presents information on the Company’s exposure to each of the mentioned risks, the Company’s objectives, policies and processes for measuring and managing risk, and the Company’s capital management.

(b)Risk management structure

The Company has specific treasury and trading policies that define how risk management should be carried out, never operating with derivatives which are beyond the notional total of the underlying asset or liability.

To monitor activities and ensure compliance with policies, the Company has the following main committees: (i) Risk Committee that meets weekly to analyze the behavior of the commodities (sugar, ethanol and oil by-products) and foreign exchange markets and deliberate on hedging positions and pricing strategy for exports or imports of products, so as to reduce the adverse effects of changes in prices and exchange rates; and (ii) Ethanol and Oil byproducts Committee that meets monthly to assess the risks associated with the sale of ethanol and Oil byproducts and to adapt to the limits defined in the risk policies.

The financial instruments for hedging purposes are taken out by analyzing the risk exposure to which management seeks coverage.

98

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

As of March 31, 2023, and 2022, the fair values related to transactions involving derivative financial instruments for hedging purposes are presented below:

		Notional		Fair value
	2023	2022	2023	2022
Price risk
Commodity derivatives
Futures contracts	39,854,841	14,156,943	515,401	(1,930,960)
	39,854,841	14,156,943	515,401	(1,930,960)
Exchange rate risk
Foreign exchange rate derivatives
Futures contracts	157,492	(113,708)	956	102
Forward contracts	8,693,968	7,313,582	246,246	473,517
Locked-in exchange	232,716	996,082	4,344	63,014
Exchange swap	(12,104,053)	(8,938,162)	9,783	117,394
	(3,019,877)	(742,206)	261,329	654,027
Interest rate risk
Interest rate swap	(7,583,083)	(4,206,248)	264,795	315,973
	(7,583,083)	(4,206,248)	264,795	315,973
Total			1,041,525	(960,960)

Current assets			6,452,593	5,409,266
Non-current assets			2,826,733	2,082,299
Total assets			9,279,326	7,491,565

Current liabilities			(6,269,699)	(7,174,053)
Non-current liabilities			(1,968,102)	(1,278,472)
Total liabilities			(8,237,801)	(8,452,525)

Total			1,041,525	(960,960)

(c)Price risk

Price risk arises from the possibility of fluctuating market prices for products traded, mainly VHP sugar, refined and white sugar, diesel (heating oil), gasoline, ethanol, electric power and crude oil. These price oscillations may lead to material changes in sales revenues and costs. To mitigate this risk, the Company constantly monitors the market to anticipate price changes. As of March 31, 2023, and 2022, the Company has contracted the operations described below:

99

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Price risk: commodity derivatives outstanding as of March 31, 2023
Derivatives	Long/Short	Market	Contract	Maturity	Notional (units)		Notional (R$ thousand)	Fair value (R$ thousand)
Futures	Short	ICE	Sugar#11	Apr/23 to Feb/25	9,102,977	t	18,578,941	(3,519,332)
Futures	Short	NYSE LIFFE	Sugar#5	Apr/23 to Nov/23	511,400	t	1,418,755	(183,083)
Futures	Short	OTC	Sugar#11	Apr/23 to Sep/25	2,877,702	t	5,989,089	(730,152)
Options	Short	ICE	Sugar#11	Apr/23 to Feb/24	960,572	t	(1,972,914)	(64,974)
Subtotal – sugar futures short position					13,452,651		24,013,871	(4,497,541)
Futures	Long	ICE	Sugar#11	Apr/23 to Sep/24	(8,714,339)	t	(16,938,219)	2,751,806
Futures	Long	NYSE LIFFE	Sugar#5	Apr/23 to Nov/23	(112,550)	t	(312,309)	39,968
Options	Long	OTC	Sugar#5	Jul/23	(5,000)	t	(23,167)	660
Options	Long	ICE	Sugar#11	Apr/23 to Sep/23	(883,759)	t	1,807,441	65,025
Subtotal - sugar futures long position					(9,715,648)		(15,466,254)	2,857,459
Physical fixed	Short	ICE	Sugar#11	Apr/23 to Oct/31	16,533,724	t	34,404,823	(59,408)
Physical fixed	Short	NYSE LIFFE	Sugar#5	Apr/23 to Dec/23	37,445	t	118,019	8,017
Subtotal – physical fixed sugar short position					16,571,169		34,522,842	(51,391)
Physical fixed	Long	ICE	Sugar#11	Apr/23 to Jun/27	(2,964,232)	t	(7,077,946)	746,464
Physical fixed	Long	NYSE LIFFE	Sugar#5	Apr/23 to Dec/24	(268,085)	t	(814,771)	53,538
Subtotal - physical fixed sugar long position					(3,232,317)		(7,892,717)	800,002
Subtotal – sugar futures (1)					17,075,855		35,177,742	(891,471)
Futures	Short	B3	Ethanol	Apr/23 to Dec/23	80,700	m³	221,550	(2,787)
Futures	Short	NYMEX	Ethanol	Apr/23 to Dec/23	1,423,525	m³	4,809,004	116,278
Futures	Short	OTC	Ethanol	Apr/23 to Dec/23	75,923	m³	239,317	10,100
Options	Short	NYMEX	Ethanol	Apr/23 to May/23	(111,818)	m³	188,021	5,416
Subtotal – ethanol futures short position					1,468,330		5,457,892	129,007
Futures	Long	B3	Ethanol	Apr/23 to Dec/23	(22,710)	m³	(61,362)	189
Futures	Long	NYMEX	Ethanol	Apr/23 to Dec/23	(1,302,382)	m³	(3,939,398)	96,406
Futures	Long	OTC	Ethanol	Apr/23 to Dec/23	(64,584)	m³	(161,227)	(7,071)
Options	Long	NYMEX	Ethanol	Apr/23 to May/23	125,333	m³	(219,540)	(462)
Subtotal – ethanol futures long position					(1,264,343)		(4,381,527)	89,062
Physical fixed	Short	CHGOETHNL	Ethanol	Apr/23 to Jun/30	1,062,326	m³	4,087,206	159,994
Physical fixed	Long	CHGOETHNL	Ethanol	Apr/23 to Dec/23	(136,834)	m³	(478,213)	1,472
Subtotal - physical fixed ethanol					925,492		3,608,993	161,466
Subtotal – ethanol futures					1,129,479		4,685,358	379,535
Futures	Short	NYMEX	Gasoline	Apr/23	62,964	m³	212,774	(12,240)
Subtotal - gasoline futures short position					62,964		212,774	(12,240)
Futures	Long	NYMEX	Gasoline	Apr/23	(17,172)	m³	(60,198)	62
Subtotal - gasoline futures long position					(17,172)		(60,198)	62
Subtotal - gasoline futures					45,792		152,576	(12,178)
Futures	Short	NYMEX	Heating Oil	Apr/23 to Oct/23	834,415	m³	3,885,798	93,863
Futures	Short	ICE	Heating Oil	Apr/23 to Dec/23	273,625	m³	1,006,636	73,437
Options	Short	NYMEX	Heating Oil	Jul/23 to Sep/23	(238,500)	m³	611,383	(9,769)
Subtotal - heating oil futures short position					869,540		5,503,817	157,531
Futures	Long	NYMEX	Heating oil	Apr/23 to Oct/23	(718,832)	m³	(3,019,474)	(76,380)
Futures	Long	ICE	Heating oil	Apr/23 to Dec/23	(240,487)	m³	(868,212)	(21,197)
Options	Long	NYMEX	Heating oil	Apr/23 to Sep/23	178,398	m³	(632,332)	3,053
Subtotal - heating oil futures long position					(780,921)		(4,520,018)	(94,524)

100

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

								Continuation
Derivatives	Long/Short	Market	Contract	Maturity	Notional (units)		Notional (R$ thousand)	Fair value (R$ thousand)
Futures	Short	ICE	Heating Oil	Apr/23 to May/23	29,100	t	83,594	1,016
Futures	Long	ICE	Heating Oil	Apr/23 to May/23	(29,680)	t	(86,171)	(1,965)
Subtotal - heating oil futures					(580)		(2,577)	(949)
Physical fixed	Short	NYMEX	Heating Oil	Apr/23	59,000	m³	217,865	(15,760)
Physical fixed	Long	NYMEX	Heating Oil	Apr/23	(95,836)	m³	(322,751)	19,090
Subtotal - physical fixed heating oil					(36,836)		(104,886)	3,330
Subtotal - heating oil futures					51,203		876,336	65,388
Physical fixed	Short	CCEE/OTC	Energy	Apr/23 to Dec/41	29,297,842	mwh	6,253,570	2,262,654
Physical fixed	Long	CCEE/OTC	Energy	Apr/23 to Sep/53	(32,855,743)	mwh	(7,290,741)	(1,288,527)
Subtotal - physical fixed energy					(3,557,901)		(1,037,171)	974,127
Net exposure of commodity derivatives as of March 31, 2023							39,854,841	515,401
Net exposure of commodity derivatives as of March 31, 2022							14,156,943	(1,930,960)

(1)Includes sales of 100% traceable raw sugar produced from non-genetically modified sugarcane (“Non-GMO”).

(d)Exchange rate risk

Currency risk derives from the possibility of fluctuations in exchange rates used for revenue from exports, imports, debt flows and other assets and liabilities in foreign currency. The Company uses derivative operations to manage cash flow risks denominated in US dollars, net of other cash and cash equivalent flows. As of March 31, 2023, and 2022, the Company has contracted the operations described below:

		Exchange rate risk: foreign exchange derivatives outstanding as of March 31, 2023
Derivatives	Long/Short	Market	Contract	Maturity	Notional (US$ thousand)	Notional (R$ thousand)	Fair value (R$ thousand)
Futures	Short	B3	Commercial Dollar	Apr/23 to May/23	544,500	2,766,277	10,809
Futures	Long	B3	Commercial Dollar	Apr/23 to May/23	(513,500)	(2,608,785)	(9,853)
Options	Short	OTC	Dollar Option	Mar/24	20,646	104,890	(3,213)
Options	Long	OTC	Dollar Option	Mar/24	(20,646)	(104,890)	3,213
Subtotal - futures					31,000	157,492	956
Forward	Short	OTC	NDF	Apr/23 to Mar/25	2,147,005	10,907,643	283,349
Forward	Long	OTC	NDF	Apr/23 to Mar/24	(435,728)	(2,213,675)	(37,103)
Subtotal - forward					1,711,277	8,693,968	246,246
Exchange swap	Long	OTC	Exchange swap	Apr/24 to Mar/30	(2,382,500)	(12.104.053)	9,783
Subtotal - foreign exchange swap					(2,382,500)	(12,104,053)	9,783
Locked-in exchange	Short	OTC	Locked-in exchange	Apr/23 to Dec/26	346,768	1,761,721	(45,742)
Locked-in exchange	Long	OTC	Locked-in exchange	Apr/23 to Oct/24	(300,962)	(1,529,005)	50,086
Subtotal - Locked-in exchange					45,806	232,716	4,344
Net exposure of foreign exchange derivatives as of March 31, 2023					(594,417)	(3,019,877)	261,329
Net exposure of foreign exchange derivatives as of March 31, 2022					(156,656)	(742,206)	654,027

101

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

As of March 31, 2023, the summary of the net foreign exchange exposure of the Company’s consolidated statement of financial position, considering the parity of all foreign currencies to US$, is presented below:

	R$	US$ (in thousands)
Cash and cash equivalents (Note 3)	5,120,361	1,007,866
Restricted cash (Note 4.b)	1,207,322	237,643
Foreign trade accounts receivable (Note 5.a)	4,016,404	790,568
Advances to suppliers (Note 14.b)	91,382	17,987
Related parties (Note 9.a)	(3,012,602)	(592,985)
Advances from clients	(1,546,507)	(304,406)
Suppliers (Note 14.a)	(7,540,996)	(1,484,331)
Loans and financing (Note 16)	(16,305,127)	(3,209,418)
Lease liabilities (Note 15.b)	(374,250)	(73,665)
Other liabilities (1)	(319,158)	(62,821)
Derivative financial instruments (Note 27.d) (2)		594,417
Foreign Currency exposure, net		(3,079,145)
Derivatives settled in the month following closing (3)		104,881
Net foreign currency exposure, adjusted as of March 31, 2023 (4) / (5)		(2,974,264)
Net foreign currency exposure, adjusted as of March 31, 2022 (5)		(3,139,209)

(1)Consideration payable for the acquisition of Raízen Paraguay.

(2)This refers to the notional amount of foreign exchange derivative transactions.

(3)Maturities as of the 1st business day of the subsequent month, whose settlement was given by reference rate of the US dollar, calculated by the Central Bank of Brazil on the last closing day of the month, quoted at R$ 5.08 (R$ 4.74 in 2022).

(4)The adjusted net currency exposure will be substantially offset in the future with highly probable future revenues of product exports and/costs of product imports.

(5)Book balance of assets and liabilities denominated in foreign currencies at the statement of financial position date.

(e)Hedge accounting effect

Raízen formally designates transactions subject to hedge accounting for the purpose of hedging cash flows. The main hedges designated are sugar and ethanol revenues, as applicable, cost of by-products import, and foreign currency debt.

The impacts recognized in the Company’s equity and the estimated realization in statement of income are as follows:

102

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

			Year of realization
Financial instruments	Market	Risk	2022/2023	2023/2024	2024/2025	Above 25	Contributed equity valuation adjustments (1)	2023
Futures	OTC / ICE	Sugar#11	-	(868,210)	(115,601)	13,577	2,580,141	1,609,907
Futures	B3 / NYMEX / OTC	Ethanol	-	(1,820)	-	-	446,098	444,278
Option	ICE	Sugar#11	-	(11,364)	-	-	90,028	78,664
Forward	OTC / ICE	Exchange	-	371,521	117,221	302,041	(381,935)	408,848
Swap	Debt	Exchange	-	-	-	(726,937)	892,097	165,160
PPE	Debt	Exchange	-	(25,544)	-	(66,406)	178,392	86,442
			-	(535,417)	1,620	(477,725)	3,804,821	2,793,299
(-) Deferred taxes			-	182,042	(551)	162,427	(1,293,640)	(949,722)
Effect on equity in 2023			-	(353,375)	1,069	(315,298)	2,511,181	1,843,577
Effect on equity in 2022			(629,396)	14,461	34,846	(347,260)	2,511,181	1,583,832

(1)Other comprehensive income contributed by the corporate reorganization of RESA and the business combination of Raízen Centro-Sul, in the amount of R$ 2,366,246 and R$ 144,935, respectively, occurred during the fiscal year ended March 31, 2022.

Changes in consolidated balances in other comprehensive income for the year are as follows:

Cash flow hedge

	2023	2022	2021
Balance at beginning of year	(782,410)	(1,974,965)	(723,708)
Movement occurred in the year:
Designation as hedge accounting
Fair value of commodity futures	(892,510)	(3,471,437)	(2,468,392)
Fair value of forward exchange contracts	102,736	2,502,674	(475,686)
	(789,774)	(968,763)	(2,944,078)
Realizations and write-offs of commodities and foreign exchange results
Net operating revenue	1,169,822	2,863,860	1,058,100
Cost of products sold, and services provided	14,093	(36,916)	(32,895)
Other operating expenses, net	(589)	(51,279)	23,029
Total movements occurred during the year (before deferred taxes)	393,552	1,806,902	(1,895,844)
Effect of deferred taxes on equity adjustments	(133,807)	(614,347)	644,587
	259,745	1,192,555	(1,251,257)
Balance at end of year	(522,665)	(782,410)	(1,974,965)

For the year ended March 31, 2023, there were no reclassifications to financial results referring to ineffective portions of the structures designated as cash flow hedges.

103

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Fair value hedge

The Company designates at fair value the inventories and highly probable purchases of oil by-products with pegged derivatives. Risk management is primarily intended for recognizing inventory at a floating price, as Raízen’s sales revenue will be upon sale of products to its clients. Hedge accounting aims to minimize any type of mismatching in the statement of income for the year, causing both the derivatives and the inventory to be recorded at fair value, whose positive impact in the year ended March 31, 2023, was R$ 5,145 (negative impact of R$ 55,876 in 2022). As of March 31, 2023, the fair value measurement balance of inventories is decreased by R$ 2,952 (decreased by R$ 8,097 in 2022).

(f)Interest rate risk

The Company monitors fluctuations in variable interest rates related to certain debts, especially those linked to Libor and IPCA, SOFR and, when necessary, uses derivative instruments to minimize these risks. The positions of derivative financial instruments used to hedge against the interest rate risk are as follows:

Interest rate risk: Interest derivatives outstanding as of March 31, 2023
Derivatives	Long/Short	Market	Contract	Maturity	Notional (US$ thousand)	Notional (R$ thousand)	Fair value (R$ thousand)
Interest rate swap	Long	OTC	Interest rate swap	May/23 to Aug/37	(1,492,615)	(7,583,083)	264,795
Total interest swap					(1,492,615)	(7,583,083)	264,795
Net exposure of interest derivatives as of March 31, 2023						(7,583,083)	264,795
Net exposure of interest derivatives as of March 31, 2022						(4,206,248)	315,973

104

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(g)Summary of hedge effects on the consolidated profit or loss for the year

			Hedge effects on the consolidated profit or loss
Selected result information	Exposure	Hedge	Exchange	Commodities	Interest	Total	Result excluding hedge effects	2023
Net operating revenue	Operating income	Cash flow and fair value	844,185	(2,234,068)	-	(1,389,883)	247,221,673	245,831,790
Cost of products sold, and services provided	Operating income	Cash flow and fair value	(10,784)	(616,094)	-	(626,878)	(229,937,205)	(230,564,083)
Gross income (loss)			833,401	(2,850,162)	-	(2,016,761)	17,284,468	15,267,707
Other operating revenue (expenses), net	Operating income	Cash flow	591	-	-	591	736,881	737,472
Income (loss) before financial results and income tax and social contribution			833,992	(2,850,162)	-	(2,016,170)	18,021,349	16,005,179
Financial results
Financial expenses	Interest and foreign exchange variations on loans and financing	Fair value	534,568	-	90,475	625,043	(4,563,127)	(3,938,084)
Exchange variations	Foreign exchange variations on loans and financing	Cash flow	5,077	-	-	5,077	(677,550)	(672,473)
Net effect of derivatives	Interest and foreign exchange variations on loans and financing	Cash flow and fair value	(779,604)	(122,005)	(130,255)	(1,031,864)	-	(1,031,864)
			(239,959)	(122,005)	(39,780)	(401,744)	(5,240,677)	(5,642,421)
Income (loss) before income tax and social contribution			594,033	(2,972,167)	(39,780)	(2,417,914)	12,780,672	10,362,758

105

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

			Hedge effects on the consolidated profit or loss
Selected result information	Exposure	Hedge	Exchange	Commodities	Interest	Total	Income excluding hedge effects	2022
Net operating revenue	Operating income	Cash flow and fair value	(43,811)	(2,890,322)	-	(2,934,133)	197,701,451	194,767,318
Cost of products sold, and services provided	Operating income	Cash flow and fair value	55,743	(970,786)	-	(915,043)	(181,738,412)	(182,653,455)
Gross income (loss)			11,932	(3,861,108)	-	(3,849,176)	15,963,039	12,113,863
Other operating revenue (expenses), net	Operating income	Cash flow	44,031	1,114	-	45,145	511,260	556,405
Income (loss) before financial results and income tax and social contribution			55,963	(3,859,994)	-	(3,804,031)	16,474,299	12,670,268
Financial results
Financial expenses	Interest and foreign exchange variations on loans and financing	Fair value	318,506	-	274,200	592,706	(2,625,368)	(2,032,662)
Exchange variations	Foreign exchange variations on loans and financing	Cash flow	(12,360)	-	-	(12,360)	2,063,627	2,051,267
Net effect of derivatives	Interest and foreign exchange variations on loans and financing	Cash flow and fair value	(1,921,090)	54,435	(445,546)	(2,312,201)	(395,341)	(2,707,542)
			(1,614,944)	54,435	(171,346)	(1,731,855)	(957,082)	(2,688,937)
Income (loss) before income tax and social contribution			(1,558,981)	(3,805,559)	(171,346)	(5,535,886)	15,517,217	9,981,331

106

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

			Hedge effects on the consolidated profit or loss
Selected result information	Exposure	Hedge	Exchange	Commodities	Interest	Total	Income excluding hedge effects	2021
Net operating revenue	Operating income	Cash flow and fair value	(1,192,726)	177,717	-	(1,015,009)	115,616,997	114,601,988
Cost of products sold, and services provided	Operating income	Cash flow and fair value	32,918	(543,822)	-	(510,904)	(106,097,124)	(106,608,028)
Gross income (loss)			(1,159,808)	(366,105)	-	(1,525,913)	9,519,873	7,993,960
Other operating revenue (expenses), net	Operating income	Cash flow	(34,862)	11,833	-	(23,029)	409,746	386,717
Income (loss) before financial results and income tax and social contribution			(1,194,670)	(354,272)	-	(1,548,942)	9,929,619	8,380,677
Financial results
Financial expenses	Interest and foreign exchange variations on loans and financing	Fair value	58,756	-	4,406	63,162	(1,763,142)	(1,699,980)
Exchange variations	Foreign exchange variations on loans and financing	Cash flow	12,465	-	-	12,465	(1,444,506)	(1,432,041)
Net effect of derivatives	Interest and foreign exchange variations on loans and financing	Cash flow and fair value	1,262,348	(65,743)	(13,922)	1,182,683	-	1,182,683
			1,333,569	(65,743)	(9,516)	1,258,310	(3,207,648)	(1,949,338)
Income (loss) before income tax and social contribution			138,899	(420,015)	(9,516)	(290,632)	6,721,971	6,431,339

107

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

The breakdown of commodity hedge effects on the consolidated operating income, during the year ended March 31, 2023, 2022 and 2021, is shown below:

				2023
	Sugar	Ethanol	Petroleum and its derivatives	Total commodities
Net operating revenue	(2,257,626)	23,558	-	(2,234,068)
Cost of products sold, and services provided	(482,287)	376,472	(510,279)	(616,094)
Gross income (loss)	(2,739,913)	400,030	(510,279)	(2,850,162)
Income (loss) before financial results and income tax and social contribution	(2,739,913)	400,030	(510,279)	(2,850,162)

				2022
	Sugar	Ethanol	Petroleum and its derivatives	Total commodities
Net operating revenue	(2,052,055)	(838,267)	-	(2,890,322)
Cost of products sold, and services provided	(85,279)	(144,303)	(741,204)	(970,786)
Gross income (loss)	(2,137,334)	(982,570)	(741,204)	(3,861,108)
Other operating revenue, net	-	1,114	-	1,114
Income (loss) before financial results and income tax and social contribution	(2,137,334)	(981,455)	(741,204)	(3,859,994)

				2021
	Sugar	Ethanol	Petroleum and its derivatives	Total commodities
Net operating revenue	95,453	72,542	9,722	177,717
Cost of products sold, and services provided	(7,263)	(51,563)	(484,996)	(543,822)
Gross income (loss)	88,190	20,979	(475,274)	(366,105)
Other operating revenue, net	-	11,833	-	11,833
Income (loss) before financial results and income tax and social contribution	88,190	32,811	(475,274)	(354,272)

108

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(h)Credit risk

A substantial part of the sales made by the Company and its subsidiaries is to a select group of highly qualified counterparties.

Credit risk is managed by specific rules for client acceptance, credit analysis and establishment of exposure limits per client, including, when applicable, requirement of letter of credit from first-tier banks and capturing security interest on loans granted. Management considers that the credit risk is substantially covered by the allowance for expected credit losses.

Individual risk limits are established based on internal or external ratings, according to the limits determined by the Company management. The use of credit limits is regularly monitored. No credit limits were exceeded in the year, and management does not expect any losses from non-performance by the counterparties at an amount higher than that already provisioned.

The Company operates commodity derivatives in the New York – ICE US and NYMEX, Chicago - CBOT, Chicago - CME, and London - LIFFE commodity futures and options markets, as well as in the over the counter (OTC) market with selected counterparties. The Company operates exchange rate and commodity derivatives in over-the-counter markets registered with B3, mainly with the main national and international banks considered Investment Grade by international rating agencies.

Guarantee margins (Restricted cash, Note 4.b) - Derivative transactions on commodity exchanges (ICE US, NYMEX, LIFFE and B3) require guarantee margins. The total consolidated margin deposited as of March 31, 2023, amounts to R$ 1,272,959 (R$ 2,279,565 in 2022), of which R$ 62,110 (R$ 100,821 in 2022) in restricted financial investments and R$ 1,210,849 (R$ 2,178,744 in 2022) in margin on derivative transactions.

The Company’s derivative transactions in over the counter do not require a guaranteed margin.

Credit risk on cash and cash equivalents is mitigated through the conservative distribution of investment funds and CDBs that make up the item. The distribution follows strict criteria for allocation and exposure to counterparties, which are the main local and international banks considered, in their majority, as Investment Grade by the international rating agencies.

(i)Liquidity risk

Liquidity risk is that in which the Company may encounter difficulties in honoring the obligations associated with its financial liabilities that are settled with cash payments or with another financial asset. The approach to this risk consists of prudential management that guarantees sufficient liquidity to meet its obligations upon maturity, under normal and stress conditions, without causing unacceptable losses or risking damage to the Company's reputation.

As part of the liquidity management process, management prepares business plans and monitors their execution, discussing the positive and negative cash flow risks and assessing the availability of financial resources to support its operations, investments, and refinancing needs.

The table below states the main financial liabilities contracted by maturity:

					2023	2022
	Up to 1 year	Up to 2 years	From 3 to 5 years	Above 5 years	Total	Total
Loans and financing	5,252,175	5,660,658	14,716,070	16,089,102	41,718,005	28,473,070
Suppliers (Note 14)	21,452,338	-	-	-	21,452,338	19,059,514
Lease liabilities from third parties and related parties (1) (Note 15.b)	3,483,761	2,899,494	5,767,771	3,980,640	16,131,666	15,402,520
Derivative financial instruments (Note 27.b)	6,269,699	626,903	1,150,055	191,144	8,237,801	8,452,525
Related parties (1)	2,140,033	160,663	633,267	3,470,788	6,404,751	5,961,712
Other liabilities (2)	91,447	91,447	182,894	-	365,788	426,402
	38,689,453	9,439,165	22,450,057	23,731,674	94,310,349	77,775,743

(1)Except lease liabilities with related parties.

(2)Consideration payable for the acquisition of Raízen Paraguay.

109

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(j)Fair value

The fair value of financial assets and liabilities is the amount for which a financial instrument may be exchanged in a current transaction between willing parties, other than a forced sale or settlement. The fair value of cash and cash equivalents, trade accounts receivable, suppliers, related parties and other short-term obligations approximates the respective carrying amount. The fair value of long-term assets and liabilities does not differ significantly from their carrying amount.

The fair value of loans and financing is obtained by determining the present value of future cash flows of obligations using, for this purpose, interest rate curves (according to contracted indexes). These financial instruments are substantially subject to variable interest rates (Note 16), resulting in a fair value approximates the amounts recorded in the financial statements.

Derivatives measured by valuation techniques with observable market data refer mostly to swaps and forward contracts. The most frequently applied valuation techniques include forwards and swap pricing models, using present value calculation. The models include various inputs, including in connection with the creditworthiness of the counterparties, spot and forward foreign exchange rates, interest rate curves and forward rate curves of the hedged commodity.

The categories of the main consolidated financial instruments are presented as follows:

			2023			2022
Financial assets	Amortized cost	Fair value through profit or loss	Total	Amortized cost	Fair value through profit or loss	Total
Cash and cash equivalents (Note 3)	5,159,881	-	5,159,881	4,182,878	-	4,182,878
Financial investments (Note 3)	-	3,573,515	3,573,515	-	4,051,690	4,051,690
Financial treasury bill (“LFT”)	-	8,751	8,751	-	87,529	87,529
TVM except LFT	167,778	-	167,778	-	-	-
Restricted cash (Note 4.b)	1,212,500	62,110	1,274,610	2,178,744	100,888	2,279,632
Trade accounts receivable (Note 5)	8,920,348	-	8,920,348	6,637,838	-	6,637,838
Derivative financial instruments (Note 27.b)	-	9,279,327	9,279,327	-	7,491,565	7,491,565
Related parties (Note 9)	2,180,484	-	2,180,484	2,085,638	-	2,085,638
Total financial assets	17,640,991	12,923,703	30,564,694	15,085,098	11,731,672	26,816,770

Financial liabilities
Loans and financing (Note 16)	(9,197,289)	(20,257,641)	(29,454,930)	(7,053,700)	(15,221,249)	(22,274,949)
Derivative financial instruments (Note 27.b)	-	(8,237,800)	(8,237,800)	-	(8,452,525)	(8,452,525)
Suppliers (Note 14.a)	(21,452,338)	-	(21,452,338)	(19,059,514)	-	(19,059,514)
Other liabilities	(319,158)	-	(319,158)	(359,478)	-	(359,478)
Related parties (Note 9)	(5,537,457)	-	(5,537,457)	(5,017,700)	-	(5,017,700)
Total financial liabilities	(36,506,242)	(28,495,441)	(65,001,683)	(31,490,392)	(23,673,774)	(55,164,166)

110

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Fair value hierarchy

The Company uses the following hierarchy to determine and disclose the fair value of financial instruments by the valuation techniques:

  Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities;
  Level 2 - other techniques for which all inputs that have a significant effect on the recorded fair value are observable, either directly or indirectly; and
  Level 3: techniques using inputs that have a significant effect on the fair value recorded that are not based on observable market data.

As of March 31, 2023, the hierarchies used in the valuation techniques of the Company's financial instruments are described below:

Financial instruments measured at fair value	Level 1	Level 2	Total
Financial investments (Note 3)	-	3,573,515	3,573,515
LFT (Note 4.a)	-	8,751	8,751
Financial investments - restricted cash (Note 4.b)	-	62,110	62,110
Derivative financial assets (Note 27.b)	5,169,214	4,110,113	9,279,327
Loans and financing (Note 16)	-	(20,257,641)	(20,257,641)
Derivative financial liabilities (Note 27.b)	(5,630,013)	(2,607,787)	(8,237,800)
Total as of March 31, 2023	(460,799)	(15,110,939)	(15,571,738)
Total as of March 31, 2022	(2,350,439)	(9,591,663)	(11,942,102)

During the years ended March 31, 2023, and 2022, there were no transfers between these levels to determine the fair value of financial instruments.
(k)Sensitivity analysis

Raízen adopted three scenarios for its sensitivity analysis, one probable and two (possible and remote) that may have adverse effects on the fair value of its financial instruments. The probable scenario was defined based on the commodities futures market curves for sugar, ethanol, diesel (heating oil), US dollar and other currencies on March 31, 2023, corresponding to the balance of the derivatives’ fair value on that date. Possible and remote adverse scenarios were defined considering adverse impacts of 25% and 50% on product price curves and US dollar, which were calculated based on the probable scenario.

Sensitivity analysis table

(1)Changes in fair value of derivative financial instruments

			Impact on profit or loss (*)
	Risk factors	Probable scenario	Possible scenario +25%	Fair value balance	Remote scenario +50%	Fair value balance
Price risk
Commodity derivatives
Futures contracts:
Purchase and sale commitments	Sugar price increase	(891,471)	(8,934,741)	(9,826,212)	(17,869,482)	(18,760,953)
Purchase and sale commitments	Ethanol price increase	379,535	(1,083,286)	(703,751)	(2,166,572)	(1,787,037)
Purchase and sale commitments	Gasoline price decrease	(12,178)	19,124	6,946	38,248	26,070
Purchase and sale commitments	Heating oil price increase	65,388	(220,936)	(155,548)	(441,872)	(376,484)
Purchase and sale commitments	Energy price decrease	974,127	(902,599)	71,528	(1,805,198)	(831,071)
		515,401	(11,122,438)	(10,607,037)	(22,244,876)	(21,729,475)
111

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

			Continuation
	Risk factors	Probable scenario	Possible scenario +25%	Fair value balance	Remote scenario +50%	Fair value balance
Foreign exchange rate risk
Foreign exchange rate derivatives
Futures contracts:
Purchase and sale commitments	US$/R$ exchange rate increase	956	(39,509)	(38,553)	(79,018)	(78,062)
Forward contracts:
Purchase and sale commitments	US$/R$ exchange rate increase	256,762	(1,709,848)	(1,453,086)	(3,419,696)	(3,162,934)
Purchase and sale commitments	€/US$ exchange rate increase	(10,484)	(428,917)	(439,401)	(857,834)	(868,318)
Purchase and sale commitments	€/R$ exchange rate decrease	(32)	(2,200)	(2,232)	(4,400)	(4,432)
Exchange swaps:
Purchase and sale commitments	€/US$ exchange rate increase	4,344	(287,551)	(283,207)	(575,103)	(570,759)
Locked-in exchange
Purchase and sale commitments	US$/R$ exchange rate decrease	9,783	(2,993,640)	(2,983,857)	(5,987,280)	(5,977,497)
		261,329	(5,461,665)	(5,200,336)	(10,923,331)	(10,662,002)
Interest rate risk
Interest swap:
Purchase and sale commitments	Interest rate decrease	264,795	47,867	312,662	95,735	360,530
		264,795	47,867	312,662	95,735	360,530
Total		1,041,525	(16,536,236)	(15,494,711)	(33,072,472)	(32,030,947)

(*) Projected result considering a horizon of up to 12 months from March 31, 2023.

As of March 31, 2023, the commodity and foreign exchange futures curves used in the sensitivity analysis are described below:

					Scenarios
Risk factors	Index	Position	Probable	Possible	Remote
Sugar price increase	R$/ton	Short	2,289	2,861	3,434
Ethanol price increase	R$/ m³	Short	3,604	4,505	5,406
Gasoline price decrease	R$/ m³	Long	3,264	2,448	1,632
Heating oil price increase	R$/ m³	Short	4,980	6,226	7,471
Energy price decrease	R$/mwh	Long	168	126	84
Exchange rate increase	US$/R$	Short	4.78	5.97	7.17
Exchange rate increase	€/US$	Short	1.05	1.31	1.58
Exchange rate decrease	€/R$	Long	5.67	4.25	2.83
Exchange rate decrease	US$/R$	Long	5.08	3.81	2.54
Interest rate decrease	(%) per year	Long	13.65	10.24	6.82

112

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(2)Foreign exchange exposure, net

The probable scenario considers the position as of March 31, 2023. The effects of the possible and remote scenarios that would be posted to the consolidated statement of income as foreign exchange gains (losses) are described below:

		Effect of exchange rate changes
Net foreign exchange exposure as of March 31, 2023	Asset/liability balances	Possible scenario +25%	Remote scenario +50%	Possible scenario -25%	Remote scenario -50%
Cash and cash equivalents (Note 3)	5,120,361	1,280,090	2,560,181	(1,280,090)	(2,560,181)
Restricted cash (Note 4.b)	1,207,322	301,831	603,661	(301,831)	(603,661)
Foreign trade accounts receivable (Note 5.a)	4,016,404	1,004,101	2,008,202	(1,004,101)	(2,008,202)
Advances to suppliers (Note 14.b)	91,382	22,846	45,691	(22,846)	(45,691)
Related parties (Note 9.a)	(3,012,602)	(753,151)	(1,506,301)	753,151	1,506,301
Advances from clients	(1,546,507)	(386,627)	(773,254)	386,627	773,254
Suppliers (Note 14.a)	(7,540,996)	(1,885,249)	(3,770,498)	1,885,249	3,770,498
Loans and financing (Note 16)	(16,305,127)	(4,076,282)	(8,152,564)	4,076,282	8,152,564
Lease liabilities (Note 15.b)	(374,250)	(93,563)	(187,125)	93,563	187,125
Other liabilities (1)	(319,158)	(79,790)	(159,579)	79,790	159,579
Impact on statement of income for the year		(4,665,794)	(9,331,586)	4,665,794	9,331,586

(1)Consideration payable for the acquisition of Raízen Paraguay.

As of March 31, 2023, the rates used in the mentioned sensitivity analysis were as follows:

R$/US$
Probable, statement of financial position balance	5.08
Possible scenario +25%	6.35
Remote scenario +50%	7.62
Possible scenario -25%	3.81
Remote scenario -50%	2.54

(3)Interest rate sensitivity

As of March 31, 2023, the probable scenario considers the weighted average post-fixed annual interest rate on loans and financing, and for financial investments and securities (except LFT), the CDI and IPCA accumulated over the past 12 months. In both cases, simulations were performed with an increase and decrease of 25% and 50%. The consolidated results of this sensitivity analysis are presented below:

	Interest rate sensitivity
	Possible scenario	Possible scenario +25%	Remote scenario +50%	Possible scenario -25%	Remote scenario -50%
Financial investments (including LFT)	480,974	120,244	240,487	(120,244)	(240,487)
Debentures (securities)	5,532	1,383	2,766	(1,383)	(2,766)
Investment funds (securities)	8,699	1,687	3,374	(1,687)	(3,374)
Restricted financial investments (restricted cash)	8,527	2,132	4,264	(2,132)	(4,264)
Post-fixed loans and financing	(2,133,702)	(533,426)	(1,066,851)	533,426	1,066,851
Additional impact on income for the year	(1,629,970)	(407,980)	(815,960)	407,980	815,960

113

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

As of March 31, 2023, we applied the following rates and assumptions in the sensitivity analysis:

					Scenarios
		Possible	Remote	Possible	Remote
	Probable	25%	50%	-25%	-50%
101% of the accumulated CDI - % per year	13.43%	16.78%	20.14%	10.07%	6.71%
100% of the accumulated CDI + 4% per year	17.82%	21.27%	24.73%	14.36%	10.91%
Accumulated IPCA - % per year	4.65%	5.81%	6.98%	8.14%	9.30%
Weight post-fixed annual interest rate on loans and financing	8.65%	10.81%	12.97%	6.48%	4.32%

(l)Capital management

The Company’s objective when managing its capital structure is to ensure the continuity of its operations and finance investment opportunities, maintaining a healthy credit profile and offering an adequate return to its shareholders.

Raízen has a relationship with the main local and international rating agencies, as shown below:

Agency	Scale	Rating	Outlook	Date
Fitch	National	AAA (bra)	Stable	August/2022
	Global	BBB	Stable	August/2022

Moody's	National	AAA,Br	Stable	September/2022
	Global	Baa3	Stable	February/2023

Standard & Poor's	National	brAAA	Stable	November/2022
	Global	BBB-	Stable	November/2022

Raízen monitors its capital through a combined treasury management of its business, using a leverage ratio represented by net debt divided by equity.

The Company's net debt is calculated as the total of loans and financing with the market, net of cash and cash equivalents, investments and trade notes held as collateral for debt items and derivative financial instruments taken out to hedge the indebtedness.

Financial leverage ratios as of March 31, 2023, and 2022 were calculated as follows:

	2023	2022
Third party capital
Loans and financing (Note 16)	29,454,938	22,274,876
(-) Cash and cash equivalents (Note 3)	(8,733,396)	(8,234,568)
(-) Securities (Note 4.a)	(176,529)	(87,529)
(-) Financial investments linked to financing (Note 4.b)	(1,651)	(67)
(-) National Treasury Certificates – CTN	(34,940)	(31,126)
(-) Foreign exchange and interest rate swaps and other derivatives	(147,303)	(94,207)
	20,361,119	13,827,379
Own capital
Equity
Attributable to Company’s controlling shareholders	22,251,749	21,648,413
Interest of non-controlling shareholders	652,412	610,495
	22,904,161	22,258,908
Total own capital and third parties	43,265,280	36,086,287
Leverage ratio	47.06%	38.32%

114

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

28. Retirement supplementation plan

(a) Pension fund

The Company sponsors the Retirement Plan Raíz, administered by Raizprev – Entidade de Previdência Privada, a closed nonprofit supplementary pension plan entity.

The Entity has administrative, equity and financial autonomy, and its objective is to administer and provide private pension plans, as defined in the Benefit Plan Regulations.

The Company has legal and contractual obligations that could give rise to the need to make additional extraordinary contributions in case of shortfall. In the year ended March 31, 2023, the contribution recognized as an expense totaled R$ 32,141 (R$ 21,314 in 2022).

The subsidiary Raízen Centro-Sul granted its employees a defined contribution private pension plan. Contribution has been suspended since April 1, 2022, and the plan is closed to new participants, which ended on March 24, 2023.

The subsidiary Raízen Centro-Sul’s expense with the private pension plan totaled R$ 742 in the period from August 10 to March 31, 2022. Due to the plan’s characteristics and design, Raízen Centro-Sul does not have any future obligation arising from post-employment or actuarial benefits.

Pension and healthcare plan of subsidiary Raízen Argentina

Raízen Argentina granted pension plans to non-union employees with defined and non-financed benefit. These plans are effective but closed to new participants since the end of 2014. The healthcare coverage of retired employees is an inherited and frozen benefit, whose cost is equally apportioned between the Company and the former employees.

(b)                Profit sharing

The Company recognizes a liability and an expense for profit sharing based on a methodology that considers previously defined goals of employees. The Company recognizes a provision when it is contractually bound or when there is a past practice that has created a constructive obligation.

29.              Insurance

Raízen has an insurance and risk management program that provides coverage and protection compatible with its assets and operation.

The insurance coverage taken out is based on a careful study of risks and losses conducted by local insurance advisors, and the types of insurance taken out are considered sufficient by management to cover claims, if any, considering the nature of the activities of the Company and its subsidiaries, which are described below:

115

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Insurance type	Coverage	Value
Operational risks	Fire, lightning, explosion, among others	2,352,476
General civil liability	Third-party claims	530,200
		2,882,676

30. Business combination

(i) Transactions carried out in the year ended March 31, 2023, and 2022

(a) Acquisition of Raízen Centro-Sul by Raízen

On August 10, 2021, the Company completed the acquisition of all shares issued by Biosev, for an amount of of R$ 4,581,899, paid in cash. The agreement provided for certain possible post-closing price adjustments, according to usual mechanisms in transactions of this nature, which are currently under discussion between the Company and the sellers.

As part of this acquisition transaction, Hédera (former controlling shareholder of Biosev)  exercised the subscription of warrants, and contributed to Raízen of all of its Biosev shares in the amount of R$ 2,423,944, issued at the time of Raízen’s general meeting held on June 1, 2021, becoming the holder of 330,602,900 preferred shares issued by Raízen, representing 3.2% of its capital, which was adjusted to market value for the amount of R$ 76,663, totaling R$ 2,347,281, equivalent to the unit value of R$ 7.10 per share on the acquisition date.

On May 11, 2022, the Company and the sellers signed the settlement agreement and the amendment to the acquisition contract of Raízen Centro-Sul, whereby a price adjustment in favor of Raízen was established in the amount of R$ 78,326, equivalent to US$ 15,000 thousand, which will be received in five annual installments, with final maturity in 2026.

On June 6, 2022, the Company received the first installment of the price adjustment, amounting to R$ 14,386, according to the maturity established in such agreement. Additionally, on February 10, 2023, Hédera Investimentos e Participações S.A. advanced the payment of the remaining balance of the price adjustment due to Raízen, in the amount of R$ 62,774.

On August 9, 2022, the Company concluded the procedures for allocating the purchase price for the acquisition of Raízen Centro-Sul. Accordingly, the consideration for the acquisition of Raízen Centro-Sul totaled R$ 687,385 (preliminary goodwill of R$ 757,487 in 2022).

The final purchase price allocation was as follows:

116

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Accounts	Amount
Cash and cash equivalents	287,400
Restricted cash	16,040
Derivative financial instruments – assets	280,873
Trade accounts receivable	355,026
Inventories	1,379,221
Advances to suppliers	3,015,331
Biological assets	844,329
Recoverable income tax and social contribution	54,379
Recoverable taxes (Note 8)	192,535
Deferred income and social contribution tax assets, net	1,186,205
Judicial deposits	176,632
Investments	9,324
Property, plant, and equipment	3,177,226
Intangible assets	8,844
Right of use	2,936,175
Suppliers	(1,372,940)
Lease liabilities	(3,133,772)
Derivative financial instruments – liabilities	(291,211)
Payroll and related charges payable	(111,726)
Related parties – liabilities, net	(479,676)
Advances from clients	(2,166,964)
Income tax and social contribution payable	(28,325)
Taxes payable	(96,174)
Provision for legal disputes	(363,425)
Other, net	296,366
Consolidated net assets	6,171,693
Consideration transferred prior to the price adjustment	6,929,180
Preliminary goodwill generated on the acquisition as of March 31, 2022	757,487
Goodwill adjustments:
Price adjustment in favor of Raízen	(78,326)
Present value adjustment of the price adjustment	10,913
Allocation of surplus value of property, plant and equipment (Note 12)	(4,074)
Deferred tax on the allocation of surplus value (Note 17.d)	1,385
Total goodwill adjustments (Notes 11.c and 13)	(70,102)
Final goodwill generated on the acquisition of Raízen Centro-Sul	687,385

The valuation techniques used to measure the fair value of property, plant and equipment were as follows:

Assets acquired	Valuation technique
Property, plant, and equipment (1)

Market comparison technique and cost technique: the valuation model considers the market prices quoted for comparable items, when available, and the depreciated replacement cost, when applicable. The depreciated replacement cost reflects adjustments of physical deterioration, as well as the functional and economic obsolescence. In the final allocation, fair value of property, plant, and equipment items on the acquisition date totaled R$ 3,022,727, which represented surplus value of R$ 158,573 (R$ 154,499 in 2022) to be depreciated based on the assets’ useful lives of approximately 14 years.

(1)	In the final allocation of the goodwill, on the mentioned an additional surplus value, deferred tax liabilities were recorded in the amount of R$ 53,915 (R$ 52,530 in 2022).

117

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(b)                Acquisition of Raízen Paraguay’s fuel distribution network in Paraguay by Raízen

On November 1, 2021, the Company acquired a 50% interest in the capital of Raízen Paraguay, a company headquartered in Paraguay.

Pursuant to the shareholders' agreement, signed on the acquisition date, Raízen will have the right to appoint the executive board and the majority of the members of the company’s board of directors, and will also be entitled to a preferential dividend, depending on the financial performance of the business. For these reasons, from the acquisition date Raízen controls the acquiree and consolidates the financial statements of B&R.

On June 23, 2022, the Company and the sellers signed the price adjustment agreement, whereby a price adjustment in favor of Raízen was established in the amount of R$ 12,752, equivalent to US$ 2,255 thousand, deducted from the portion paid by Raízen during the year ended March 31, 2023.

On September 27, 2022, the Company concluded the procedures for allocating the purchase price for the acquisition of Raízen Paraguay. Accordingly, the final goodwill generated on the acquisition of Raízen Paraguay totaled R$ 362,924 (preliminary goodwill of R$ 376,165 in 2022).

The final purchase price allocation was as follows:

Accounts	Amount
Cash and cash equivalents	80,198
Trade accounts receivable	163,564
Inventories	110,407
Advances to suppliers	8,166
Recoverable income tax and social contribution	15,708
Recoverable taxes	3,457
Contract assets	285,291
Property, plant, and equipment	25,409
Intangible assets	60,746
Suppliers	(225,704)
Deferred income tax and social contribution liabilities, net	(72,445)
Payroll and related charges payable	(2,165)
Other, net	(10,213)
Consolidated net assets	442,419
Equity interest of Raízen	50%
Share in consolidated net assets	221,210
Consideration transferred prior to the price adjustment	597,375
Preliminary goodwill generated on the acquisition of Raízen Paraguay as of March 31, 2022	376,165
Goodwill adjustments:
Price adjustment in favor of Raízen	(12,752)
Present value adjustment of the price adjustment	964
Allocation of the surplus value of contract assets and others	(2,201)
Deferred tax on the allocation of surplus value (Note 17.d)	748
Total goodwill adjustments (Notes 11.c and 13)	(13,241)
Final goodwill generated on the acquisition of Raízen Paraguay	362,924

118

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

In the final allocation of the goodwill of Raízen Paraguay, the Company recognized a non-controlling shareholders through the proportional interest (50%), in the additional amount of R$ 1,453, totaling a fair value of R$ 222,663 (preliminary goodwill of R$ 221,210 in 2022).

The valuation techniques used to measure the final fair value of net assets that changed significantly in relation to those mentioned in the annual financial statements as of March 31, 2023, were as follows:

Assets acquired	Valuation techniques
Contract assets (1)

Exclusivity rights/Primas: Multi-Period Excess Earnings Method (“MPEEM”) technique. This model estimates fair value based on discounting the business unit's future cash flow discounts. Cash flows considered revenues from the activities of Primas and their corresponding expenses in the period of 7 years. In the final allocation, the fair value of Primas totaled R$ 285,291, resulting in a surplus value of R$ 227,640 (R$ 225,439 in 2022), to be amortized on a straight-line basis over the referred term.

(1)	In the final allocation of the goodwill, on the mentioned surplus value and loss, deferred tax liabilities were recorded in the amount of R$77,970 (R$ 77,222 in 2022).

(c)                 Acquisition and formation of the Grupo Gera

On January 5, 2022, indirect subsidiary Biobarra Energia Ltda. (“Biobarra”) concluded the acquisition and formation of the Grupo Gera.

On December 28, 2022, the Company concluded the procedures for allocating the purchase price for the acquisition of the Grupo Gera. Accordingly, the final goodwill generated on the acquisition of the Grupo Gera resulted in R$ 63,288 (preliminary goodwill of R$ 163,504 in 2022).

The final purchase price allocation was as follows:

Accounts	Amount
Cash and cash equivalentes	53,493
Trade accounts receivable	8,168
Related parties – assets	3,060
Recoverable income tax and social contribution	438
Recoverable taxes	319
Right of use	4,513
Investments	19,185
Property, plant, and equipment	72,604
Intangible assets	1,470
Suppliers	(6,498)
Related parties – liabilities	(1,865)
Lease liabilities	(6,894)
Income tax and social contribution payable	(272)
Payroll and related charges payable	(43)
Taxes payable	(932)
Deferred income tax and social contribution liabilities, net	(392)
Other, net	(391)
Consolidated net assets	145,963
(-) Interest of non-controlling shareholders	(51,772)
Total consideration	257,695
Preliminary goodwill generated on the acquisition as of March 31, 2022	163,504

119

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

Continuation
Goodwill adjustments:
Price adjustment in favor of the seller (i)	22,490
Surplus value of investments (Note 11.a)	(51,708)
Surplus value of property, plant, and equipment (Note 12)	(9,575)
Surplus value of intangible assets (Note 13)	(124,711)
Deferred taxes on the allocation of surplus value (Note 17.d)	63,288
Total goodwill adjustments (Notes 11.c and 13)	(100,216)
Final goodwill generated on the acquisition and formation of the Grupo Gera	63,288

(i)                   Price adjustments recorded in the fiscal year according to the conditions stipulated in the contract.

The valuation techniques used to measure the final fair value of the net assets acquired were as follows:

Assets acquired (1)	Valuation techniques
Investments

Allocation of goodwill to the following assets, over which the Company does not have control: (i) operating authorization (valid until 2052): (ii) intellectual property (useful life of 10 years); and (iii) remaining goodwill.

Property, plant, and equipment	Market comparison technique: the valuation model considers the market prices quoted for comparable items, when available.
Intangible assets

Operating authorization: Income approach. The enterprise value (EV) of each cash-generating plant on the Transaction date is adjusted by the surplus value of property, plant and equipment. Then, the carrying amount of each cash-generating plan is deducted, resulting in the fair value adjustment. The operating authorization is valid until 2052, to be amortized on a straight-line basis over the referred to period.

(1)	In the final allocation of the goodwill, on the mentioned surplus value and loss, deferred tax liabilities were recorded in the amount of R$ 63,288.

(d)                Acquisition of SBPL's lubricants business by Blueway

Since 2011, the Company has acted as a marketing agent for Shell brand lubricants, based on the contract signed between Raízen and Shell, which had a term of 10 (ten) years.

With maturity of this intermediation agreement on June 7, 2021, Raízen and Shell negotiated an extension of the scope of the relationship held until then, with acquisition of 100% interest in SBPL by Raízen.

On May 1, 2022, the acquisition of the business was concluded, through the subsidiary Blueway, in the amount of R$ 750,000 (base price), and a amount, in the transaction closing date, of R$ 726,451.

The agreement provides other price adjustments, according to usual mechanisms for this type of transactions. During the year ended March 31, 2023, the Company and the sellers concluded discussions on price adjustments, resulting in an amount of R$ 5,345 in favor of SBPL, fully paid up by Blueway on September 19, 2022.

120

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

The lubricant business is now part of Raízen's portfolio, which includes the lubricant plant located in Ilha do Governador (Rio de Janeiro), the base oil terminal in Campos Elíseos, Duque de Caxias (Rio de Janeiro), the Shell Marine division of lubricants and the business of supply and distribution of Shell lubricants in Brazil.

This acquisition will allow Raízen the opportunity of increasing its supply of premium products to more than fifty thousand industrial and commercial clients and more than fifty million customers to whom it provides services in its network every year.

The Company identified the initial assets acquired and liabilities assumed, as well as the classification of such assets, based on the economic, political, and operational conditions of Neolubes, existing on the acquisition date.

The preliminary gain in bargain purchase determined by the Company on the acquisition of Neolubes was R$ 266,593, which was recognized in income for the year ended March 31, 2023, under “Other operating revenue (expenses), net”, for which a deferred tax liability was recognized in the amount of R$ 90,641, included in “Provisions and other temporary differences” (Note 17.d).

The net assets acquired, and preliminary gain on bargain purchase are detailed as follows:

Accounts	Amount
Cash and cash equivalents	1,505
Trade accounts receivable (i)	517,244
Inventories	408,684
Contract assets (Note 10)	10,076
Related parties, net	144,818
Recoverable taxes (Note 8)	14,873
Deferred income tax and social contribution – asset, net (Note 17)	12,203
Right of use (Note 15.a)	512
Property, plant, and equipment (Note 12)	141,172
Intangible assets (Note 13)	35,062
Lease liabilities (Note 15.b)	(512)
Suppliers	(87,490)
Taxes payable	(41,658)
Payroll and related charges payable	(8,938)
Other liabilities, net	(149,162)
Net assets of Neolubes	998,389
Consideration paid	750,000
(-) Price adjustment in favor of Raízen	(23,549)
726,451
(+) Price adjustment in favor of SBPL	5,345
Consideration paid in cash	731,796
Preliminary bargain purchase gain from Neolubes (Note 25)	(266,593)

(i)	Neolubes’ accounts receivable balance, on the acquisition date, is composed of gross contractual amounts due of R$ 519,736, of which R$ 2,492 was estimated to be non-recoverable on the acquisition date.

121

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

The valuation techniques used to measure the final fair value of the net assets acquired were as follows:

Assets acquired (1)	Valuation techniques
Intangible assets

Contracts with customers and other contractual relationships: Multi-period excess earning method (“MEEM”) technique this model estimates fair value based on discounting the business unit's future cash flows. Cash flows considered, substantially, future revenue linked to existing contracts with customers. In the preliminary allocation, the fair value of contracts with customers and other contractual relationships totaled R$ 35,062, fully recognized as added value to be amortized on a straight-line basis over an average period of approximately 6 years.

(1)       A deferred tax liability was recorded on said capital gains, in the amount of R$ 11,921.

Other assets acquired and liabilities assumed were analyzed and the respective accounting balances reflect the respective fair values.

Neolubes’ net operating revenue and net income for the period from May 1 to March 31, 2023, considered from the acquisition date, amounted to R$ 2,399,963 and R$ 38,105, respectively. If the consolidation of subsidiary Neolubes had taken place since April 1, 2022, the consolidated income statement for the year ended March 31, 2023, would present consolidated net revenue of R$ 246,053,710 and consolidated net income of R$ 2,505,409.

These effects are preliminary, since on the date of the disclosure of these annual financial statements, the review process for the issuance of the report for allocation of the purchase price is still in progress, substantially related to the inspection of the fixed assets acquired and other analyses, and within the measurement period, as provided by IFRS 3.

(e)                Acquisition of Payly

On October 17, 2022, the Company issued a press release informing its shareholders and the market the creation of Raízen’s Financial Services Unit (“Unit”), through the acquisition of Payly, a company controlled by its shareholder Cosan.

The acquisition of Payly and the creation of this Unit will allow: (i) the offering of convenience and loyalty to end customer and partners, through commercial channels and platforms; (ii) proprietary data intelligence; and (iii) factoring and raising of funds from third parties, adding value to the Company’s business chain.

On November 24, 2022, Brazil’s Antitrust Agency (CADE) granted the definitive approval, without restrictions, of the application to conduct joint operations referring to the transaction between Raízen and the shareholder Cosan, after a period of 15 days from its publication in the Federal Gazette, on November 7, 2022.

The acquisition was subject to the fulfillment of other conditions precedent usual for this type of transaction, which were fully concluded on December 1, 2022.

On December 1, 2022, Raízen paid in cash to Cosan R$ 87,200 for the acquisition of 100% of its interest in Payly, free of any debt.

122

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

The preliminary fair value of assets acquired, and liabilities assumed on the acquisition date is presented below. These effects are preliminary since at the date of this disclosure the purchase price allocation procedures are still in progress.

The difference between the amount paid and the net assets at fair value resulted in the recognition of a preliminary goodwill due to expected future profitability. The goodwill allocation will be finalized after completion of the purchase price allocation procedures.

Accounts	Amount
Cash and cash equivalents	54,416
Securities	8,451
Recoverable taxes (Note 8)	897
Property, plant and equipment (Note 12)	1,413
Intangible assets (Note 13)	7,709
Obligations with digital portfolio	(60,456)
Other liabilities, net	(974)
Consolidated net assets of Payly	11,456
Consideration paid in cash	87,200
Preliminary goodwill generated in the acquisition of Payly	75,744

Other assets acquired and liabilities assumed were analyzed and the respective accounting balances reflect the respective fair values.

The expected goodwill (after completion of the final purchase price allocation) is attributable to supply synergies and the profitability of the acquired business. Goodwill recognized is not expected to be deductible for income tax.

Payly’s net operating revenue and loss for the period from December 1 to March 31, 2023, starting from the acquisition date, were R$ 1,060 and R$ 11,610, respectively. If the consolidation of the subsidiary had occurred since April 1, 2022, there would be no material change in revenue and consolidated results for the year ended March 31, 2023, since they do not show material revenues and results.

These effects are preliminary, since on the date of the disclosure of these annual financial statements, the review process for the issuance of the report for allocation of the purchase price is still in progress, substantially related to the inspection of the fixed assets acquired and other analyses, and within the measurement period, as provided by IFRS 3.

(ii)                Acquisitions completed in the year ended March 31, 2021

(a)                RZ Agrícola Caarapó Ltda.

On October 25, 2019, RESA entered into a share purchase and sale agreement with Nova América Agrícola Ltda., which provides for the terms and conditions for the acquisition of shares of RZ Agrícola Caarapó Ltda. (“RZ Agrícola Caarapó”) held by Nova América Agrícola Ltda. (100% of the capital) for R$ 162,434.

123

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

The difference between the amount paid and the net assets at fair value resulted in the recognition of a bargain purchase gain, recognized in the combined consolidated statement of income for the year ended March 31, 2021, under Other operating revenue (expenses), net.

Movement	Amount
Consolidated net assets	364,019
Consideration before the price adjustment	162,434
Preliminary bargain purchase gain on the acquisition as of March 31, 2020	(201,585)
Movement of bargain purchase gain:
Advances to suppliers	7,092
Property, plant and equipment	4,355
Reduction of bargain purchase gain (Note 25)	11,447
Final bargain purchase gain	190,138

The valuation techniques used to measure the fair value of property, plant and equipment were as follows:

Assets acquired	Valuation technique
Property, plant, and equipment

Market comparison technique and cost technique: the valuation model considers the market prices quoted for similar items, when available, and the depreciated replacement cost, when applicable. The depreciated replacement cost reflects adjustments of physical deterioration, as well as the functional and economic obsolescence. The fair value of property, plant and equipment items on the acquisition date totaled approximately R$ 314 million, which represented an adjustment of approximately R$ 29 million.

Other assets acquired and liabilities assumed were analyzed and the respective accounting balances reflect the respective fair values.

124

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

31. Cash flow supplementary information

(a) Reconciliation of changes in equity with cash flows from financing activities ("FCF")

(Assets) / Liabilities	Financial investments linked to financing	Lease liabilities	Loans and financing (2)	Related parties (1)	Dividends and interest on own capital payable	Total
As of March 31, 2022	(67)	10,424,704	22,243,823	1,451,977	269,662	34,390,099
Transactions with impact on FCF
Loans and financing taken out, net expenses	-	-	19,756,495	-	-	19,756,495
Amortizations of principal	-	-	(13,822,024)	-	-	(13,822,024)
Payments of interest	-	-	(1,620,252)	-	-	(1,620,252)
Amortizations of lease liabilities	-	(2,737,691)	-	(281,622)	-	(3,019,313)
Payments of dividends and interest on own capital	-	-	-	-	(2,437,316)	(2,437,316)
Applications (redemptions), net	(1,487)	-	-	-	-	(1,487)
Asset management and others	-	-	-	(3,658)	-	(3,658)
	(1,487)	(2,737,691)	4,314,219	(285,280)	(2,437,316)	(1,147,555)
Other movements that do not affect the FCF
Business combination	-	512	-	-		512
Interest, monetary and exchange variations, net	(97)	979,002	3,445,122	106,049	-	4,530,076
Change in financial instruments fair value (Note 26)	-	-	(625,041)	-	-	(625,041)
Dividends and interest on own capital	-	-	-	-	2,322,194	2,322,194
Transfers	-	(132,667)	-	-	-	(132,667)
Addition, write-off and remeasurement	-	2,259,328	-	132,057	-	2,391,385
Foreign currency conversion effect and others	-	21,321	41,867	11,157	(363)	73,982
	(97)	3,127,496	2,861,948	249,263	2,321,831	8,560,441
As of March 31, 2023	(1,651)	10,814,509	29,419,990	1,415,960	154,177	41,802,985

(Assets) / Liabilities	Financial investments linked to financing	Lease liabilities	Loans and financing (2)	Related parties (1)	Dividends and interest on own capital payable	Total
As of March 31, 2021	(39)	5,075,194	24,420,267	1,108,640	208,178	30,812,240
Transactions with impact on FCF
Loans and financing taken out, net expenses	-	-	7,257,482	-	-	7,257,482
Amortizations of principal	-	-	(6,803,451)	-	-	(6,803,451)
Payments of interest	-	-	(775,042)	-	-	(775,042)
Amortizations of lease liabilities	-	(2,512,155)	-	(240,030)	-	(2,752,185)
Payments of dividends and interest on own capital	-	-	-	-	(2,741,001)	(2,741,001)
Redemption of preferred shares	1,009	-	-	-	-	1,009
Asset management and others	-	-	-	(2,402)	-	(2,402)
	1,009	(2,512,155)	(321,011)	(242,432)	(2,741,001)	(5,815,590)
Other movements that do not affect the FCF
Business combination	-	3,140,666	-	-		3,140,666
Interest, monetary and exchange variations, net	(1,009)	722,465	(1,051,841)	101,473	-	(228,912)
Change in financial instruments fair value	-	-	(582,191)	-	-	(582,191)
Dividends and interest on own capital	-	-	-	(2,220)	2,803,305	2,801,085
Addition, write-off and remeasurement	-	4,061,659	-	481,465	-	4,543,124
Foreign currency conversion effect and others	(28)	(63,125)	(221,401)	5,051	(820)	(280,323)
	(1,037)	7,861,665	(1,855,433)	585,769	2,802,485	9,393,449
As of March 31, 2022	(67)	10,424,704	22,243,823	1,451,977	269,662	34,390,099

125

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(Assets) / Liabilities	Financial investments linked to financing	Lease liabilities	Loans and financing (2)	Related parties (1)	Dividends and interest on own capital payable	Total
As of March 31, 2020	(50,460)	4,411,784	25,029,911	916,848	95,542	30,403,625
Transactions with impact on FCF
Loans and financing taken out, net expenses	-	-	3,584,510	-	-	3,584,510
Amortizations of principal	-	-	(5,897,175)	-	-	(5,897,175)
Payments of interest	-	-	(854,601)	-	-	(854,601)
Amortizations of lease liabilities	-	(1,388,175)	-	(171,358)	-	(1,559,533)
Payments of dividends and interest on own capital	-	-	-	-	(47,979)	(47,979)
Redemption of preferred shares	51,974	-	-	-	-	51,974
Asset management and others	-	-	-	4,259	-	4,259
	51,974	(1,388,175)	(3,167,266)	(167,099)	(47,979)	(4,718,545)
Other movements that do not affect the FCF
Interest, monetary and exchange variations, net	(1,823)	372,469	2,514,602	67,706	-	2,952,954
Change in financial instruments fair value	-	-	(63,163)	-	-	(63,163)
Dividends and interest on own capital	-	-	-	(1,525)	182,690	181,165
Addition, write-off and remeasurement	-	1,638,582	-	296,805	-	1,935,387
Foreign currency conversion effect and others	270	40,534	106,183	(4,095)	(22,075)	120,817
	(1,553)	2,051,585	2,557,622	358,891	160,615	5,127,160
As of March 31, 2021	(39)	5,075,194	24,420,267	1,108,640	208,178	30,812,240

(1)	Mainly composed of asset management and financial operations balances, see Note 9.a.

(2)	This is presented net of the CTN.

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RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

(b) Non-cash investing transactions

	2023	2022	2021
Consideration payable for the acquisition of Raízen Paraguay	(319,158)	-	-
Installments receivable for the sale of participation and training of a joint venture	-	87,024	113,206
Depreciation of agricultural area assets capitalized as biological assets (Note 7)	(33,655)	(30,527)	(28,791)
Depreciation of agricultural area assets capitalized as property, plant and equipment (Note 12)	(95,956)	(120,817)	(83,412)
Capital contributions to be made in associates (Note 9.a)	-	(8,165)	-
Additions to property, plant and equipment and intangible assets	(82,337)	(1,722,993)	-
Interest capitalized as property, plant and equipment (Note 26)	(74,233)	82,113	(54,819)
Right of use	(2,437,068)	(4,580,559)	(2,034,050)
Others	(3,668)	(10,542)	(23,579)
	(3,046,075)	(6,304,466)	(2,111,445)

32. Subsequent events

a)             Loans and financing

From April to June of 2023, the subsidiary RESA raised loans and financing, in the amount of R$ 5,173,413, which R$ 4,443,053 with maturity in March of 2024 and R$ 730,360 in May of 2029. Such funding is in line with the Company`s financing strategies.

*  *  *

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